As filed with the Securities and Exchange Commission on November 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Vincera, Inc.

(Name of small business issuer in its charter)

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Delaware	7372	74-2912383
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

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611 South Congress Avenue, Suite 350

Austin, Texas  78704

(512) 443-8749

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

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David R. Malmstedt
President and Chief Executive Officer
Vincera, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas  78704

(512) 443-8749

(Name, Address and Telephone Number of Agent for Service)
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Copies to:

David A. Wood, Esq. David Allen Wood, P.C. 12770 Coit Road, Suite 1100 Dallas, Texas 75251 Telephone: (972) 458-0300 Facsimile: (972) 458-0301	Carmelo M. Gordian Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, Texas 78701 Telephone: (512) 320-9200 Facsimile: (512) 320-9292

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Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	23,159,723 (1)	$0.36	$8,337,500	$1,056.36
Common Stock for Placement Agent Compensation	231,598	$0.36	$83,375	10.56
Common Stock issuable upon exercise of warrants	2,590,846	$0.594	$1,121,234(3)	142.06
Common Stock issuable upon conversion of promissory notes	2,634,983	$0.36	$984,594	120.19
TOTAL	28,617,150(1)		$10,490,702 (1)	$1,329.17

(1)

Includes 3,020,834 shares as to which the Registrant has granted the Placement Agent an option to cover over-allotments.   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2)

Estimated pursuant to Rule 457(o) under the Securities Act, solely for the purpose of calculating the registration fee, based on the maximum proposed offering price.

(3)

Estimated based on the exercise price of (i) 1,621,181 warrants at $0.36 per share; (ii) 408,217 warrants at $0.50 per share, and (iii) 561,448 warrants at a weighted average exercise price of $0.594 per share, in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion) Dated November 22, 2004

COMMON STOCK

Vincera, Inc. is offering 20,138,889 shares of common stock and the selling stockholders are offering 5,142,528 shares of common stock, including up to 2,306,156 shares of common stock issuable upon the exercise of common stock purchase warrants, up to 2,634,983 shares of common stock issuable upon conversion of our outstanding convertible promissory notes and up to 201,389 shares of common stock issuable to the placement agent upon the closing of this offering.  The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock they are offering. We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares by the selling stockholders.

This is our initial public offering and no public market currently exists for our shares.  There can be no assurance that an active and liquid trading market for our common stock will develop or that purchasers will be able to sell their shares at or above the offering price. The initial public offering price for the shares we are offering is $0.36 per share.

Vincera expects to list its common stock on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol "VNCR."  Although there can be no assurance that Vincera will satisfy the criteria for listing on the OTCBB, Vincera expects to meet these criteria.

For information on how to subscribe, call the placement agent at (512) 225-8000 and ask for an investment representative.  Sale of common stock will only be made in connection with this prospectus.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

We expect that the shares will be delivered to purchasers on or about the third business day after the closing.

	Price to Public	Placement Agent Commission	Proceeds to Company (1)
Per Share	$0.36	$0.0252	$0.3348
Total Minimum Offering	$3,500,000	$245,000	$3,255,000
Total Maximum Offering	$7,250,000	$507,500	$6,742,500

(1)

Before deducting expenses of the offering estimated at $163,000, which consists of estimated costs to Vincera in connection with this offering. Fifth Street has been paid a financial advisory fee of $75,000 and upon closing of the offering will be paid a cash fee equal to 7.0% of the aggregate purchase price of the common stock sold in the offering.  The maximum placement agent cash fees and commissions to be received by Fifth Street and any selected dealers will be $507,500.  The placement agent will also receive a 1% commission payable in shares of common stock and a 11% commission in warrants to purchase shares of common stock.  See “Plan of Distribution.”

Vincera has engaged Fifth Street Capital, LLC as its exclusive placement agent to sell the shares of common stock offered by us in this offering, on a “best efforts, all-or-none  basis,” for a minimum of 9,722,223 shares of common stock for minimum proceeds of $3,500,000.  We engaged Fifth Street to sell an additional 10,416,666 shares of common stock on a “best efforts” basis.  Subscription funds will be placed in an interest-bearing escrow account with Compass Bank. Once the minimum 9,722,223 shares are sold, we intend to close on that minimum amount and continue to sell the remainder of the common stock until the expiration of this offering. We reserve the right to withdraw this offer and close the offering prior to [date 180 days after effectiveness], upon the sale of the minimum amount of the shares of common stock.  If 9,722,223 shares of common stock have not been sold by the termination of this offering, all funds received from subscribers will be promptly refunded with interest.

Vincera has granted to the placement agent the right to purchase up to an additional 3,020,834 shares from Vincera at the initial public offering price less the placement agent discount to cover over-allotments.

Fifth Street Capital, LLC

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TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

THE OFFERING

3

SELECTED FINANCIAL INFORMATION

5

RISK FACTORS

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

25

USE OF PROCEEDS

26

DETERMINATION OF OFFERING PRICE

27

DILUTION

27

DIVIDEND POLICY AND MARKET DATA

28

CAPITALIZATION

29

BUSINESS

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

35

RESULTS OF OPERATIONS

39

MANAGEMENT

43

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

49

PRINCIPAL STOCKHOLDERS

51

SELLING STOCKHOLDERS

53

DESCRIPTION OF SECURITIES

57

SHARES ELIGIBLE FOR FUTURE SALE

62

PLAN OF DISTRIBUTION

64

LEGAL MATTERS

67

EXPERTS

67

WHERE YOU CAN FIND MORE INFORMATION

67

FINANCIAL STATEMENTS

F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery of this prospectus or of any sale of shares. Except where the context requires otherwise, in this prospectus, the “Company,” “Vincera,” “we,” “us” and “our” refer to Vincera, Inc., a Delaware corporation, and its subsidiary Vincera Software, Inc., a Delaware corporation.  References to “Old Vincera” mean Vincera Software, Inc., which we acquired in August 2004.

We have not undertaken any efforts to qualify this offering for offers to individual investors in any jurisdiction outside the U.S.; therefore, individual investors located outside the U.S. should not expect to be eligible to participate in this offering.

Until ____________, 2005 (90 days from the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors.”

Vincera, Inc.

We were founded in 1999 as MoveMoney.com, Inc., a Texas corporation, to develop a comprehensive e-authentication and e-payment platform applicable to the business-to-business, business-to-consumer and consumer-to-consumer markets. We were reincorporated in Delaware in 2000, as MoveMoney, Inc.  We made the strategic decision in early 2001 to refine our product offering to focus on piracy management software and, at that time, we changed our name to Smarte Solutions, Inc.  In August 2004, we acquired Vincera Software, Inc. and changed our name to Vincera, Inc.  This acquisition allowed us to add another dimension to our piracy management products, and evolve to become a provider of user activity management software.

Our User Activity Management, or UAM, Platform provides the foundation upon which our software applications for intelligence and control are based.  Our intelligence applications generate information about user activities that can be used by our customers to increase sales and customer satisfaction, and to assess compliance with licensing terms.  Our control applications determine who has access to products and features, and at what time and how often they have access to these products and features.  Our control applications are designed to ensure fair use of software applications and content in compliance with licensing terms.

Our products allow our customers to quickly gather information relating to the needs of their individual customers and prospects.   This information is a tool our customers can use to maximize revenues and customer satisfaction.  For example, a company’s resources are best used to generate revenues by targeting the prospects most interested and likely to buy, as well as those customers who need additional services.  In addition, information, support and training are most needed by those customers having the greatest difficulty using a company’s products.  We believe our products can provide our customers with these types of critical information on a very timely basis.

Today, the ability to consistently monitor and understand software and content user activities, coordinate the gathering of this information from disparate sources, convert the data into meaningful information, identify “at risk” behaviors, and analyze the information for specific revenue-generating opportunities has required sophistication beyond what is available to most organizations.  Intelligence about actual user behavior, or activity intelligence, has been difficult to collect and is therefore often neglected in decision-making.  However, using our products, user activities can be tracked and controlled through the digital medium enabled by the products that many companies already have – intellectual property, content, software and corporate web sites.

The evolution of digital content development and distribution continues to increase the number of potential markets for our products. Two examples are the license management needs and the increased demand for electronic delivery of software and digital content. The widespread availability of high bandwidth Internet connections has made electronic delivery a viable delivery channel for software and digital content. Electronic delivery not only reduces packaging and distribution costs for the providers, but also creates a more convenient medium for customers to purchase software and digital content.

The escalation of the number and type of software applications and Internet business uses mandates that companies customize their licensing and usage models to fit a large number of licensing usage arrangements. Some of these new agreements include licensing based on the number of named users, licensing per developer, per CPU, per server, per usage, location or company. These new licensing structures also allow for flexible pricing models and profitability maximization through segmenting of the consumer population. This evolution should create opportunities for our UAM products as our customers look for ways to capitalize on each licensing and usage arrangement.

We believe that in order for a provider of UAM products to differentiate itself from its competitors, it must provide an offering that not only enhances revenue and performance, but provides protection, usage reporting and analysis across a wide variety of sources.

Vincera® is a registered trademark of Vincera.  Other trademarks used herein are the property of their respective owners.

Corporate Information

We were founded in 1999 as MoveMoney.com, Inc., a Texas corporation. We were reincorporated in Delaware in 2000, as MoveMoney, Inc.  In early 2001, we changed our name to Smarte Solutions, Inc.  In August 2004, we acquired Vincera Software, Inc. and changed our name to Vincera, Inc.

Our executive offices are located at 611 South Congress Avenue, Suite 350, Austin, Texas 78704.  Our telephone number is (512) 443-8749.  Our web site address is www.vincera.com.  The information on our web site is not part of this prospectus.

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All references in this prospectus to the “Company,” “Vincera,” “we,” “us” and “ours” are intended to mean Vincera, Inc. and its subsidiary, Vincera Software, Inc.  References to “Old Vincera” are to Vincera Software, Inc. which we acquired in August 2004.

THE OFFERING

We are offering the shares of our common stock through our placement agent, Fifth Street Capital, LLC, on a best efforts basis.  Pending receipt of a minimum of 9,722,223 shares, all subscriptions will be held in escrow at Compass Bank, Austin, Texas.  If the minimum is not obtained within 180 days following the effective date hereof (on or before _____________, 2005), unless extended by up to 60 days upon the agreement of Vincera and Fifth Street Capital, all subscriptions will be returned, together with any interest earned.  Subscriptions may be withdrawn at any time before the minimum offering is obtained.  Once the minimum is reached, the escrow will terminate and all escrowed funds and all future subscriptions received will be paid to Vincera to be used for the purposes described in this prospectus.

More information about the offering by Vincera may be obtained from the placement agent, Fifth Street Capital, LLC at (512) 225-8000.

The selling stockholders are offering up to a maximum of 5,142,528 shares, including shares issuable upon the exercise of warrants or the conversion of promissory notes and shares issued to the placement agent, at prices to be determined from time to time. We will not receive any of the proceeds from sales of shares by these selling stockholders, although we would receive approximately $1,001,609 if the selling stockholders exercise all of their warrants.

We intend to have our common stock traded on the Over-the-Counter Bulletin Board market under the symbol VNCR.  For a discussion of the factors considered in determining the price to the public in the offering, see “Determination of Offering Price.”

Common Stock Offered by Vincera	Minimum 9,722,223 shares Maximum 20,138,889 shares
Common Stock Offered by Selling Stockholders

5,142,528 shares, including 2,306,156 shares underlying warrants, 2,634,983 shares issuable on conversion of promissory notes, and 201,389 shares issued to the placement agent (assuming the maximum number of shares are sold in this offering)

Offering Price Per Share sold by Vincera	$0.36
Common Stock to be Outstanding After the Offering	Minimum 45,900,167 shares Maximum 56,420,999 shares
Additional Shares Issuable Upon the Exercise of Derivative Securities	5,085,334 shares issuable upon exercise of stock options 340,181 shares issuable upon exercise of bridge warrants Placement agent warrants: Minimum: 984,283 Maximum: 1,965,975
Estimated Net Proceeds	Minimum $3,255,000 Maximum $6,742,500
Offering Period

First Closing upon obtaining minimum subscription amount: Not later than 180 days after effective date, unless extended for an additional 60 days

Final Closing:  Not later than 180 days after effective date, unless extended for an additional 60 days

Control by Management

Before the offering, Vincera’s executive officers and directors controlled approximately 32% of the voting stock.  Upon closing of the minimum offering, management’s control would be reduced to approximately 25%.  Upon closing the maximum offering, assuming management does not purchase any shares in the offering, the percentage of shares owned by management would be reduced to approximately 20%.

Repayment of Indebtedness

We intend to use approximately $2,720,000 of the proceeds of this offering for the repayment of existing indebtedness, including $181,000 for repayment of existing indebtedness to our officers, directors and employees, who were employees of Old Vincera.

Use of Proceeds (net of sales commissions and offering expenses)

We intend to use the net proceeds for repayment of debt, working capital and other general corporate purposes, including sales and marketing, engineering and research and development, capital expenditures,  and possible acquisitions.  See “Use of Proceeds.”

We will not receive any proceeds from the sale of the common stock by the selling stockholders.  We will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants (approximately $1,001,609 if all warrants are exercised).  We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Assumptions that Apply to this Prospectus

This offering is for a minimum of 9,722,223 shares and a maximum of 20,138,889 shares.  Unless we state otherwise, the information in this prospectus assumes that we will sell the maximum number of shares, 20,138,889.

In the event we sell the maximum number of shares in the offering, the placement agent has a 30-day option following the closing of the maximum number of shares to purchase up to an additional 3,020,833 shares from us to cover over-allotments.  Unless we state otherwise, the information in this prospectus assumes that the placement agent will not exercise the over-allotment option.

Except where we state otherwise, the information we present in this prospectus:

•

all financial information for the period ended September 30, 2004 are unaudited;

•

reflects the conversion of 9,398,541 shares of our Series A preferred stock into 9,398,541 shares of common stock upon the closing of this offering;

•

reflects the conversion of all outstanding convertible promissory notes into 2,634,983 shares of common stock upon the closing of this offering;

•

excludes 1,324,464 shares (assuming the minimum number of shares are sold in this offering) and 2,306,156 shares (assuming the maximum number of shares are sold in this offering) of common stock issuable upon exercise of outstanding warrants after this offering with a weighted average exercise price of approximately $0.44 per share;

•

assumes the expiration of warrants to purchase 2,154,028 shares of Series A preferred stock at an exercise price of $0.50 per share, upon completion of this offering;

•

excludes 5,085,334 shares of common stock issuable upon the exercise of options outstanding at November 22, 2004, at a weighted average exercise price of $0.04 per share; and

•

excludes 4,672,499 shares of common stock available for future issuance under our stock option plans at November 22, 2004.

SELECTED FINANCIAL INFORMATION

The following table summarizes financial data regarding our business and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

The following table presents the unaudited pro forma combined results of operations of the Company with Old Vincera for the nine months ended September 30, 2004 and for the year ended December 31, 2003 after giving effect to certain pro forma adjustments.  These unaudited pro forma results are not necessarily indicative of the actual consolidated results of operations had the acquisition actually occurred on January 1, 2004 and 2003 or of the future results of operations of the consolidated entities.

•

“Actual” means Vincera, Inc., only;

•

“Pro forma combined” means the companies, Vincera, Inc. and Old Vincera on a pro forma combined basis to reflect the acquisition of Old Vincera as if such acquisition had occurred on January 1, 2004, and January 1, 2003;

•

Actual basic and diluted net loss per common share excludes from the computation shares attributable to the exercise of outstanding options and warrants.  The number of shares are 6,664,481 and 7,451,509 for the nine months ended September 30, 2004 and December 31, 2003, respectively.  These are excluded because the effect would be antidilutive;

•

Pro forma basic net loss per share includes common stock shares for the acquisition of Old Vincera as though the shares were outstanding for the entire period ending September 30, 2004, and the entire year ending December 31, 2003.

	Nine Months Ended September 30, (unaudited)		Year Ended December 31,
	Pro forma combined	Actual	Pro forma combined	Actual
	2004	2004	2003	2003
Statements of Operations Data:
Revenues	$ 223,489	$ 68,135	$ 400,004	$ 340,312
Operating (loss)	(1,953,068)	(1,705,561)	(3,933,394)	(2,649,870)
Net (loss)	(1,960,045)	(1,705,267)	(3,616,247)	(2,647,491)
Basic (loss) per common share	($ 0.07)	($ 0.17)	($ 0.17)	($ 0.53)
Shares used in calculating Basic and diluted net loss per share	26,599,785	9,918,663	21,655,738	4,974,616

The following table contains selected balance sheet information:

•

on an actual basis at September 30, 2004, which includes the acquisition of Old Vincera completed on August 23, 2004;

•

on a pro forma basis to reflect the conversion of all outstanding shares of convertible preferred stock (other than 524,521 shares of Series A preferred stock) into 9,398,541 shares of common stock and the conversion of all principal and interest owed at December 31, 2004 under our convertible promissory notes into 2,634,983 shares of common stock, less offering costs and commissions, both upon the consummation of this offering;

•

on a pro forma as adjusted basis at September 30, 2004 to additionally reflect estimated net proceeds from the sale of 9,722,223 shares of common stock (the minimum offering) offered hereby at an assumed initial public offering price of $0.36 per share; and

•

on a pro forma as adjusted basis at September 30, 2004 to additionally reflect estimated net proceeds from the sale of 20,138,339 shares of common stock (the maximum offering) offered hereby at an assumed initial public offering price of $0.36 per share.

	September 30, 2004
	Actual	Pro forma- Minimum as adjusted	Pro forma – Maximum as adjusted
Balance Sheet Data:
Total assets	$ 2,625,155	$ 3,221,642	$ 6,709,142
Intangibles	1,073,016	1,073,016	1,073,016
Current liabilities, net	3,790,058	198,162	198,162
Total liabilities	3,790,058	198,162	198,162
Stockholders’ equity/(deficit)	(1,164,903)	3,023,480	6,514,813
Total liabilities and stockholder’s equity	$ 2,625,155	$ 2,982,695	$ 6,470,195

See “Financial Statements” and related notes beginning on Page F-1.

RISK FACTORS

An investment in Vincera involves significant risks. You should carefully consider each of the following risk factors and all of the other information in this prospectus.  If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially and adversely affected. If that happens, the trading price of our Shares could decline significantly. The risk factors below contain forward-looking statements regarding our company.  Actual results could differ materially from those set forth in the forward-looking statements.

Company Risks

The auditors’ report contains a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern.

Our independent certified public accountants have stated in their report included elsewhere in this prospectus that we have incurred losses from operations and have limited working capital that raise substantial doubt about our ability to continue as a going concern. We hope to continue to fund operations through additional debt and equity financing arrangements that we believe may be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2004.  The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

We have incurred significant losses and anticipate losses in the future.

We have incurred operating losses since our inception, including net losses of $1.7 million and $2.6 million for the years ended December 31, 2002 and 2003, respectively, and $1.7 million for the nine months ended September 30, 2004, and expect to continue to incur losses for the foreseeable future.  As of September 30, 2004, we had an accumulated deficit of $8.0 million.  To date, we have funded our operations principally through the sale of our stock and promissory notes, as well as our revenues.  We anticipate that our operating expenses will increase substantially in the foreseeable future as we increase our sales and marketing activities, and continue to develop our technology, products and services.  We will need to generate significant revenues to achieve profitability, and we cannot assure you that we will ever realize revenues at such levels.  We also expect to incur product development, sales and marketing and administrative expenses significantly in excess of our revenues after costs, and, as a result, we expect to continue to incur losses for the foreseeable future.  If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

We have limited capital resources and additional funding may not be available to us or may not be available on acceptable terms.

We currently estimate that our existing capital resources will enable us to sustain operations through March 2005.  We have expended and will continue to expend substantial amounts of money for research and development, capital expenditures, working capital needs and sales and marketing of our products.  If we are unable to generate additional capital we may have to shut down our operations in the near future.

The exact timing and amount of spending required cannot be accurately determined and will depend on several factors, including:

•

progress of our research and development efforts;

•

competing technological and market developments;

•

commercialization of products currently under development by us and our competitors; and

•

market acceptance and demand for our products.

We cannot assure you that additional financing will be available when needed or on terms acceptable to us.  If adequate and acceptable financing is not available, we may have to delay development or commercialization of certain of our products or eliminate some or all of our development activities.  We may also reduce our sales and marketing or other resources devoted to our products. Any of these options could reduce our sales growth and result in continued net losses.

Due to our limited operating history and the uncertain market acceptance of our products, we may never achieve significant revenues and may have difficulty accurately predicting revenues for future periods and appropriately budgeting for expenses.

We have generated a total of $408,447 in revenues since January 1, 2003, with approximately $68,135 generated in the nine months ended September 30, 2004.  We are uncertain whether our products will achieve market acceptance such that our revenues will increase or whether we will be able to achieve significant revenues.  Therefore, we have a very limited ability to predict future revenues.  Our limited operating experience, the uncertain market acceptance for our products, and other factors that are beyond our control make it difficult for us to accurately forecast our quarterly and annual revenues.  Most of our expenses are fixed in the short term or incurred in advance of anticipated revenues.  As a result, we may not be able to decrease our expenses, if desired, in a timely manner to offset any revenues shortfall.  If our revenues do not increase as anticipated, we will continue to incur significant losses.

Our quarterly financial results are subject to significant fluctuations, which could cause our stock price to decrease.

We have been subject to substantial fluctuations in quarterly net revenues and operating results, and these fluctuations may recur in the future.  We have previously experienced shortfalls in revenues and earnings and this may recur in the future. Fluctuations may be caused by a number of factors, including:

•

the timing and size of new customer orders;

•

the timing and amount of our expenses;

•

the introduction of competitive products by existing or new competitors;

•

reduced demand for any given product;

•

loss of key personnel;

•

changes in our pricing policies or our competitors’ pricing policies;

•

the relatively long sales cycles of up to nine months or more as we transition to enterprise sales;

•

our dependence on license revenues from new software sales (as opposed to recurring maintenance or services revenues);

•

the acceptance of our license management and Digital Rights Management (DRM) software by software vendors and end-user organizations;

•

the extent to which new content technologies or formats replace technologies to which our solutions are targeted;

•

the extent to which various hacking technologies are viewed by our customers to undermine our technologies;

•

the extent to which we are able to transition our copy protection products and experience in DRM to the distribution of digital content via the Internet;

•

strategic alliances that fail to meet expectations; and

•

the market’s transition between operating systems.

Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower levels. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decrease.

Rapid growth may place significant demands on our personnel.

We currently have limited management and administrative resources.  If we are successful in implementing our strategy, we may experience a period of rapid growth and expansion that could place significant additional demands on our management and administrative resources.  Our management team's failure to manage this potential growth effectively could have a material adverse effect on our business.

We depend on a small number of key customers for a high percentage of our revenues and the loss of a significant customer could result in a substantial decline in our revenues and increase in our losses.

Our customer base and a majority of our revenues are highly concentrated among a very limited number of customers and the loss of any one of these customers would have a material adverse impact on our business.  Historically, we have derived the majority of our revenues from a relatively small number of customers.  Three customers accounted for 71% of our revenues in the nine months ended September 30, 2004, one customer accounted for 82% of our revenues in 2003 and one customer accounted for 29% of our revenues in 2002.

We may not realize any benefits from our acquisition of Old Vincera.

Vincera and Old Vincera entered into the stock purchase agreement with the expectation that the acquisition will result in benefits to each company. Achieving the benefits of the acquisition will depend in part on the successful integration of Vincera's and Old Vincera's operations and personnel in a timely and efficient manner. Integrating Vincera and Old Vincera will be a complex and time-consuming process. Employees and management of Vincera and Old Vincera have played a key role in creating and operating each company. The successful integration of these two companies will alter prior relationships and may affect productivity. In addition, the acquisition is likely to require significant time and attention of management of each company that would otherwise be focused on ongoing operations and could negatively affect the combined companies’ ability to operate and to retain key employees after the acquisition. Vincera cannot assure its stockholders that the operations of the combined companies can be successfully integrated or that any of the anticipated benefits of the acquisition will be realized, and the failure to do so could have a material adverse effect on Vincera’s business and common stock price.

If Vincera and Old Vincera cannot quickly and efficiently make their technologies, products and services operate together, many of the potential benefits of the acquisition may not be realized.

Vincera intends to make Old Vincera’s technologies, products and services operate together with its own technology, products and services, as well as to offer Old Vincera’s products and services separately. Vincera cannot assure you that it will be able to do so quickly and effectively. In order to obtain the benefits of the acquisition, Vincera must make Old Vincera’s technologies, products and services operate together with Vincera’s technologies, products and services. Vincera may be required to spend additional time and money on operating compatibility, which would otherwise be spent on developing and selling its own products and services. If Vincera does not integrate operations effectively or uses too many resources on integration issues, it could harm the combined companies’ business, financial condition and results of operations.

We face significant competition.

The market for intellectual property protection, license management, copy suppression, and user activity management software and services is characterized by intense competition.  Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.  Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, customers, resellers, and others.  Some of our competitors include Aladdin Knowledge Systems, LTD, Business Objects SA, Cognos Inc., Macrovision Corp., Salesforce.com Inc., Siebel Systems Inc., Sony Corp. and others.  We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

Undetected errors or failures in our software could result in loss or delay in the market acceptance for our products, lost sales or costly litigation.

Because our software products and the environments in which they operate are complex, our software may contain errors that can be detected at any point in their lifecycle.  While we continually test our products for errors, errors in our products may be found in the future even after our products have been commercially introduced.  Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our products, diversion of development resources, injury to our reputation, increased service and warranty costs, license terminations or renegotiations or costly litigation.  Additionally, because our products support or rely on other systems and applications, any software errors or bugs in these systems or applications may result in errors in the performance of our software, and it may be difficult or impossible to determine where the error resides.  Product errors could harm our business and have a material adverse effect on our results of operations.

If we become subject to product liability claims, they could be time consuming and costly to defend, thus adversely affecting our operating results.

Errors, defects or other performance problems in our software could result in financial or other damages to our customers. They could seek damages from us for losses associated with these errors, defects or other performance problems. If successful, these claims could have a material adverse effect on our business, operating results or financial condition. Although we possess errors and omissions insurance, there is no guarantee that our insurance would be enough to cover the full amount of any loss we might suffer. Our license agreements typically contain provisions designed to limit our exposure to product liability claims, but existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. We have not experienced any material product liability claims to date. However, a product liability claim brought against us, even if unsuccessful, could be time consuming and costly to defend and could harm our reputation.

Our products could infringe on the intellectual property rights of others, which may lead to costly litigation, lead to payment of substantial damages or royalties and/or prevent us from developing and selling our current and future products.

If third parties assert that our products or technologies infringe their intellectual property rights, our reputation and ability to license or sell our products could be harmed.  Whether or not the litigation has merit, it could be time consuming and expensive for us and divert the attention of our technical and management personnel from other work.  In addition, these types of claims could be costly to defend and result in our loss of significant intellectual property rights.

A determination that we are infringing the proprietary rights of others could have a material adverse effect on our products, revenues and income.  In the event of any infringement by us, we cannot assure you that we will be able to successfully redesign our products or processes to avoid infringement.  Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from developing and selling our products and could require us to pay substantial damages and/or royalties.

We may initiate patent infringement or patent interference actions or other litigation to protect our intellectual property, or be forced to defend similar claims against us, which could be costly and harm our business.

Although we are not currently engaged in any patent litigation, litigation may be necessary in the future to enforce our patents, if issued, and other intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.

Litigation could harm our business and result in:

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Substantial settlement or related costs, including indemnification of customers;

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Diversion of management and technical resources;

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Our discontinuing the use and sale of infringing products;

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Our expending significant resources to develop non-infringing technology; and

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Our obtaining licenses to infringed technology.

We, and many of our current and potential competitors, dedicate substantial resources to protection and enforcement of intellectual property rights.  We believe that companies will continue to take steps to protect these technologies, including, but not limited to, seeking patent protection. As a result, disputes regarding the ownership of these technologies and the associated rights are likely to arise in the future and may be very costly.  Companies in the technology industry have frequently resorted to litigation regarding intellectual property rights. We may be forced to litigate to determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operating our business.  The existence and/or outcome of such litigation could harm our business.

Our success depends, in part, on our ability to protect our intellectual property rights.

Our success is dependent upon protecting our ability to protect our proprietary technologies.  We rely on our patent applications, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our products.  These legal means, however, afford only limited protection and may not adequately protect our rights.  Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention.

We cannot assure you that competitors or other parties have not filed or in the future will not file applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights relating to products or processes used or proposed to be used by us. Others may develop technologies that are similar or superior to our technologies, duplicate our technologies or design around our intellectual property rights, including companies with extensive financial resources. Policing unauthorized use of our proprietary information is difficult, and the steps we have taken may not prevent misappropriation of our technologies. In any such case, our competitive position could be harmed and we may be required to obtain licenses to patents or proprietary rights of others.

In addition, the laws of some of the countries in which our products are or may be sold may not protect our products and intellectual property to the same extent as U.S. laws, if at all.  We may be unable to protect our rights in proprietary technologies in these countries.

If we fail to successfully introduce new products, our future growth may suffer.

As part of our growth strategy, we intend to develop and introduce new products and technologies.  Such products and technologies are currently in research and development, and we have generated no revenues from such potential products and may never generate revenues.  A significant portion of our resources have been and for the foreseeable future will continue to be dedicated to our research programs and the development of products and technologies.  If we do not introduce these new products and technologies on a timely basis, or if they are not well accepted by the market, our business and the future growth of our business may suffer.  There can be no assurance that we will be able to develop a commercial product from these projects.  Our competitors may succeed in developing technologies or products that are more effective than ours.

If we do not update and enhance our technologies, they will become obsolete or noncompetitive. Our competitors may succeed in developing products, and obtaining market acceptance, faster than us.

We operate in a highly competitive industry and competition is likely to intensify.  Emerging technologies, extensive research and new product introductions characterize the market for our products and services.  We believe that our future success will depend in large part upon our ability to conduct successful research in our fields of expertise, to discover new technologies as a result of that research, to develop products based on our technologies and to commercialize those products.  If we fail to stay at the forefront of technological development, we will be unable to compete effectively.

Our existing and potential competitors may possess substantial financial and technical resources and production and marketing capabilities greater than ours.  We cannot assure you that we will be able to compete effectively with existing or potential competitors or that these competitors will not succeed in developing technologies and products that would render our technologies and products obsolete and noncompetitive.  Our position in the market could be eroded rapidly by our competitors' product advances.

In addition, because our products are dependent upon other operating systems, we will need to continue to respond to technological advances in these operating systems.

Our success depends, in part, on attracting customers who will embrace our new products and services.

It is vital to our long-term growth that we establish customer awareness and persuade the market to embrace our new products and services.  This may require in some instances a modification to the culture and behavior of customers to be more accepting of our technologies and their uses.  Organizations may be reluctant or slow to adopt changes or new ways of performing processes and instead may prefer to resort to habitual behavior within the organization.  Our marketing plans must overcome this obstacle, invalidate deeply entrenched assumptions and reluctance to behavioral change and induce customers to use our products rather than the familiar options and processes they currently use.  If we fail to attract additional customers at this early stage, our business and the future growth of our business may suffer.

We depend on third-party licenses and open-source code for our products.

We rely on software technologies which we license from third parties and acquire from open-source providers for use in our products to perform key functions and provide additional functionality.  Because our products incorporate software developed and maintained by third parties, we are, to an extent, dependent upon those third parties' ability to maintain or enhance their current products, to develop new products on a timely and cost-effective basis, and to respond to emerging industry standards and other technological changes.  Further, these third-party technology licenses may not always be available to us on commercially reasonable terms or at all.

If our agreements with third-party vendors are not renewed or the third-party software, including open-source code technologies, fails to address the needs of our software products, we would be required to find alternative software products or technologies of equal performance or functionality.  We cannot assure you that we would be able to replace the functionality provided by third-party software if we lose the license to this software, it becomes obsolete or incompatible with future versions of our products or is otherwise not adequately maintained or updated.

Our software sales, particularly those to enterprise customers, are often dependent on our ability to provide a significant level of professional services to our customers and our business may suffer if we are unable to provide these services.

Clients that license our software typically engage our professional services to assist with the installation, training, consulting and implementation of our software.  We believe that growth in our software sales depends to a significant degree on our ability to provide our clients with these services.  New services personnel will require training and education and take time to reach full productivity.  We may not be able to recruit the services personnel we need or retain our current providers of this service because competition of qualified personnel is intense.  We are in a relatively new market and only a limited number of individuals have the skills needed to provide the services that our clients require.  To meet our needs for services personnel, we may also need to use third-party consultants to supplement our own services personnel.

A fundamental and unique requirement for effective use of many of our products is the transmission, collection and storage of confidential end user information.

Third parties may attempt to breach our security or that of our customers. We may be liable to our customers for any breach in security and any breach could harm our customers, our business and our reputation. In addition, our software contains features which may allow us or our customers to control, monitor or collect data from computers running our software. Therefore, we may be subject to claims associated with invasion of privacy or inappropriate disclosure, use or loss of this information. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could harm our reputation and our business and operating results. Also, computers, including those that use our software, are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to further protect against security breaches or to rectify problems caused by any security breach.

Privacy concerns relating to elements of our technologies could damage our reputation and deter current and potential users from using our products and services.

From time to time, concerns may be expressed about whether our products and services compromise the privacy of users and others. Concerns about our collection, use or sharing of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results. Privacy concerns may arise with our User Activity Management products that provide improved access to personal information.

We may need additional capital, and raising additional capital may dilute existing stockholders.

We may choose to, or be required to, raise additional funds, especially if only the minimum offering is completed. This financing may not be available in sufficient amounts or on terms acceptable to us and may be dilutive to existing stockholders. If adequate funds are not available or are not available on acceptable terms, our ability to fund our future growth, take advantage of unanticipated opportunities, develop or enhance services or products, or otherwise respond to competitive pressures would be significantly limited.

There is no assurance we will be able to effectively market our products and services.

Our business plan is to market our User Activity Management products, through our sales force, contract sales representatives, indirect channel partners and marketing partnerships with other companies.  If we do not effectively implement our marketing strategy, sales of our products and services may be adversely affected.  We have only recently begun to develop such marketing channels and to continue to do so will require an investment of substantial amounts of capital, which we currently do not possess and which we may never be able to access.

We are exposed to risks associated with expanding our technologies through strategic acquisitions and investments.

We have expanded our technology base in the past through strategic acquisitions and investments in companies with complementary technologies or intellectual property and intend to do so in the future.  Acquisitions always hold special challenges in terms of successful integration of technologies, products and employees.  For companies we have acquired in the past and companies we may acquire in the future, we may not be able to incorporate any acquired services, products or technologies with our existing operations, or integrate personnel from the acquired businesses, in which case our business could be harmed.

Negotiating or completing any potential future acquisitions, and integrating past and potential future assets and acquisitions, could cause significant diversions of management time and resources. Financing for future acquisitions may not be available on favorable terms, or at all. If we identify an appropriate acquisition candidate for any of our businesses, we may not be able to negotiate the terms of the acquisition successfully, finance the acquisition or integrate the acquired business, products, technologies or employees into our existing business and operations. Future acquisitions may not be well-received by the investment community, which may cause our stock price to fall. We have not entered into any agreements regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.

If we acquire businesses, new products or technologies in the future, we may be required to amortize significant amounts of identifiable intangible assets and we may record significant amounts of goodwill that will be subject to annual testing for impairment. We have in the past and may in the future be required to write off all or part of one or more of these investments that could harm our business.  If we consummate one or more future acquisitions in which the consideration consists of stock or other securities, our existing stockholders’ ownership could be significantly diluted. If we were to proceed with one or more future acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash.  Acquisition activities could adversely impact our operating margins depending upon the financial models of the businesses acquired.

Our strategic investments may involve joint development, joint marketing, or entry into new business ventures, or new technology licensing.  Any joint development efforts may not result in the successful introduction of any new products by us or a third party, and any joint marketing efforts may not result in increased demand for our products.  Further, any current or future strategic acquisitions and investments by us may not allow us to enter and compete effectively in new markets or enhance our business in any current markets.

There can be no assurance we will be able to successfully brand our user activity management products.

Creating a new brand normally requires a significant investment in advertising and promotion which would be beyond the current resources of Vincera.  Without such financial and other resources, it would be extremely difficult to establish Vincera as a brand.

We may not be able to establish or maintain strategic alliances in order to develop markets for our products.

Our business strategy for the exploitation of our User Activity Management products requires that we enter into strategic alliances and relationships with replicator, duplicator, fulfillment, Original Equipment Manufacturer, or OEM, Value-Added Resellers, or VAR, and technology integrator companies in order to market and distribute such products.  We have entered into such relationships with several such companies to date and will likely need to enter into more such relationships in the future.  There can be no assurance that we will be able to enter into such future relationships or maintain our existing agreements.  Failure to do so poses the risk that it may be difficult or impossible for us to realize our business plan objectives to develop or market our products.

Moreover, if we do continue to enter into such agreements for relationships with replicator, duplicator, fulfillment, OEM, VAR and technology integrator companies, there can be no assurance that such agreements or relationships will be entered into upon terms that generate revenues or enable us to achieve profitability.

Because our officers and directors own a significant portion of our securities, stockholders may be unable to change our management.

Our executive officers and directors beneficially own approximately 32% of our outstanding common stock, and after this offering will beneficially own approximately 20%.  As a result, it may be difficult for other stockholders to remove our board of directors or effect a change in control or direct and control our operations, policies and business decisions.

We depend on key personnel to manage our business and develop new products in a rapidly changing market, and if we are unable to retain our current personnel and hire additional personnel, our ability to develop and sell our products could be impaired.

We believe our future success will depend in large part upon our ability to attract and retain highly skilled managerial, engineering and sales and marketing personnel. Moreover, we maintain a relatively small staff of executive management.  In particular, due to the relatively early stage of our business, we believe that our future success is highly dependent on David Malmstedt, our Chief Executive Officer and President, Bala Vishwanath, our Chairman and Chief Strategy Officer, and Puru Agrawal, our Chief Technology Officer, to provide continuity in the execution of our growth plans.  We do not carry key-man life insurance on executives.  While we have severance arrangements in place with Messrs. Malmstedt, Vishwanath, and Agrawal, we do not have long-term employment agreements in place with any of our employees.  The loss of the services of any of our key employees, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly engineers and sales personnel, could delay the development and introduction of, and negatively impact our ability to sell, our products.

We have hired employees from our current customers and from some of our competitors, which could damage our business relationships and expose us to potential litigation.

There is a limited supply of skilled employees in our industry. We have hired some of our current employees from our customers and our competitors and may hire more employees from our customers and competitors in the future. As a result, some of our current customers might begin to view us as competitors in the future, and one or more of our competitors could file lawsuits against us alleging the infringement of their trade secrets and other intellectual property. Although we do not believe we have infringed upon the intellectual property of our competitors, such lawsuits could divert our attention and resources from our business operations.

The length of the product development and sales cycles is difficult to predict, and our products may not reach the market at opportune times.

Software products are inherently difficult to development when interfacing with many vendors for input and output of data.  Failure of these vendors to properly document their specifications can significantly delay the introduction of new products or features.  Also, any new feature that users do not favorably receive could damage our reputation and brand name.  We also cannot be certain that we will get enough revenues from any expanded products or services to offset related costs.  The length of our product development and sales cycles has generally been greater than we originally expected.  We are likely to experience delays in future product development or sales.  These delays could have a material adverse effect on the amount and timing of future revenues.  Because our development cycle is a lengthy process, the accurate prediction of future revenues from new licenses is difficult.  There can be no assurance that we can accurately estimate the amount of resources required to complete projects, or that we will have, or be able to expend, sufficient resources required to complete a project.  Furthermore, there can be no assurance that the product development schedule for these projects will not be changed or delayed. We could experience delays in future product development or sales, and these delays could have a material adverse effect on the amount and timing of future revenues.

We must manage and restructure our operations effectively or risk losing valuable capital due to inefficient structures.

We continually evaluate our product and corporate strategy.  We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications, including as a result of the acquisition of Old Vincera and the integration of their business model and product suite.  These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes.  Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

We face risks from defeat technologies.

Attempts by third parties to defeat our copy protection technologies have been and are expected to be a persistent problem.  A number of devices and techniques have been available, and currently are available, that defeat copy protection, intellectual property protection and electronic license management technologies. Moreover, our technologies are not effective against professional duplication and processing equipment. There can be no assurance that third parties will not be able to develop defeat technologies that do not infringe on our patents.  A number of factors could cause copyright holders to choose not to use our technologies, including a perception that the inability of our technology to deter professional pirates renders our technology less useful, the commercial availability of products that defeat our copy protection technologies, or any significant reduction in the effectiveness of our technologies to deter consumer copying.  Any reduction in demand for our products could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to rapid technological change.

The industry in which we compete, and the industries we intend to target for our sales efforts, are characterized by rapid technological change, frequent product introductions and enhancements, changes in customer demands and evolving industry standards.  The emergence of new industry standards and the introduction of new technologies or products embodying new technologies can render existing technologies or products obsolete and unmarketable.

Our future success will depend in large part on its ability to enhance its current technologies and products in a timely, cost-effective manner and to develop new technologies and products that meet changing market conditions, which include emerging industry standards, changing customer demands, new competitive product offerings and changing technologies.  There can be no assurance that:

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we will be successful in developing and marketing, on a timely and cost-effective basis or at all, fully functional and integrated product enhancements or new technologies or products that respond to technological changes, updates or enhancements to other consumer electronics products, changes in customer requirements or evolving industry standards;

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we will not experience difficulties that delay or prevent the successful development, introduction and license or sale of such enhancements, technologies or products; or

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any enhancements, technologies or products will adequately meet the requirements of the marketplace and achieve market acceptance.

If we fail to anticipate or to respond adequately to changing market conditions, or any significant delays in technology or product development or introduction, could cause customers to delay or decide against licenses or purchases of our technologies or products and would have a material adverse effect on our business, financial condition and results of operations.

We may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

From time to time, we may be subject to legal claims related to our business. These may include actions for regulatory non-compliance, customer and shareholder complaints, and failure to meet financial obligations. We have received demand letters from a small number of our shareholders requesting the return of their investment and/or commissions from other investors.  While we believe these claims are without merit, we may suffer an unfavorable outcome as a result of one or more claims and we may be forced to spend funds to pay defense costs, settlements, fines and judgments.

The success of our business depends on the continued use by software and content publishers of our technologies.

If Intellectual Property, or IP, content providers and software companies were to determine that the benefits of our technology do not justify the cost of licensing our technologies, then demand for our technologies would decline.

Any future growth in revenues will depend on growth in the various digital content providers, increased use of our technologies on a larger volume of IP content and software or increases in usage fees or royalties.  To increase or maintain our market penetration, we must continue to persuade content owners that the cost of licensing our technologies is outweighed by the increase in revenues that content owners gain as a result of using copy protection, such as revenues from additional sales of the copy protected material or subsequent revenues from other distribution channels.

We have been successful historically in licensing our copy protection technologies to control unauthorized casual consumer copying.  Other content piracy sources include peer-to-peer file sharing services and PC-based disc copying software.  To the extent that our customers spend money to prevent or litigate against these other piracy sources, they may reduce spending on our technology.  Additionally, if our customers are unable to prevent their content from becoming available through these other piracy sources, they may consider our technology to be less valuable.  In either event, our business would be harmed.

Legislative initiatives seeking to weaken copyright law or new governmental regulation and resulting legal uncertainties could harm our business.

Consumer rights advocates and other constituencies are challenging copyright law, notably the U.S. Digital Millennium Copyright Act of 1998, through both legislative and judicial actions.  Legal uncertainties surrounding the application of the Digital Millennium Copyright Act may adversely affect our business.  If copyright law is compromised, or devices that can circumvent our technologies are permitted by law and become prevalent, this could result in reduced demand for our technologies, and our business would be harmed.

Many laws and regulations are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. These laws may relate to many areas that impact our business, including copyright, privacy, security and other intellectual property rights and digital rights management.  These types of regulations are likely to differ between countries and other political and geographic divisions.  Other countries and political organizations are likely to impose or favor more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulations.  In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations.  Changes to or the interpretation of these laws could expose us to increased litigation risk, substantial defense costs and other liabilities.  It is not possible to predict whether or when such legislation may be adopted, and the adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, could materially and adversely affect our business.

Our telephone and computer networks are subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online business activities depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

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our own or licensed encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information or intellectual property;

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we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our websites or use of our products and services;

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someone could circumvent our security measures and misappropriate our, our partners’ or our customers proprietary information or content or interrupt operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

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our computer systems could fail and lead to service interruptions; or

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our network of facilities may be affected by natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenues, threaten the proprietary or confidential nature of our technology, harm our reputation, and expose us to litigation or liability. Because some of our technologies and businesses are intended to inhibit use of or restrict access to our customers’ intellectual property, we may become the target of hackers or other persons whose use of or access to our customers’ intellectual property is affected by our technologies. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.  As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that we will implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Investment Risks

There is no trading market for our common stock.

Prior to this offering, there has been no public market for our common stock. There can be no assurance that an active public market will develop or be sustained after this offering or that the market price of the common stock will not decline below the public offering price.

We determined the offering price for these shares arbitrarily, so the market price may be much lower.

We chose the offering price for these shares without basing the price on our assets, book value, net worth or any other recognized criteria of value. If a public market for our common stock ever does develop, the value of our securities could be substantially less than the $0.36 per share offering price. This could result in an immediate and significant per-share reduction in the value of your investment.

We will seek to be listed on the OTC Electronic Bulletin Board, which can be a volatile market.

We will seek to have our common stock quoted on the Over-the-Counter Electronic Bulletin Board Market, or OTCBB.  It is a limited trading market, and timely, accurate quotations of the price of our common stock may not always be available.  You may expect trading volume to be low in this market.  Consequently, the purchase or sale of only a few shares may affect the market and may result in wide swings in price and in volume.

The stock market has experienced significant price and volume fluctuations, and the market prices of companies like Vincera, particularly small capitalization companies have been highly volatile.  Investors may not be able to sell their shares at or above the offering price.  Recent changes in the rules of the OTCBB may make it difficult for small companies such as ours to continue to be quoted on the OTCBB.  In addition, our results of operations during future fiscal periods might fail to meet the expectations of stock market analysts and investors.  This failure could lead the market price of our common stock to decline.

The market price of our common stock could also fluctuate substantially due to:

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quarterly fluctuations in operating results;

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announcements of new products or product enhancements by us or our competitors;

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technological innovations by us or our competitors;

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general market and economic condition of the U.S. economy;

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adverse changes in the level of economic activity in the U.S. or other major economies in which we  do, or may enter into, business as a result of the threat of terrorism, military actions taken by the U.S. or its allies or generally weak and uncertain economic and industry conditions;

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litigation;

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general market conditions or market conditions specific to our or our customers’ industries; or

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changes in earnings estimates or recommendations by analysts.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has at times been instituted against that company.  If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management’s attention and resources.

The market for our stock may be adversely affected by the penny stock rule.

Our common stock will be subject to the requirements of Rule 15g-9, under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share.  Under this rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also require additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the SEC defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

Future issuances of our common stock could dilute current stockholders and adversely affect the market.

We have the authority to issue up to 100,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock and 30,000,000 shares of our preferred stock without stockholder approval.  These future issuances could be at values substantially below the price paid for our common stock by our current stockholders.

Future sales of our common stock could adversely affect the market.

Future sales of our common stock into the market, including sales by our officers, directors and principal stockholders, may also depress the market price of our common stock.  Sales of these shares of our common stock or the market’s perception that these sales could occur may cause the market price of our common stock to fall.  These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.  The conversion of the Series A Preferred Stock and convertible notes and exercise of outstanding option and warrants will dilute our common stockholders and may depress the price of our common stock.

Future sales of preferred stock could also adversely affect the rights of our common stock and have an anti-takeover effect.

We have the authority to issue up to 30,000,000 shares of preferred stock without stockholder approval.  The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock.  An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our Board of Directors’ authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

If we obtain less than the maximum offering we will be unable to meet our objectives.

The offering is structured to raise a minimum of $3,500,000 and a maximum of $7,250,000.  If we obtain at or near the minimum subscriptions, we will not meet our objectives of improving our working capital, reducing debt and promoting our products, and may be forced to liquidate our company.  In such event, we will require additional infusions of capital through further offerings of securities, which would result, if available at all, in future dilution to the purchasers in this offering.

If we fail to remain current on our reporting requirements, we could be removed from the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies that trade on the OTCBB must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB.  If we fail to remain current on our reporting requirements, we could be removed from the OTCBB.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Any acquisitions we make could disrupt our business and harm our financial condition.

From time to time, as part of our corporate strategy, we may review opportunities to acquire other businesses or technologies that could complement our current products, expand the breadth of our markets or enhance our technical capabilities.  We have no experience in making acquisitions.  Acquisitions entail a number of risks that could materially and adversely affect our business and operating results, including:

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problems integrating the acquired operations, technologies or products with our existing business and products;

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potential disruption of our ongoing business and distraction of our management;

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difficulties in retaining business relationships with suppliers and customers of the acquired companies;

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difficulties in coordinating and integrating overall business strategies, sales and marketing and research and development efforts;

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the maintenance of corporate cultures, controls, procedures and policies;

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risks associated with entering markets in which we lack prior experience; and

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the potential loss of key employees.

Our management may apply the proceeds of this offering to uses that our stockholders may not agree with and in ways that do not improve our efforts to achieve profitability or increase our stock price.

Although in "Use of Proceeds" we have indicated some ways in which we initially intend to use a portion of the proceeds of this offering, our management will have considerable discretion in the application of the net proceeds received by us from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve profitability or increase our stock price. Pending application of the net proceeds from this offering, they may be placed in investments that do not produce income or that lose value.

Our common stockholders are subordinated to all senior securities and would realize little if any value in the event of insolvency proceedings.

Upon completion of this offering, we will have outstanding securities with a liquidation preference of $250,000 on 524,521 shares of preferred stock, all of which are senior to the common shares in their preference to receive liquidation proceeds if we were to be liquidated.  While the common stock will participate in any growth of stockholders’ equity, it would receive nothing in liquidation until all senior securities have been repaid.  Our board of directors has the power to issue additional preferred and debt securities without the approval of the stockholders.

We may grant stock options and restricted stock following the stock offering which could reduce your ownership interest.

We have a stock option plan whereby options can be granted and restricted common stock can be issued with the approval of the Board of Directors. This plan is for the benefit of our directors, officers, employees and consultants of Vincera.  The exercise price of stock options is equal to the fair market value of the stock on the date of the grant.  The payments are not made until the option is actually exercised by the recipient.  Restricted stock as a bonus is paid in the form of stock rather than cash, and is not paid for by the recipient.  Awards under these plans would reduce the ownership interest of all stockholders.  We have granted options to purchase shares to our directors, employees and consultants, and will grant additional options and/or shares of restricted stock in the future.  Options to purchase 5,085,334 common shares, and warrants to purchase 408,217 shares were outstanding on

November 22, 2004 (and we will issue up to an additional 1,897,939 warrants in connection with this offering).  The issuance of shares upon the exercise of these options and warrants may result in dilution to our stockholders.

Our certificate of incorporation, bylaws and Delaware corporate law contain provisions which could delay or prevent a change in control even if the change in control would be beneficial to our stockholders.

Delaware law as well as our certificate of incorporation and bylaws contain provisions (including some provisions we intend to adopt immediately prior to the effectiveness of this offering) that could delay or prevent a change in control of our company, even if it were beneficial to our stockholders to do so. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions:

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authorize the issuance of preferred stock that can be created and issued by the board of directors without prior stockholder approval to increase the number of outstanding shares and deter or prevent a takeover attempt;

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prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

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prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

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provide that our board of directors is divided into three classes, each serving staggered three-year terms;

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preclude the ability of stockholders to call special meetings of stockholders; and

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establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, Section 203 of the Delaware General Corporation Law imposes restrictions on business combinations such as mergers between us and a holder of 15% or more or our voting stock. See “Description of Securities - Anti-Takeover Effects.”

If proposed accounting regulations that require companies to expense stock options are adopted, our earnings will decrease and our stock price may decline.

We believe that employee stock options are an important element of total compensation.  A number of publicly-traded companies have recently announced that they will begin expensing stock option grants to employees. In addition, the FASB has indicated that possible rule changes requiring expensing of stock options may be adopted in the near future.  Currently, we account for employee stock-based compensation arrangements in accordance with the provisions of (i) Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees,” (ii) FASB Interpretation No. 44, or FIN 44,  “Accounting for Certain Transactions Involving Stock Compensation – an Interpretation of APB Opinion No. 25,” and comply with the disclosure provisions of (iii) Statement of Financial Accounting Standard No. 123, or SFAS No. 123, “Accounting for Stock-Based Compensation.”  If we continue to support broad-based employee stock option grants and there is a change in GAAP which requires employee stock-based compensation arrangements to be accounted for as period expense (in a manner different to APB No. 25 and FIN 44), the result may have a material, negative impact upon our future earnings.  This could cause the market price of our stock to be decline.  Alternatively, if we cut back on employee stock option grants, we may lose an important benefit that impacts the recruiting and retention of quality employees, and our business could be harmed.

You will experience immediate and substantial dilution in the net tangible book value of your shares.

The initial public offering price is expected to be substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Accordingly, assuming an initial public offering price of $0.36 per share, if you purchase common stock in this offering, you will incur immediate dilution of approximately ($0.26) in the net tangible book value per share of our common stock from the price you pay for our common stock. Please see "Dilution" for information regarding the dilution you will experience.

Industry Risks

Government regulation could adversely affect viability of selling User Activity Management products.

United States federal and foreign government regulations may, in the future, direct the way User Activity Management products are sold and implemented. Through regulation, these governments may approve and require use of competing technologies, products, or implementation methodologies.  Such government regulations may not endorse or specifically exclude use of our technologies and products in the marketplace.  Such industry-wide regulations could severely limit our ability to sell products in the United States and abroad, and adversely affect our business.

There is a risk that the User Activity Management industry may become saturated.

We are part of an industry that has experienced the entry of new participants and suppliers on an ever-increasing basis.  If this trend continues, the industry may reach a saturation point at which none of the suppliers will be able to sell their products at a profit.  If that occurs, our company would be adversely affected.

The intense price-based competition for licensing of our products may result in lower operating margins.

Price competition is often intense in our industry. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

If consumer reaction to User Activity Management technologies (including copy protection and digital rights management technologies) is unfavorable, our revenues potential may be adversely affected.

It is possible that there could be significant consumer resistance to copy protection, as consumers may feel that copy protection degrades the quality of the original or that they are entitled to copy CDs, because no technology has been used in the past to prevent copying.  It is not clear whether software and content providers will deploy any copy protection solutions if there is sustained consumer resistance.  To date, we have seen limited acceptance of our technology and some customers are not completely satisfied with effectiveness and playability levels of the protected content.  If the software and IP content providers conclude that delivering increasingly meaningful volumes of IP content and software that include our technologies generate unacceptable consumer backlash, our revenues potential may be adversely affected.

There may be consumer resistance to the adoption of DRM technology in consumer software.  There was a significant media reaction in 2002 regarding the implementation of a competitive product by one of our competitor's customers, a major consumer software vendor.  This customer is now the defendant in a consumer class action lawsuit arising from its use of the copy protection technology.

There may also be consumer resistance to the adoption of user activity management technology due to privacy and security concerns.  Consumer resistance to these technologies or other of our technologies, further negative media coverage and legal actions against companies providing copy protection, digital rights management and user activity management technologies and us may slow broad adoption of these technologies and harm our business.

If use of the Internet for delivery of software does not increase as we anticipate, our business may suffer.

Some of our products are designed to support using the Internet to deliver, deploy, activate or pay for software or digital media and content. The revenues we generate from these products depend on increased acceptance and use of the Internet as a medium of commerce, communications and delivery of software and digital media and content. Acceptance and use of the Internet may not continue to develop at historical rates, and a sufficiently broad base of business customers may not adopt or continue to use the Internet to conduct their operations. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and there are few proven services and products. Our business could be seriously harmed if:

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the necessary communication and computer technology underlying the Internet and other online services do not effectively support any expansion that may occur;

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new standards and protocols are not developed in a timely manner; or

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concerns about security, reliability, cost, ease of use, accessibility, quality of service, privacy or other factors results in the Internet not becoming established as a viable commercial marketplace, inhibiting the development of electronic commerce and reducing the need for and desirability of our products and services.

If use of the Internet for delivery of IP content and software increases, our business may suffer.

Some of our products, such as IP content and packaged software copy protection, are designed to be applied to packaged media, and we receive royalties based on the number of units produced.  If delivery of such products using the Internet were to increase, our revenues from packaged media may be adversely affected and not replaced by Internet-based revenues.  In this event, our business could be seriously harmed.

We participate in the market for consumer software copy protection and rights management, and we do not know if there will be significant opportunity in selling our products in this market.

Both the markets for PC hardware and software publishers have experienced macroeconomic pressures over the last few years.  Unit sales of PCs have slowed, and major PC suppliers have announced weaker financial results than expected.  Several PC software publishers have reported financial difficulties and experienced management and employee turnover.  In 2003, the volume of PC games declined while the volume of games sold for console platforms increased significantly. If economic conditions in this segment continue to be difficult, demand for our copy protection and rights management solutions (which is linked to the volume of PC games and consumer application software titles sold) could decline.  This would result in lower revenues and operating income.

Our business may be affected by peer-to-peer services on the Internet.

Our business may be affected by “free” peer-to-peer services and a variety of other similar services that allow computer users to connect with each other and to copy many types of program files, including digital content from one another’s hard drives, all without securing licenses from content providers.  The legal status of these “free” services is uncertain, because although some courts have found that these services violate copyright laws, other services have been found to not violate any copyright laws.  Additionally, enforcement efforts against those in violation have not effectively shut down these services, and there can be no assurance that these services will ever be shut down.  The ongoing presence of these “free” services substantially impairs the marketability of legitimate services and of technologies that shut down other unauthorized sources of the program file content, regardless of the ultimate resolution of their legal status.  To the extent that consumers choose to use these peer-to peer services and do not purchase licensed content, it may adversely affect our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Certain statements contained in this prospectus and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts.  As such, they are considered “forward looking statements” that provide current expectations or forecasts of future events.  Such statements are typically characterized by terminology such as “believe,” “anticipate,” “should,” “seek,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “strategy” and similar expressions.  Our forward-looking statements generally relate to the prospects for future sales of our products, the success of our marketing activities, and the success of our strategic corporate relationships.  These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate.  These forward-looking statements are subject to a number of risks and uncertainties, including the following:

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our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements;

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our ability to obtain financing, if required, on terms acceptable to us, if at all;

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the success of our research and development activities;

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competitive developments affecting our current products;

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our ability to successfully attract strategic partners and to market both new and existing products;

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exposure to lawsuits and regulatory proceedings;

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our ability to protect our intellectual property;

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governmental laws and regulations affecting operations;

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our ability to identify and complete diversification opportunities; and

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the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items.

A further list and description of these risks, uncertainties and other matters can be found elsewhere in this prospectus, including under the caption “Risk Factors.”  Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

At the assumed initial public offering price of $0.36 per share, we will receive approximately $3,092,000 from our sale of 9,722,222 shares of common stock (the minimum necessary for closing) or $6,579,500 from our sale of 20,138,889 shares of common stock (the maximum we may raise in this offering), after deducting estimated offering expenses and underwriting discounts and commissions.

At the minimum level of funding, approximately $3,500,000, we intend to use the net proceeds of the offering to:

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repay the $2,538,884 owed under the subordinated promissory notes (with interest through December 31, 2004); and

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repay approximately $181,000 owed under the promissory notes related to unpaid salaries payable to directors, officers and employees assumed in the Old Vincera acquisition.

We would have limited funds available for our operating expenses and we would need to raise additional capital to continue our operations in the event we raise at or near the minimum amount of funds in this offering.

At the maximum funding level of $7,250,000 we intend to use the net proceeds of the offering to:

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repay the $2,538,884 owed under the subordinated promissory notes (with interest through December 31, 2004);

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repay approximately $181,000 owed under the promissory notes related to unpaid salaries payable to directors, officers and employees assumed in the Old Vincera acquisition;

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fund our sales and marketing organizations;

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provide engineering resources to continue to expand our product suite; and

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provide additional working capital.

The following table sets forth our intended application of the net proceeds available from this offering, assuming that the minimum, maximum and the midpoint between the minimum and maximum amounts of this offering, respectively, are subscribed.

Intended Use	Minimum	Midpoint	Maximum
Bridge loan repayments	$2,538,884	$2,538,884	$2,538,884
Promissory notes from acquisition	181,000	181,000	181,000
Marketing and sales	0	700,000	1,500,000
Engineering	0	300,000	700,000
General working capital	372,116	1,115,866	1,659,616
Total	$3,092,000	$4,835,750	$6,579,500

Although the preceding table demonstrates our intended use of proceeds from the offering, there can be no assurance that we will be successful in generating projected internal growth. In the event we do not experience the projected need for capital in one or more areas of its operations, we intend to reallocate the proceeds from the offering among the other areas listed in the table.

We intend to use approximately $2.6 million of the net proceeds of the offering to repay subordinated promissory notes issued in June through August 2004 to accredited investors, which bear interest at the rate of 10% per annum and would otherwise be payable in full in June through August 2005. We used the net proceeds of these notes to repay $175,000 of indebtedness to Bala Vishwanath, a director, officer and 10% stockholder, and the balance for general working capital. We intend to use approximately $181,000 of the net proceeds of this offering to repay promissory notes issued in connection with our acquisition of Old Vincera, payable to officers, directors and employees of Old Vincera related to unpaid salaries. These notes currently do not bear interest and are payable in full upon consummation of an offering for at least $3.5 million of proceeds or August 24, 2005, whichever occurs first.

The selling stockholders will receive all of the net proceeds from sales of common stock sold by the selling stockholders pursuant to this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders. However, we would receive approximately $1,001,609 if all of the warrants are exercised. We would use these funds for general corporate purposes.

We intend to use the remainder of the net proceeds for working capital and other general corporate purposes, including capital expenditures and research and development with respect to developing new and improving our existing product and service offerings. In addition, if the appropriate opportunities arise for the acquisition of assets and businesses that are complementary to ours, for example, complementary product lines, products or technologies, we may use a portion of the net proceeds for such an acquisition. However, we have no current plans, agreements or commitments and are not currently engaged in any negotiations with respect to any such transaction. Pending such uses, we will invest the net proceeds of this offering in investment grade, interest-bearing securities.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no established public market for the shares of our common stock. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, net worth, actual results of operations, or any other established objective investment criteria. There is no relationship between the offering price of the common stock and our assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price for the shares.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2004 after giving effect to the conversion of substantially all of our preferred stock and convertible notes into common stock, which will occur upon completion of the offering.

Investors participating in this offering will incur immediate, substantial dilution. Our pro forma net tangible book value was ($1,300,703), computed as total stockholders’ equity less goodwill and other intangible assets, or ($0.04) per share of common stock outstanding at September 30, 2004. Assuming the sale by us of 20,138,889 shares of common stock offered in this offering at our initial public offering price of $0.36 per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value at September 30, 2004, would have been $5,441,797, or $0.10 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.14 per share of common stock to our existing stockholders and an immediate dilution of $0.26 per share to the new investors purchasing shares in this offering.  In the past five years, we have issued shares of our common stock or granted options to purchase shares of our common stock to our officers and directors at prices ranging from $0.00133 to $0.05 per share, compared to the initial public offering price of $0.36 per share.

The following table illustrates this per share dilution:

Assumed initial public offering price per share of common stock		$0.36
Pro forma net tangible book value per share at September 30, 2004	$(0.04)
Increase in pro forma net tangible book value per share attributable to this offering	0.14
Pro forma as adjusted net tangible book value per share after the offering		$0.10
Dilution per share to new investors		$0.26

DIVIDEND POLICY AND MARKET DATA

Dividends

We have never paid or declared any cash dividends on our common stock, and we have no current plans to pay any future cash dividends on the common stock. Instead, we intend to retain all earnings to support our operations and future growth. The payment of any future dividends on the common stock will be determined by the Board of Directors based upon our earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, restrictions in the certificates of designations of preferred stock, business conditions and such other factors deemed relevant.

Market Data

Vincera common and preferred stock has not traded on any market and, thus, has no trading history.  Vincera intends to have its common stock quoted on the Over-the-Counter Bulletin Board.

Holders

As of November 22, 2004, there were approximately 87 holders of our common stock. There were also approximately 78 holders of our preferred stock, approximately 44 holders of our subordinated promissory notes and approximately 21 holders of our convertible promissory notes.

CAPITALIZATION

The following table sets forth our short-term debt and capitalization:

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on a pro forma basis to reflect the conversion of all outstanding shares of convertible preferred stock (other than 524,521 shares of Series A preferred stock) into 9,398,541 shares of common stock and the conversion of all principal and interest owed under our convertible promissory notes into 2,634,983 shares of common stock, both upon the consummation of this offering;

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on a pro forma as adjusted basis at September 30, 2004 to additionally reflect estimated net proceeds from the sale of 20,138,889 shares of common stock (the maximum offering) offered hereby at an assumed initial public offering price of $0.36 per share;

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on a pro forma basis as adjusted at September 30, 2004 to additionally reflect the repayment of the subordinated promissory notes payable of $2,538,884; and

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on a pro forma basis as adjusted at September 30, 2004 to additionally reflect the repayment of the promissory notes payable to related parties of $181,000.

You should read the following table in conjunction with our financial statements and the notes to those statements which are included in this prospectus.

	Actual	Pro forma
	September 30	Post Offering
Cash and cash equivalents	$1,439,289	$5,298,906

Notes payable, related parties	$180,876	$-
Subordinated promissory notes payable	2,429,850	-
Convertible promissory notes payable	907,216	-
Preferred stock, Series A, $0.001 par value, 30,000,000 shares authorized, 15,000,000 shares designated, 9,923,062 and 524,521 outstanding, respectively	$9,932	$524
Series A preferred stock, paid in capital	4,951,592	261,733
Common stock, $0.001 par value, 70,000,000 shares authorized, 24,047,197 and 56,420,999 issued and outstanding, respectively	24,047	56,178
Additional paid-in capital	1,825,202	14,005,209
Notes receivable from stockholders for purchase of stock	(6,250)	(6,250)
Accumulated deficit	(7,969,417)	(7,969,417)
Total stockholders’ equity (deficit)	$(1,164,903)	$6,347,980

BUSINESS

Overview

We were founded in 1999 as MoveMoney.com, Inc., a Texas corporation, to develop a comprehensive e-authentication and e-payment platform applicable to the business-to-business, business-to-consumer and consumer-to-consumer markets. We were reincorporated in Delaware in 2000, as MoveMoney, Inc.  We made the strategic decision in early 2001 to refine our product offering to focus on piracy management software and, at that time, we changed our name to Smarte Solutions, Inc.  In August 2004, we acquired Vincera Software, Inc. and changed our name to Vincera, Inc.  This acquisition allowed us to add another dimension to our piracy management products, and evolve to become a provider of user activity management software.

Our User Activity Management, or UAM, Platform provides the foundation upon which our software applications for intelligence and control are based.  Our intelligence applications generate information about user activities that can be used by our customers to increase sales and customer satisfaction, and to assess compliance with licensing terms.  Our control applications determine who has access to products and features, and at what time and how often they have access to these products and features.  Our control applications are designed to ensure fair use of software applications and content in compliance with licensing terms.

Our products allow our customers to quickly gather information relating to the needs of their individual customers and prospects.   This information is a tool our customers can use to maximize revenues and customer satisfaction.  For example, a company’s resources are best used to generate revenues by targeting the prospects most interested and likely to buy, as well as those customers who need additional services.  In addition, information, support and training are most needed by those customers having the greatest difficulty using a company’s products.  We believe our products can provide our customers with these types of critical information on a very timely basis.

Today, the ability to consistently monitor and understand software and content user activities, coordinate the gathering of this information from disparate sources, convert the data into meaningful information, identify “at risk” behaviors, and analyze the information for specific revenue-generating opportunities has required sophistication beyond what is available to most organizations.  Intelligence about actual user behavior, or activity intelligence, has been difficult to collect and is therefore often neglected in decision-making.  However, using our products, user activities can be tracked and controlled through the digital medium enabled by the products that many companies already have – intellectual property, content, software and corporate web sites.

The evolution of digital content development and distribution continues to increase the number of potential markets for our products. Two examples are the license management needs and the increased demand for electronic delivery of software and digital content. The widespread availability of high bandwidth Internet connections has made electronic delivery a viable delivery channel for software and digital content. Electronic delivery not only reduces packaging and distribution costs for the providers, but also creates a more convenient medium for customers to purchase software and digital content.

The escalation of the number and type of software applications and Internet business uses mandates that companies customize their licensing and usage models to fit a large number of licensing usage arrangements. Some of these new agreements include licensing based on the number of named users, licensing per developer, per CPU, per server, per usage, location or company. These new licensing structures also allow for flexible pricing models and profitability maximization through segmenting of the consumer population. This evolution should create opportunities for our UAM products as our customers look for ways to capitalize on each licensing and usage arrangement.

We believe that in order for a provider of UAM products to differentiate itself from its competitors, it must provide an offering that not only enhances revenue and performance, but provides protection, usage reporting and analysis across a wide variety of sources.

Strategy

Our mission is to be a leading provider of user activity management software products, applications and services that provide for profitability opportunities for our customers.  With the acquisition of Old Vincera, we are now able to allow customers to combine strong Intellectual Property, or IP, protection and license management products with on-demand user activity measurement tools.  Our approach to developing product offerings for specific vertical markets has, and will continue to be, a joint effort between subject matter experts from targeted customers and our key technology personnel.  We believe specific segments within the financial services markets will be the focus of our next product offerings.  As we grow, we must continue to build our support and services capability, as customer satisfaction is a primary value of our company and we believe a key element in our overall success.

We are refining our product offerings to include enterprise wide products, as well as products focused on specific uses in small-to-medium size businesses.  The shift to enterprise offerings from individual products will allow us to focus on markets that we believe offer growth opportunities. We have made the decision to concentrate our efforts in North America, and intend to expand to Europe and other parts of the world as we develop sales and marketing alliances in those areas.

Products

Our UAM platform provides the foundation upon which we deliver our business products for tracking, analyzing, management and control to our customers.  The UAM platform and associated products are built upon our existing technologies and technologies we acquired from Old Vincera (which we acquired in August 2004).  We use products such as SmarteSecure, SmarteManager, SmarteKey, User Activity Intelligence (UAI) and UAI for Sales Alert across our applications.

Our customers use our UAM applications to turn information gained from end user usage activity data into actionable intelligence that can increase revenues and to provide the opportunity for continuous business process improvement.  Our current applications include the following:

•

UAM for Customer Retention Forecasting – Discovers key indicators of “at-risk” account behavior; monitors these indicators to proactively identify accounts with a high likelihood of churn; and enables enterprises to focus retention efforts on these accounts before they are lost.

•

UAM for License Compliance Assessment – Identifies the users and accounts that are sharing logins, passwords, content, and software; quantifies the level of abuse and calculates the license revenues owed; and provides detailed usage-based audit reports to substantiate the claims.

•

UAM for Impact Analysis – Measures the impact of outbound activities undertaken by enterprises on the key metrics for lead generation, retention forecasting, and compliance management; quickly identifies the most effective activities; and enables enterprises to focus resources and efforts on activities that achieve desired results.

•

UAM for Access Control – Provides a variety of ways to protect and limit access and action, including 2-factor user authentication, watermarking, and electronic license management for digital content, software and web-based sites or applications.

•

UAM for Lead Generation – Profiles users through their Internet activities and use of free content and trials to identify the most promising prospects and evaluate the appropriate products to address their needs.

The UAM applications above can be used in either a standalone configuration, or used in collaboration with one another.

Online content publishing, a market where companies provide their content and products via the Internet to paying subscribers, is one of the first markets we are addressing with our enterprise application, Subscription Max.

Subscription Max is designed to maximize the value of existing customers while ensuring that the user is paid for the use of their intellectual property.

Customers

We market our products to enterprises that publish digital content, software and web sites.  Targeted markets include information subscription services, financial services, PC game software, educational applications, packaged software and enterprise software. A significant portion of our revenues to date have been from three companies, Hoover’s Online, Lincoln Financial Group and Microsoft Corporation.

Sales and Marketing

We market our UAM products directly to enterprise customers, small-to-medium businesses, content owners/creators and independent software vendors. Although applicable to many industries, our initial focus is on subscription based services, financial market segments, gaming, entertainment and online education companies. We believe these segments have the greatest need and are most likely to allocate budget dollars towards acquiring our solutions.

Our primary sales strategy is to:

•

Sell direct to organizations in our targeted markets;

•

Develop indirect channel partners who offer our products as turnkey solutions and complementary products to their client base; and

•

Build strong relationships within the software vendors to establish an OEM channel.

We supplement our direct sales efforts with reseller programs and service relationships. We are currently focused on pursuing opportunities with enterprise and small-to-medium business partners for our subscription services and financial services offerings. We also believe our products are complementary to a number of software vendors who provide enterprise application solutions in a number of key markets.  We will be pursuing OEM relationships with providers in our focused market segments.

Strategic Alliances

We have established a strategic alliance with Bit Arts, Ltd., based in the United Kingdom, a developer of software security solutions.  Vincera has licensed and incorporated into its own products several synergistic Bit Arts technologies including intellectual property protection algorithms and electronic license management solutions.

Research and Development

Our development facility is located in Austin, Texas.  Our research and development efforts include expenditures for new products, new applications, new features or enhancements for existing products or applications and sustaining engineering activities.  Our research and development expenses were $344,134 during the first nine months of 2004, $359,336 in 2003 and $223,605 in 2002.  These expenses include both direct expenses incurred by us for research and development as well as fee-based consulting services that add functionality to our products.  As part of our fee-based consulting services, we obtain the joint rights to market the technologies we develop.

Proprietary Rights

Our continued success is dependent in part upon our proprietary technologies.  To protect our proprietary technologies, we rely on a combination of technical innovation, trade secret, copyright and trademark laws, non-disclosure agreements and, to a lesser extent, patent applications, each of which affords only limited protection.  In addition, the laws of some foreign countries do not protect our proprietary rights in the products to the same extent as do the laws of the U.S. We have several patent applications pending, though you cannot assure that these patents will be granted.  Despite the measures taken by us, it may be possible for a third party to copy or otherwise obtain and use our proprietary technologies and information without authorization.

We also rely upon some technologies that we license from third party vendors, including software that is integrated with our internally developed software and used in our products to perform key functions.  Our products also include open source technologies.

Competition

The markets in which we compete are highly competitive and are characterized by several large, diversified, and well-capitalized companies, as well as many innovative smaller companies similar to Vincera.  Vincera, in many instances, competes directly with organizations that are well-capitalized and that have substantial name brand recognition for market share.  We believe our competitors in the intellectual property protection industry are those that provide any copy protection, electronic license management, data encryption, and digital rights management software or technology for their customers, including Aladdin Knowledge Systems, LTD, Macrovision Corp., Sony Corp. and others.  In both the business intelligence and customer relationship management, or CRM, areas, there is a small overlap of functionality between what our competitors provide and our technologies. As a result, we are complementary to providers in both of these areas as value-added functionality and a source of quality information.  Companies in the business intelligence and CRM markets include Business Objects SA, Cognos Inc., Salesforce.com Inc. and Siebel Systems Inc.  Although the major players may not yet have robust user activity management products, we believe that they will be moving in this direction.  Most of our competitors are larger, well-capitalized organizations that offer a range of market-established products.

Employees

We have a total of 13 full-time employees located in our office in Austin, Texas.  At November 22, 2004, we had seven employees in technology, three in sales and marketing, and three in general and administrative.  Most of our employees, including our technology and general and administrative personnel, are actively involved in the sales process.

Properties

We lease approximately 3,320 square feet for our corporate offices in Austin, Texas under a lease that expires in June 2006.  We believe this facility is adequate to meet our requirements at the current level of business activity.

Regulation

We are subject to a number of domestic and foreign laws that affect companies conducting business on the Internet.  In addition, because of the increasing popularity of the Internet and the growth of online services, laws relating to user privacy, content, information security and intellectual property rights are being debated and considered for adoption by many countries.

Some of our encryption technologies contained within the piracy management products are subject to regulation by United States governmental agencies.

Items that contain encryption are controlled for export under the Export Administration Regulations, or EAR, 15 C.F.R, 730 - 774, administered by the Bureau of Industry and Security, or BIS, at the Department of Commerce. The controls that apply to an item under the EAR, including encryption items, depend on the classification of that item on the Commerce Control List, or CCL. Items are classified on the CCL by Export Control Classification Number, or ECCN. Some of our software performs the same functions as the following equipment described in Related Controls note (d) to ECCN 5A002:

Equipment where the cryptographic capability is not user-accessible and which is specially designed and limited to allow any of the following:

•

Execution of copy-protected software;

•

Access to any of the following: (a) Copy-protected read-only media; or (b) Information stored in encrypted form on media (e.g., in connection with the protection of intellectual property rights where the media is offered for sale in identical sets to the public); or

•

One-time encryption of copyright protected audio/video data.

Based on this classification, our software is controlled for anti-terrorism purposes under Country Chart Column 1.  Thus, we may export this software to all countries except Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria without an export license from BIS, assuming it complies with any other applicable EAR provisions, such as restrictions on shipments to certain end-users, and other provisions of U.S. law, such as U.S. sanctions laws.  In addition, because this software is covered by Related Controls note (d), we are not required to request a formal classification of this software from BIS or notify BIS of exports of the software.

Moreover, our customers may export their software incorporating our software under similar conditions absent any independent export controls applicable to the customer software.  In this regard, except for the fact that customers are restricted from exporting to the countries specified above and subject to any other regulations applicable to exports of items classified under ECCN 5D992.b.1, the use of the above-referenced software does not otherwise impact protected customer applications requirements or restrictions under the EAR.

To further ensure regulatory compliance, we include the following Export Controls statement in all license agreements involving any of our software:

Licensee shall comply with all export laws and restrictions and regulations of the Department of Commerce, the United States Department of the Treasury Office of Foreign Assets Control (OFAC), or other United States or foreign agency or authority, and Licensee shall not export, or allow the export or re-export of the Software in violation of any such restrictions, laws or regulations.  By downloading or using the Software, Licensee agrees to the foregoing and represents and warrants that Licensee is not located in, under the control of, or a national or resident of any restricted country.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of the ordinary course of our business.  We believe that these actions are routine in nature and incidental to the operation of our business.  While the outcome of these actions cannot be predicted with certainty, we believe that the ultimate resolutions of these matters will not have a material adverse effect on our business.  Regardless of the outcome, litigation can have an adverse impact on us because of defense costs, diversion of management resources, and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information presented in this section should be read in conjunction with the information contained in the financial statements, including the notes thereto, appearing elsewhere in this prospectus. This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, reflecting our current expectations that involve risks and uncertainties.  Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Summary of Financial Information

	Nine Months Ended September 30, (unaudited)		Year Ended December 31,
	2004	2003	2003	2002
Statements of Operations Data:
Revenues	$ 68,135	$ 327,503	$ 340,312	$ 60,066
Total operating expenses	1,776,561	1,711,505	2,990,182	1,763,586
Operating (loss)	(1,705,426)	(1,384,002)	(2,649,870)	(1,703,520)
Net (loss)	(1,705,267)	(1,381,623)	(2,647,491)	(1,700,248)
Net (loss) per common share	$ (0.17)	$ (0.26)	$ (0.53)	$ (0.31)

	As of September 30, (unaudited)		As of December 31,
	2004	2003	2003	2002
Balance Sheet Data:
Cash and cash equivalents	$ 1,439,289	$ 223,538	$ 8,809	$ 454,610
Intangibles	1,073,016	833,827	-	609,012
Total assets	2,625,155	1,334,595	50,858	1,081,998
Short term liabilities	3,790,058	429,517	389,398	3,775,812
Total liabilities	3,790,058	429,517	389,398	3,775,812
Stockholder’s deficit	$ (1,161,903)	$ 905,079	$ (338,540)	$ (2,693,814)

Overview

Vincera, Inc. develops and markets software products and services that enable companies to manage the activities of their current and prospective customers. Through applications built on our User Activity Management, or UAM, platform, Vincera provides our clients with the ability to sense and respond to customer needs by tracking end user behavior, analyzing this information and allowing the client to control their end-users activities.

The UAM is comprised of User Activity Intelligence, License Management and Intellectual Property Protection components that track, analyze, and control user activities across web-based, software-based and content-based products.  Our UAM products enable objective customer insight and enforce dynamic access control on distributed products and require few or no source-code modifications.

We provide our products and services to a variety of software publishers and content providers in the information publishing, financial services, PC-based gaming, online education and consumer and enterprise software markets.  Hoovers Online, Lincoln Financial Group, and Microsoft are some of our customers within our target markets.

We recently launched a new product with our expanded technology base, and we intend to launch additional new products, which will allow us to expand into new enterprise market segments.   This expansion to a business enterprise UAM product suite is expected to increase our initial average sales price and provide for an increase in the lifetime value of our customer base.

Sources of Revenues

Through September 30, 2004, we derived substantially all of our revenues from licensing our products and royalties from the use of our protection products and providing related services. Customers pay us license fees for the right to use our products for a fixed or perpetual term.

Our licensing arrangements may also include the provision of services. Services revenues are comprised of revenues from professional services, such as consulting services and maintenance and support services. Consulting services include a range of services such as installation, implementation and non-complex interface development for the customer’s specific applications. Maintenance and support services represent technical support of our software products and include the right to unspecified product upgrades on an if-and-when available basis.

Recent Acquisition

In August 2004, we acquired Vincera Software, Inc., a provider of user activity intelligence products, in exchange for 16,681,122 shares of our common stock. We acquired Old Vincera as part of our overall strategy to provide products to enterprise customers in addition to our current offerings of consumer-based piracy management products.  This acquisition provided key technologies that we could use to combine IP protection and license management solutions with on-demand user activity measurements. We recorded approximately $1.1 million in intangible assets in connection with the acquisition.

Seasonality Of Business

We expect to experience seasonality in our business, and our consolidated financial condition and results of operations are likely to be affected by seasonality in the future. We expect to experience increased revenues in the fourth quarter of each calendar year followed by lower revenues and operating income in the first quarter of the following year, and at times in subsequent quarters. We believe that this may occur in the event some of our customers manufacture and release PC game titles during the year-end holiday shopping season, while our operating expenses are incurred more evenly throughout the year.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. In many cases, we could reasonably have used different accounting policies and estimates. In some cases changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below. Our management has reviewed our critical accounting policies and estimates with our board of directors.

Revenue Recognition

We derive revenues from software licenses, maintenance and services.  Software licenses for our software typically contain multiple elements, including the product license, maintenance and/or other services.  We allocate the total fee among each deliverable based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence.  This objective evidence of fair value is specific to us and consists either of prices derived from sales of elements when they sold separately, such as the renewal rate for the maintenance element, or the price established by management for sale of elements in the ordinary course of business.

License fees include the software developed and licensed by us.  We license some of our software under contractual arrangements that, in addition to the delivery of software, require significant modification and customization of software.

We recognize revenues from software not requiring significant modification or customization when persuasive evidence of an arrangement exists, delivery has occurred and the fee is fixed or determinable and probable of collection.

Services include installation, basic consulting, as well as software customization and modification to meet specific customer needs.  Professional service fees that we provide under long-term contracts to install and customize software developed by us or third parties are recognized using the percentage of completion method.  Progress to completion is measured using costs incurred or milestones achieved compared to estimated total costs or contract milestones.  Provisions for estimated losses under the percentage of completion method are made for the entire loss in the period in which they become evident.

Maintenance fees include technical support, bug fixes and rights to upgrade on when-and-if-available basis associated with software licenses.  These fees are collected in advance and recognized ratably over the maintenance period.  Unrecognized maintenance fees are included in deferred revenue.

Allowance For Doubtful Accounts

We estimate the collectibility of our accounts receivable on an account-by-account basis. We record an increase in the allowance for doubtful accounts when the prospect of collecting a specific account receivable becomes doubtful. In addition, we establish a non-specific reserve, using a specified percentage of the outstanding balance of all such accounts based on historical bad debt loss experience. We specifically analyze accounts receivable and historical bad debts experience, customer creditworthiness, current economic trends, international situations (such as currency devaluation), and changes in our customer payment history when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Stock-Based Compensation

We account for our employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion, or APB, No. 25, Accounting for Stock Issued to Employees. We make disclosures regarding employee stock-based compensation using the fair value method in accordance with SFAS No. 123, Accounting for Stock Based Compensation . We have calculated the fair value of options granted and have determined the pro forma impact on net income (loss). We account for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force, or EITF, No. 96-18, Accounting for Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

Impairment Of Long-Lived Assets

In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate place in the financial statements.

RESULTS OF OPERATIONS

In view of our limited operating history and changes in the general economic climate, we believe that period-to-period comparisons of revenues and operating results are not necessarily meaningful and should not be relied upon as indications of future performance. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets.

The following discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Estimates and assumptions are reviewed periodically, and actual results may differ from these estimates under different assumptions or conditions.

Comparisons of the Nine Months Ended September 30, 2003 and 2004

Revenues	Nine months ended September 30,		Variance 2004 vs. 2003
	2004	2003	$	%
Total revenues	$68,135	$327,503	$(259,368)	(79.2)%
License revenues	$29,089	$234,259	$(205,170)	(87.6)%
Royalty revenues	$34,197	$0	$34,197	100.0%
Services revenues	$4,849	$93,244	$(88,395)	(94.8)%

Total Revenues.  Revenues for the nine months ended September 30, 2003 reflect a large, one-time contract to provide technology and certification for replication of protected IP.  This contract accounted for 82% of the revenues for this period.  For the period ended September 30, 2004, our three largest customers accounted for 36%, 18% and 17% of our total revenues, respectively.

License Revenues.  The decrease in license revenues for the nine months ended September 30, 2004 was due to a large, one-time contract which accounted for 75% of the license revenues for the same period in 2003.  As we make the transition to the enterprise market, we anticipate that the license revenues will increase as we begin to enter into perpetual and subscription based licenses of our applications to a wider customer base.

Royalty Revenues.  The increase in royalty revenues for the nine months ended September 30, 2004 reflects the implementation of our protection products by our customers. As our protection technology is adopted into the software title protection process of our customers, we seek to receive a royalty. As we make the transition to the enterprise market, we expect that royalty revenues will increase, but will be a small percentage of overall revenues.

Services Revenues.  The decrease in services revenues for the nine months ended September 30, 2004 was due to a large, one-time contract which accounted for 90% of the services revenues for the same period in 2003.  We expect our services revenues to increase as we move towards the enterprise software model and offer professional services and software support and maintenance services.

Expenses	Nine months ended September 30,		Variance 2004 vs. 2003
	2004	2003	$	%
Research and Development	$344,134	$264,225	$79,909	30.2%
Sales, general and administrative	$1,295,173	$1,283,156	$12,017	0.9%
Interest expense	$126,609	$32,926	$93,683	284.5%

Research and Development.  Research and development expenses consist of employee salaries, benefits, consulting costs and the cost of software development tools and expenses associated with the development of new products, enhancements of the existing products, quality assurance and support activities.  As a percentage of our overall expenses, research and development costs accounted for 19% and 15% for the periods ended September 30, 2004 and 2003, respectively. We will continue to invest in research and development as we develop our UAM applications and lessen our dependence on third-party royalty-bearing products.

Sales, General and Administrative.  Sales, general and administrative expenses consist of salaries, benefits and related costs of our sales, marketing, administrative, finance, business operations and information technology personnel, sales commissions, travel and entertainment expenses, costs of our marketing programs, collateral materials, rent and facilities costs, as well as legal, marketing and accounting services.  As a percentage of overall expenses, sales, general and administrative expenses accounted for 73% and 75% for the periods ended September 30, 2004 and 2003, respectively. We expect in future periods that the percentage of sales, general and administrative to the overall expenses will decline and research and development expenses will increase, as a result of our attempts to develop our own proprietary software and thereby lessen our dependence on third-party royalty-bearing products.

Interest Expense.  Interest expense increased in the nine months ended September 30, 2004 as compared to the same period in 2003 primarily due to an increase in interest-bearing notes outstanding.

Provision for Income Taxes and Net Operating Losses.  We have incurred operating losses for all fiscal years from inception through December 31, 2003, and therefore have not recorded a provision for income taxes.  We have recorded a valuation allowance for the full amount of our deferred tax assets, which are primarily net operating loss carryforwards because of the uncertainty regarding the realization of these carryforwards.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Revenues	Year ended December 31,		Variance 2003 vs. 2002
	2003	2002	$	%
Total revenues	$340,312	$60,066	$280,246	466.6%
License revenues	$240,442	$48,468	$191,974	396.1%
Royalty revenues	$6,277	$9,518	$(3,291)	(34.6)%
Services revenues	$93,643	$2,080	$91,563	4,402.1%

Total Revenues.  Total revenues increased by 466.6% from 2002 to 2003.  The increase in total revenues was due to a large, one-time contract to provide technology and certification for replication of protected IP, which affected both license and services revenues.  This contract accounted for 80% of our total revenues in 2003.  In future periods, we will seek to generate revenues through multiple customers versus the concentration of revenues in 2003 from a single customer.

License Revenues.  License revenues for 2003 and 2002 represent 71% and 81% of our total revenues, respectively. The increase in license revenues in 2003 as compared to 2002 was due to a large, one-time contract which accounted for 75% of the license revenues for the period ended in 2003.  As we make the transition to the enterprise market, we anticipate that license revenues will increase with perpetual and subscription based licenses of our applications from a wider customer base.

Royalty Revenues.  Royalty revenues for 2003 and 2002 represent 2% and 16% of our total revenues, respectively. The decrease in royalty revenues in 2003 as compared to 2002 was insignificant; however, as our protection technology is adopted into the software title protection process of our customers, we will seek to receive a royalty. As we make the transition to the enterprise market, we expect that royalty revenues will increase, but will be a small percentage of overall revenues.

Services Revenues.  Services revenues for 2003 and 2002 represent 28% and 4% of our total revenues, respectively.  The increase in services revenues in 2003 as compared to 2002 was due to a large, one-time contract which accounted for 96% of the services revenues.  We expect our services revenues to increase as we move towards the enterprise software model and offer professional services and software support and maintenance services.

Expenses	Year ended December 31,		Variance 2003 vs. 2002
	2003	2002	$	%
Research and development	$359,336	$223,605	$135,731	60.7%
Sales, general and administrative	$1,630,491	$1,360,705	$269,786	19.8%
Depreciation and amortization	$175,224	$47,775	$127,449	266.8%
Loss on impairment write-down on licensed technology	$792,098	$0	$792,098	100.0%
Interest expense	$33,033	$131,501	$(98,468)	(74.9)%

Research and Development.  The increase in research and development expenses in 2003 as compared to 2002 is due to additional headcount in our technology personnel.

Sales, General and Administrative.  Sales, general and administrative expenses increased in 2003 primarily due to an increase in employees. As a percentage of our overall expenses, sales, general and administrative expenses accounted for 81% and 83% for 2003 and 2002, respectively. We expect in future periods that the percentage of sales, general and administrative to the overall expenses will decline and research and development expenses will increase, as a result of our intent to develop our own proprietary software and thereby lessen our dependence on third-party royalty-bearing products.

Depreciation and amortization.  The decrease in depreciation and amortization expense in 2003 as compared to 2002 is primarily due to the amortization of the technology licensing in 2002 and 2003.  We determined the technology to be impaired and took an impairment write-off at the end of 2003.

Loss on Impairment.  In connection with a software license arrangement between us and Bit Arts, Ltd. we were entitled to exclusive marketing rights for a 24 month period, ending October 31, 2004. Upon execution of the contract, the exclusive rights were classified as an asset. Due to the decline in value of the exclusive license in the fourth quarter of 2003 we deemed the exclusivity right to be other-than-temporarily impaired and recorded an impairment charge of $792,098, based on discounted cash flow analysis prepared by us.

Interest Expense.  The decrease in interest expense in 2003 as compared to 2002 is primarily due to the conversion of our Series A Notes Payable, along with accrued interest, in February 2003 to Series A Preferred Stock.

Provision for Income Taxes and Net Operating Losses.  We have incurred operating losses for all fiscal years from inception through December 31, 2003, and therefore have not recorded a provision for income taxes.  We have recorded a valuation allowance for the full amount of our deferred tax assets, which are primarily net operating loss carryforwards, because of the uncertainty regarding the realization of these carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our operations primarily from cash generated through private sales of common and preferred stock totaling $6.8 million, from promissory notes totaling $3.3 million and from proceeds of operations, principally our copy protection products. Our operating activities used $1.7 million and $1.5 million of cash for the nine months ended September 30, 2004 and 2003, respectively, primarily due to the decrease in 2004 revenues versus 2003.

Investing activities used net cash of $6,200 and $366,100 for the nine months ended September 30, 2004 and 2003, respectively.   The difference was primarily due to lower levels of investments made in 2004 and the $350,000 paid for licensing rights in 2003.

Financing activities provided net cash of $3.1 million for the nine months ended September 30, 2004 and a net of $1.6 million for the nine months ended September 30, 2003, primarily due to an increase in proceeds from borrowings of approximately $3.2 million in 2004 versus proceeds of $1.6 million from preferred stock issuances.

At September 30, 2004, we had $1.4 million in cash and cash equivalents. We anticipate that capital expenditures for the next six months will not exceed $50,000.  We also have future minimum lease payments of approximately $90,000 under operating leases.  We may need to secure additional office space for expansion which could require payments to break the current lease.  Additionally, we could incur moving, build out, wiring and relocation expenses if we are required to move.

We believe that the current available funds, net proceeds from this offering (assuming the maximum amount of the offering is sold), and cash flows generated from operations will be sufficient to meet our working capital and capital expenditure requirements for the next twelve months.  We may also use cash to acquire or invest in additional businesses or to obtain the rights to use additional technologies in the future.

If we obtain at or near the minimum offering, we would not likely have enough cash for operations and capital requirements and would need additional cash within the next twelve months.  Furthermore, our expansion plans are critical to obtaining profitability and a shortage of funds would hinder those expansion plans and put into doubt our ability to become cash flow positive and profitable.

Because a portion of our cash inflows are expected to be generated by operations, our ability to generate positive cash flow from operations may be jeopardized by fluctuations in our operating results.  Such fluctuations can occur as a result of decreases in demand for our user activity management products, or due to other business risks including, but not limited to, those factors set forth under the caption “Risk Factors.”

Our independent certified public accountants have stated in their report included elsewhere in this prospectus that we have incurred losses from operations and have limited working capital that raise substantial doubt about our ability to continue as a going concern.  We hope to continue to fund operations through additional debt and equity financing arrangements that we believe may be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2005.  The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers, and their ages and positions as of November 22, 2004 are as follows:

Name	Age	Position	Served as Director or Executive Officer Since
David R. Malmstedt	49	President and Chief Executive Officer and Director	2004
Bala Vishwanath	35	Chairman of the Board and Chief Strategy Officer	1999
Puru Agrawal	30	Chief Technology Officer	2004
Jerry Gottlieb	62	Senior Vice President, Sales	2004
Ken Murphy	65	Director	2002

David R. Malmstedt has served as our Chief Executive Officer since August 2004 when we acquired Vincera Software, Inc. From April 2002 to August 2004, Mr. Malmstedt served as President and Chief Executive Officer of Vincera Software, Inc.  From September 2000 to December 2001, Mr. Malmstedt served as Chief Operating Officer and a director of The Kernel Group, a private storage management software company until its acquisition by Veritas Software Corporation.  From April 1999 to April 2000 Mr. Malmstedt served as Executive Vice President, Worldwide Field Operations for Legato Systems, Inc., a public storage management software company.  From January 1998 to April 1999, he served as Senior Vice President, Worldwide Field Operations for FullTime Software, Inc., a public company that provided high availability software until its acquisition by Legato Systems, Inc.

Bala Vishwanath, our co-founder, has served as our Chairman of the Board since March 1999 and as our Chief Strategy Officer since August 2004.  Mr. Vishwanath also served in the capacities of President, Co-Chief Executive Officer and Chief Executive Officer from our inception until our acquisition of Vincera Software in August 2004.  Mr. Vishwanath serves as a director at The Indus Entrepreneurs, a non-profit organization.  Mr. Vishwanath has a B.S. in Electrical and Electronics Engineering from Birla Institute of Technology, Pilani (India) and a M.S. in Electrical Engineering from the University of Hawaii, Manoa.  Mr. Vishwanath also received a VLSI Certificate Degree from the University of California, Berkeley.

Puru Agrawal has served as our Chief Technology Officer since August 2004. From November 1999 to August 2004, Mr. Agrawal was a co-founder and Chief Technology Officer of Vincera Software, Inc.  From January 1998 to December 1999, Mr. Agrawal served as Director of the Component Development Center at Medaphis, a public company providing consulting services in information technology.  From July 1995 to December 1997, Mr. Agrawal served in a variety of other technical leadership and management positions at BSG.  Mr. Agrawal has a B.S. in biomedical engineering from Northwestern University.

Jerry Gottlieb has served as our Senior Vice President of Sales, Service and Support since June 2004.  From February 2002 to January 2003, Mr. Gottlieb served as Vice President and General Manager of North American Sales at Vitria, Inc., a public software company providing complex business process integration solutions.  From January 2000 to February 2002, Mr. Gottlieb served as Managing Director at KPMG Consulting.  From October 1998 to January 2000, he served as Vice President Sales at Netscape, Inc., a public company.  From April 1995 to October 1997, Mr. Gottlieb served as a group vice president at Oracle, a public company.  Mr. Gottlieb has a B.A.  in Political Science from Arizona State University, and an M.A. in International Marketing from Thunderbird Graduate School.

Ken Murphy has served as a director of Vincera, Inc. since June 2002.  He founded and served as President and Chairman of the Board of The Mail Box, Inc., a single-site mailing company, for over 27 years. In 1998 The Mail Box was acquired by Alliance Data Systems.   Mr. Murphy currently serves as director of several private companies.  Mr. Murphy is a member of the Board of Directors of the Texas Thoroughbred Association.

Key Management Employees

Name	Age	Position
Mark Eshelman	43	Director of Sales Development
Todd Enright	33	Vice President, Product Management
Brian Mantz	40	Vice President, Quality

Mark Eshelman, our co-founder, has served as our Director of Sales Development since October 2004.  Mr. Eshelman has also served as our Vice President, Strategic Relations since 1999 and was a member of our Board of Directors from April 2000 until August 2004.  From September 1993 to December 1997, Mr. Eshelman served as President of Global Micro Systems until it was acquired by Initiative Technologies.  After the acquisition, Mr. Eshelman served as Vice President, Sales for Initiative Technologies until September 1999.

Todd Enright has served as our Vice President, Product Management since October 2003.  From February 2002 to March 2003, Mr. Enright served as Software Architect at Clearcube Technology, a private software and services company.  From October 2001 to January 2002, Mr. Enright served as chief executive officer of infraManage until it was acquired by Clearcube Technology. From June 2001 to September 2001, Mr. Enright served as Director of Rightview Technology at Yellowbrix, Inc., a private software firm.  From February 2001 to May 2001, Mr. Enright served as Vice President of Web Operations at iSyndicate, which was acquired by Yellowbrix.  From February 2000 to February 2001, Mr. Enright served as Vice President of Web Operations at Kurion, which was acquired by iSyndicate. From September 1999 to February 2000, Mr. Enright served as Director of MoneyStar Financial Network at MoneyStar, a private software company.

Brian Mantz has served as our Vice President, Quality since January 2000. From October 1991 to January 2000, Mr. Mantz served as Manager at Advanced Technology Company, a high technology aerospace welding company.

Board of Directors

Classified Board. Prior to the consummation of this offering we intend to classify our three directors into three classes, each serving staggered three-year terms:

•

Class I Directors will include Ken Murphy, and his term will expire at the first annual meeting of stockholders following the date of this prospectus;

•

Class II Directors will include Bala Vishwanath, and his term will expire at the second annual meeting of stockholders following the date of this prospectus; and

•

Class III Directors will include David R. Malmstedt, and his term will expire at the third annual meeting of stockholders following the date of this prospectus.

As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms.  Our board of directors intends to establish an audit committee and a compensation committee following completion of this offering.

Audit Committee. As soon as reasonably practical after the effective date of this prospectus, it is our intent to institute an audit committee, pending the election of directors who can serve as the financial expert of the audit committee and can be determined by our board to be independent under the relevant SEC regulations. The audit committee will oversee our accounting and financial reporting processes and audits of our financial statements, and will be responsible for: approving and retaining the independent auditors to conduct the annual audit of our books and records; reviewing the proposed scope and results of the audit; reviewing and pre-approving the independent auditors’ audit and non-audit services; approving the audit fees to be paid; reviewing accounting and financial controls with the independent auditors and our financial and accounting staff; reviewing and approving transactions between us and our directors, officers and affiliates; recognizing and preventing prohibited non-audit services; establishing procedures for complaints received by us regarding accounting matters; and overseeing internal audit functions.  The audit committee also will review other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or as our board of directors may from time to time prescribe.

Compensation Committee. As soon as reasonably practical after the effective date of this prospectus, it is our intent to institute a compensation committee, pending the election of directors who can be determined by our board to be independent under the relevant SEC regulations.  The compensation committee will oversee the approval and evaluation of all compensation matters for executive management; establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; and administer our stock incentive plans, short term incentive plans, and all other benefit plans.

Code of Ethics. The Board of Directors has adopted a Code of Ethics for its Chief Executive Officer and Senior Financial Executives and Standards of Business Conduct for all of its directors, officers and employees, including its CEO and senior financial officers.  Stockholders may request a free copy of the Code of Ethics and Standards of Business Conduct from Investor Relations, Vincera, Inc., 611 South Congress, Suite 350, Austin, Texas 78704.  To date, there have been no waivers under the Code of Ethics or Standards of Business Conduct.

Compensation Committee Interlocks and Insider Participation. We anticipate that no member of our compensation committee will be an officer or employee of ours, or our subsidiaries.  None of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.  Furthermore, none of our executive officers serves as a director of any entity that has one or more executive officers serving as a member of our compensation committee.

Compensation of Directors

Each of our non-employee and employee directors is eligible to receive option grants under the discretionary option grant program of the Stock Option Plan.

Executive Compensation

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to our most highly compensated executive officers whose annual compensation exceeded $100,000 (our “named executive officers”) for the fiscal years ended December 31, 2001, 2002 and 2003.

				Long Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options/SARs(#)
David R. Malmstedt(1)	2003	210,739	-	-
President and Chief Executive Officer	2002	165,963	-	-
	2001	-	-	-
			-	-
Bala Vishwanath(2)	2003	126,500
Chairman of the Board, Chief Strategy Officer and	2002	133,902	4,000	150,000(3)
Former Chief Executive Officer	2001	47,507	-	-
			-	-
Puru Agrawal(4)	2003	107,560	-	-
Chief Technology Officer	2002	119,290
	2001	87,500

Mark Eshelman(5)	2003	127,000	-	-
Director of Sales Development	2002	118,673	7,305	150,000(6)
	2001	62,952	-	-

(1)

Mr. Malmstedt was named our President and Chief Executive Officer in August 2004 upon our acquisition of Vincera Software, Inc.  Information as to Mr. Malmstedt’s compensation relates to compensation received as President and Chief Executive Officer of Vincera Software, Inc.

(2)

Mr. Vishwanath served as our Chief Executive Officer until August 2004.

(3)

Mr. Vishwanath’s options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

(4)

Mr. Agrawal was named our Chief Technology Officer in August 2004 upon our acquisition of Vincera Software, Inc.  Information as to Mr. Agrawal’s compensation relates to compensation received as Chief Technology Officer of Vincera Software, Inc.

(5)

Mr. Eshelman served as an executive officer through October 2004.

(6)

Mr. Eshelman’s options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

Stock Option Grants In Last Fiscal Year

We did not grant any stock options or SARs to our named executive officers in the fiscal year ended December 31, 2003.

Aggregate Option/SAR Exercised in Last Fiscal Year

There were no options exercised by our named executive officers in 2003.  The following table presents for our named executive officers the number and value of securities underlying unexercised options that were held by those officers as of December 31, 2003.  The numbers in the column entitled “Value of Unexercised In-The-Money Options at December 31, 2003” are based on the initial public offering price of $0.36 per share, less the exercise price payable for these shares.  These calculations do not take into account the effect of any taxes that may be applicable to the option exercises.

Option Values at December 31, 2003
	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003 ($)
Name and Principal Position	Exercisable	Unexercisable	Exercisable	Unexercisable
David R. Malmstedt (1)	0	0	0	0

Bala Vishwanath (2)	2,554,500	62,500	908,377	19,375

Puru Agrawal (3)	0	0	0	0

Mark Eshelman (4)	587,500	62,500	157,125	19,375

(1) Subsequent to December 2003, Mr. Malmstedt was granted options to purchase 150,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

(2) Mr. Vishwanath’s options include options to purchase up to 1,707,000 shares as to which Vincera and Mr. Vishwanath agreed that the options are exercisable for five years after any termination of Mr. Vishwanath, other than for cause, death or disability. Subsequent to December 2003, Mr. Vishwanath exercised 750,000 options at an exercise price of $0.00133 per share.

(3) Subsequent to December 2003, Mr. Agrawal was granted options to purchase 30,000 shares of common stock at an exercise price of $0.05 per share, which he has exercised. These options are immediately exercisable and subject to a reverse vesting provision pursuant to which our repurchase right lapses as the options vest monthly over a three year period beginning on the date of grant.

 (4) Mr. Eshelman’s options include options to purchase up to 500,000 shares as to which Vincera and Mr. Eshelman agreed to extend the exercise period to provide that the options are exercisable for five years after any termination of Mr. Eshelman, other than for cause, death or disability.

Long-term Incentive Plans

2002 Stock Option Plan

Our board of directors adopted the 2002 Stock Option Plan, or 2002 Stock Plan, in April 2002, and it was subsequently approved by our stockholders.  The 2002 Stock Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and non-statutory stock options, restricted stock, and  stock bonus awards to our employees, directors, and consultants.  Options to purchase 2,378,334 shares of our common stock have been issued and are outstanding under the 2002 Stock Plan as of November 22, 2004. Vincera may issue up to an additional 4,672,499 options, stock bonus awards or restricted stock awards under the 2002 Stock Plan.  In addition there are currently outstanding options to purchase 2,707,000 shares of our common stock granted outside of the 2002 Stock Plan.  There have been no stock bonus awards or restricted stock awards issued under the 2002 Stock Plan.

Number of Shares of Common Stock Available Under the 2002 Stock Plan.  A total of 9,000,000 shares of our common stock were reserved for issuance pursuant to our 2002 Stock Plan.  In addition, the 2002 Stock Plan provides for an annual increase to be added as of the first day of the our fiscal year beginning in 2006 equal to the lesser of (i) 1% of the outstanding shares of our common stock as of the end of our immediately preceding fiscal year on a fully diluted basis (assuming exercise of all outstanding options and warrants and conversion of all outstanding convertible preferred stock and convertible notes) and (ii) a lesser amount determined by the board; provided, however, that any shares from any increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the plan in future years.

If an option, grant of restricted stock, grant of a stock bonus (each, an “award”) expires or is terminated or canceled without having been exercised, is forfeited back to or repurchased by us, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under our plan (unless our plan has terminated).

Administration of the 2002 Stock Plan.   Our board of directors, or one or more committees appointed by our board, administers our 2002 Stock Plan.  In the event our common stock is publicly traded, in the discretion of our board of directors, a committee may consist solely of two or more non-employee directors.  Within the scope of such authority, the board or the committee may (i) delegate to a committee of one or more members of the board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant awards to eligible persons who are either (a) not then the chief executive officer and the four other highest compensated officers for whom total compensation is required to be reported to stockholders for purposes of Section 162(m) at the time of recognition of income from such award or (b) not persons with respect to whom the company wishes to comply with Section 162(m) of the Code, or (ii) delegate to a committee of one or more members of the board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934. The administrator has the power to determine the terms of the awards, including, the number of shares subject to each award, the exercisability of the awards, when and how each award shall be granted, what type or combination of types of awards shall be granted, the provisions of each award granted (which need not be identical) and the form of consideration payable upon exercise.

Options.   A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time.  The exercise price of incentive stock options under our 2002 Stock Plan for others shall not be less than 100% of the fair market value of our common stock at the date of grant.  The exercise price for non-statutory stock options shall not be less than 20% of the fair market value of the common stock on the date of grant.  After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time stated in the option agreement. If termination is due to death or disability and unless otherwise provided in the option agreement, the option generally will remain exercisable for 12 months following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the date of grant. The administrator determines the term of all other options.

Restricted Stock.   Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions that the board shall deem appropriate.  The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms of and conditions of separate restricted stock purchase agreements need not be identical.  The purchase price of restricted stock awards shall be determined by the board or a committee.  Shares of common stock acquired under a restricted stock purchase agreement, may, but need not, be subject to  a share repurchase option by us in accordance with a vesting schedule to be determined by the Board or committee.  In the event a participant’s continuous service terminates, we may repurchase or otherwise acquire any or all of the shares of common stock held by the participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

Stock Bonus Awards.   Each stock bonus agreement shall be in such form and shall contain such terms and conditions that the board or committee shall deem appropriate.  The terms and conditions of the stock bonus agreements may change from time to time, and the terms of and conditions of separate stock bonus agreements need not be identical.  A stock bonus may be awarded in consideration for past services actually rendered to us.  Shares of common stock awarded under a stock bonus agreement, may, but need not, be subject to  a share repurchase option by us in accordance with a vesting schedule to be determined by the board.  In the event a participant’s continuous service terminates, we may repurchase or otherwise acquire any or all of the shares of common stock held by the participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

Transferability of Awards.   An incentive stock option shall not be transferable except by will or by the laws of descent and distribution and shall only be exercisable during the lifetime of the optionholder, unless the optionholder designates in writing a third party who may exercise the option in the event of death of the optionholder.  A non-statutory stock option, unless otherwise provided in the option agreement, shall not be transferable except by will or by the laws of descent and distribution and shall only be exercisable during the lifetime of the optionholder, unless the optionholder designates in writing a third party who may exercise the option in the event of death of the optionholder.  Rights to acquire shares of common stock under a restricted stock purchase agreement or stock bonus plan shall be transferable by the participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement (as determined by the board or committed) or in the stock bonus agreement

 (as determined by the board), so long as common stock awarded under the restricted stock purchase agreement or stock bonus agreement remain subject to the terms of such agreement.

Adjustments upon Merger or Change in Control or Reverse Merger or Securities Acquisition.   Our 2002 Stock Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, or in a reverse merger in which we are the surviving corporation but our shares of common stock outstanding immediately preceding the merger are converted in the merger into other property, the successor corporation will assume or substitute an equivalent award for each outstanding award.  Any outstanding awards held by participants whose continuous service has not terminated that are not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, and any such awards shall terminate if not exercised (if applicable) at or prior to such event.   In addition our 2002 Stock Plan provides that, after the first date any security of ours is listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system, in the event of an acquisition by any person, entity or group of securities representing at least 50% of the combined voting power entitled to vote other than by merger, asset sale, consolidation or reverse merger, any outstanding awards held by participants whose continuous service has not terminated the vesting shall be fully accelerated.

Amendment and Termination of Our 2002 Stock Incentive Plan.   Our 2002 Stock Plan will automatically terminate in 2012, unless we terminate it sooner. In addition, our board of directors has the authority to amend (subject to shareholder approval, as applicable) our 2002 Stock Plan provided it does not adversely affect any award previously granted under our 2002 Stock Plan.  In addition, our board of directors has the authority to suspend or terminate our 2002 Stock Plan.

Indemnification Arrangements

Vincera has agreed under its bylaws and pursuant to various agreements to indemnify its officers, directors and employees against losses and liabilities by virtue of the service to Vincera.  Insofar as indemnification may be available for liabilities arising under the Securities Act of 1933, Vincera has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2002, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded, or will exceed, $60,000 and in which any current director, executive officer, holder of more than five percent of our capital stock, or entities affiliated with them, had or will have a material interest, other than as described above in the section caption “Management” and in the transactions described below.

Mr. David R. Malmstedt received a promissory note payable by Vincera in the amount of $91,248 in consideration of unpaid salary owed to him by Old Vincera, in connection with the acquisition of Old Vincera in August 2004.

Mr. Mark Eshelman’s brother, Michael Eshelman, and his father, Jack Eshelman, have invested in Vincera common stock, preferred stock, and convertible notes, on the same terms and conditions as other unaffiliated investors.

Mr. Bala Vishwanath served as our Chief Executive Officer until August 2004.  Vincera issued a promissory note to Mr. Vishwanath in the amount of $175,000 in consideration of unpaid salary owed to him by Vincera, in July 2002.  Vincera repaid this amount in August 2004 with proceeds from the private placement of subordinated promissory notes.  In August 2004, Mr. Vishwanath exercised options to purchase 750,000 shares of our common stock for an exercise price of $0.00133 per share.  In connection with this exercise, Vincera agreed to indemnify Mr. Vishwanath for any tax liabilities he incurs in connection with the exercise of these options in excess of $12,122.

Mr. Ken Murphy has purchased $876,000 in principal amount of convertible promissory notes which have converted to 1,841,618 shares of our Series A preferred stock (which will convert into 1,841,618 shares of our common stock in connection with this offering), and 250,00 shares of Vincera common stock upon exercise of options at $0.05 per share.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers.  The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

David R. Malmstedt.  Pursuant to an employment agreement between Mr. Malmstedt and us, Mr. Malmstedt is entitled to a base annual salary of not less than $150,000, and Mr. Malmstedt is eligible for cash bonuses at the discretion of our Board of Directors.  Mr. Malmstedt’s employment is terminable at will by Vincera or Mr. Malmstedt, with a fourteen day notification period. In the event that Vincera terminates Mr. Malmstedt other than for cause (as defined in his employment agreement), Mr. Malmstedt is entitled to severance pay for three months at the average of Mr. Malmstedt’s prior three month’s salary plus bonus.  We have also agreed to pay the monthly rent on Mr. Malmstedt’s residence in Austin, Texas, in an amount not to exceed $1,850 per month.

Bala Vishwanath.  Pursuant to an employment agreement between Mr. Vishwanath and us, Mr. Vishwanath is entitled to a base annual salary of not less than $120,000 and Mr. Vishwanath was paid a cash bonus of $15,000, and is eligible for additional cash bonuses at the discretion of our Board of Directors.  Mr. Vishwanath’s employment is terminable at will by Vincera or Mr. Vishwanath, with a fourteen day notification period.  In the event that we terminate Mr. Vishwanath other than for cause (as defined in his employment agreement), Mr. Vishwanath is entitled to severance pay for four months at the average of his prior three month’s salary plus bonus.

Puru Agrawal.  Pursuant to an employment agreement between Mr. Agrawal and us, Mr. Agrawal is entitled to a base annual salary of not less than $120,000, and Mr. Agrawal is eligible for cash bonuses at the discretion of our Board of Directors.  Mr. Agrawal’s employment is terminable at will by Vincera or Mr. Agrawal, with a fourteen day notification period. In the event that Vincera terminates Mr. Agrawal other than for cause (as defined in his employment agreement), Mr. Agrawal is entitled to severance pay for three months at the average of  Mr. Agrawal’s prior three month’s salary plus bonus.

Mark Eshelman.  Pursuant to an employment agreement between Mr. Eshelman and us, Mr. Eshelman is entitled to a base annual salary of not less than $120,000 and Mr. Eshelman was paid a cash bonus of $15,000, and is eligible for additional cash bonuses at the discretion of our Board of Directors.  Mr. Eshelman’s employment is terminable at will by Vincera or Mr. Eshelman, with a fourteen day notification period.  In the event that we terminate Mr. Eshelman other than for cause (as defined in his employment agreement), Mr. Eshelman is entitled to severance pay for four months at the average of his prior three month’s salary plus bonus.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock and Series A Preferred Stock as of November 22, 2004, and as adjusted to reflect the sale of common stock offered by us in this offering, for:

•

each person known by us to beneficially own more than 5% of our outstanding shares of common or preferred stock;

•

each executive officer named in the Summary Compensation Table;

•

each of our directors; and

•

all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities.  Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants and other convertible securities held by such persons that are exercisable within 60 days of November 22, 2004.

The percentage of beneficial ownership before the offering is based on 36,080,721 shares, consisting of 24,047,197 shares of common stock outstanding as of November 22, 2004 and 9,398,541 shares issuable upon the conversion of shares of our outstanding convertible preferred stock and 2,634,983 shares of common stock issuable upon the conversion of our outstanding convertible promissory notes in connection with this offering.  The percentage of beneficial ownership after the offering is based on 56,420,999 shares, including 20,138,889 shares to be sold by us and 201,389 to be issued to the placement agent in this offering, assuming the maximum offering.

Unless otherwise indicated, the address of each person owning outstanding shares of common stock is c/o Vincera, Inc., 611 South Congress Avenue, Suite 350, Austin, Texas 78704.

	Shares of Series A Preferred Stock			Shares of Common Stock
Name	Approximate Number of Shares Owned	Before Offering	After Offering	Approximate Number of Shares Owned	Before Offering	After Offering
		Approximate Percent of Class	Approximate Percent of Class		Approximate Percent of Class	Approximate Percent of Class (max)
Officers and Directors
Bala Vishwanath (1)	0	0.00%	0.00%	4,562,376	12.07%	7.83%
David R. Malmstedt (2)	0	0.00%	0.00%	2,640,286	7.32%	4.68%
Ken Murphy (3)	0	0.00%	0.00%	2,420,785	6.65%	3.75%
Puru Agrawal (4)	0	0.00%	0.00%	1,981,464	5.49%	3.51%
Mark Eshelman (5)	0	0.00%	0.00%	922,709	2.51%	1.60%
All executive officers and directors as a group (6) (5 persons)	0	0.00%	0.00%	11,377,827	31.73%	19.92%
5% Security Holders
Funds affiliated with Draper Fisher Jurvetson (7)	0	0.00%	0.00%	3,064,173	8.49%	5.43%
Young Suk Kang	524,521	100.00%	100.00%	524,521	*	*

* - indicates beneficial ownership of less than 1%

(1)

Includes 1,717,834 shares issuable upon exercise of options that are exercisable within 60 days of November 22, 2004.  The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.  2,844,582 of the shares are vested and 10,832 of the shares are unvested and are subject to repurchase by the Company, upon termination, through December 31, 2004.  An additional 272,291 options vest through 2008.

(2)

Includes 141,667 shares issued upon exercise of options that provide for exercise prior to vesting, and are subject to a lapsing repurchase right in our favor, such that 4,167 shares vest per month through the three year vesting schedule of the option starting August 23, 2004.  Mr. Malmstedt does not have the power to vote or dispose of such shares until the restrictions lapse.

(3)

Includes shares of common stock issuable upon conversion of 840,107 shares of our Series A convertible preferred stock held by Shirley Sharon Murphy Family Trust, 500,756 shares of Series A convertible preferred stock held by Kenneth W. Murphy Children’s Trust, David Mallory, Trustee and 500,755 shares of Series A convertible preferred stock held by Kenneth W. Murphy Grandchildren’s Trust, David Mallory, Trustee, 250,000 shares of common stock, 300,000 Series A convertible preferred warrants and 29,167 shares issuable upon exercise of options that are exercisable within 60 days of November 22, 2004.  The Series A convertible preferred stock will convert into shares of our common stock upon completion of this offering.  The preferred warrants have an exercise period ending upon the closing of this offering, and these warrants are assumed expired for purposes of the "After Offering" calculations. An additional 70,833 options vest through 2006.  Ken Murphy has voting and investment power over these shares. However, Mr. Murphy disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising therein. The address for all entities and individuals affiliated with Mr. Murphy is 3134 Skyway Circle South, Irving, Texas 73038.

(4)

Includes 28,334 shares issued upon exercise of options that provide for exercise prior to vesting, and are subject to a lapsing repurchase right in our favor, such that 834 shares vest per month through the three year vesting schedule of the option.  Mr. Agrawal does not have the power to vote or dispose of such shares until the restrictions lapse.

(5)

Includes 697,709 shares issuable upon exercise of options that are excisable within 60 days of November 22, 2004.  The options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.  225,000 of the shares are vested.  An additional 272,291 options vest through 2008.

(6)

Include Bala Vishwanath, David R. Malmstedt, Ken Murphy, Puru Agrawal, and Jerry Gottlieb as Executive Officers and Directors.

(7)

Includes 2,941,606 shares held by Draper Fisher Jurvetson Fund VII, L.P., 94,961 shares held by Draper Fisher Jurvetson Fund VII, LLC, and 93,150 shares held by Draper Associates, L.P.  John Fisher is a managing director of the general partner of the Draper Fisher Jurvetson funds and has shared voting and investment power over these shares. However, Mr. Fisher disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising therein. The address for all entities and individuals affiliated with Draper Fisher Jurvetson is 2882 Sand Hill Rd., Suite 150, Menlo Park, CA 94025.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds of approximately $1,001,609 from the exercise of the warrants, if the selling stockholders exercise all of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock, except as indicated.

The following table also sets forth the name of each person who is offering for resale shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.  The amounts and information set for the below are based on the information provided to us by representatives of the selling stockholders, as of November 22, 2004 and are accurate to the best of our knowledge.

Except as described in the section entitled "Material Relationships with Selling Stockholders," no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. The selling stockholders may from time to time offer and sell any or all of their shares as listed below. Because the selling stockholders are not obligated to sell their shares, and because they may also acquire publicly traded shares of our common stock, we cannot estimate how many shares each selling stockholder will beneficially own after this offering. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering		Shares Offered	Shares Beneficially Owned Following the Offering
	Number	Percent		Number	Percent
Jason Parrish (1)	1,085,365	1.922%	723,509	361,856	0.641%
William Jefferey Martaga (1)	869,923	1.542%	287,959	581,964	1.031%
Scott McAllister (2)	520,000	0.921%	10,500	509,500	0.903%
Michael & Connie Eshelman (1)(3)	627,626	1.112%	215,242	412,384	0.731%
Michael Kline (2)	303,850	0.539%	3,500	300,350	0.532%
George Fenimore III (1)	387,424	0.687%	187,424	200,000	0.354%
Craig Blaesing (1)	272,669	0.483%	72,669	200,000	0.354%
John Eshelman (1)(4)	234,598	0.416%	130,598	104,000	0.184%
Fifth Street Capital, LLC (5)	2,167,314	3.712%	2,167,314	0	0.000%
Mary Ann Thompson Frenk Family Trust (2)(6)	70,000	0.124%	70,000	0	0.000%
Laura Cox (1)	68,966	0.122%	28,966	40,000	0.071%
Kelly Rodgers (1)	114,026	0.202%	74,026	40,000	0.071%
Stephen Moreland (1)	127,711	0.226%	102,711	25,000	0.044%
Randy Weiss (2)	21,000	0.037%	21,000	0	0.000%
Richard Toth (1)	34,638	0.061%	14,638	20,000	0.035%
Ali Gallagher (2)	14,000	0.025%	14,000	0	0.000%
Agincourt, LLC (2) (7)	14,000	0.025%	14,000	0	0.000%
Paul Foreman (2)	14,000	0.025%	14,000	0	0.000%
Sequel Properties (2) (8)	14,000	0.025%	14,000	0	0.000%
Bob Allison (2)	14,000	0.025%	14,000	0	0.000%
Greg Sparks (2)	10,500	0.019%	10,500	0	0.000%
Wayne Parkman (2)	10,500	0.019%	10,500	0	0.000%
Ron Bowling (2)	7,000	0.012%	7,000	0	0.000%
Jerry D. Simmons (2)	7,000	0.012%	7,000	0	0.000%
Thomas G. Reagan (2)	7,000	0.012%	7,000	0	0.000%
Charles M. Gray (2)	7,000	0.012%	7,000	0	0.000%

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned Following the Offering
	Number	Percent	Shares Offered	Number	Percent
Michael J. Blackwell (2)	7,000	0.012%	7,000	0	0.000%
Richard L. Hunter, Jr (2)	7,000	0.012%	7,000	0	0.000%
Sherry Ellenbogen (2)	7,000	0.012%	7,000	0	0.000%
Odyssey Marketing Group (2)(9)	7,000	0.012%	7,000	0	0.000%
Dorchie Ferrell (2)	7,000	0.012%	7,000	0	0.000%
Michael Craddock (2)	7,000	0.012%	7,000	0	0.000%
Tracy Sharp (2)	5,600	0.010%	5,600	0	0.000%
Michael McAuliffe (2)	5,436	0.010%	5,436	0	0.000%
Gregory Brown (2)	4,200	0.007%	4,200	0	0.000%
Alice & Don Frenk (2)	3,780	0.007%	3,780	0	0.000%
Manuel Coats (2)	150,316	0.266%	150,316	0	0.000%
Azar Computer (2)(10)	3,500	0.006%	3,500	0	0.000%
Shelly & Shane Phillips (2)	3,500	0.006%	3,500	0	0.000%
Judith Eifert Beck (2)	3,500	0.006%	3,500	0	0.000%
Peter John Bagnall (2)(11)	3,500	0.006%	3,500	0	0.000%
John B. Hall (2)	3,500	0.006%	3,500	0	0.000%
Richard Gift (2)	3,500	0.006%	3,500	0	0.000%
Sue Hardy (2)	3,500	0.006%	3,500	0	0.000%
Chanan Seneewongs (2)	3,500	0.006%	3,500	0	0.000%
William & Elizabeth Race (2)	3,500	0.006%	3,500	0	0.000%
Eric Sutherland (2)	3,500	0.006%	3,500	0	0.000%
Kevin McAuliffe (2)	3,456	0.006%	3,456	0	0.000%
Celia Martin (2)	2,800	0.005%	2,800	0	0.000%
M. Marcus Malinak (2)	2,709	0.005%	2,709	0	0.000%
Timothy Glass (2)	2,100	0.004%	2,100	0	0.000%
Renata I. Krajnik (2)	1,400	0.002%	1,400	0	0.000%
Gregory Wolski (2)	1,400	0.002%	1,400	0	0.000%
Carl Kleimann (2)	1,400	0.002%	1,400	0	0.000%
Vicki Frenk (2)	1,400	0.002%	1,400	0	0.000%
Donald Mandel (1)	146,985	0.261%	146,985	0	0.000%
Kenneth Trattner (1)	146,985	0.261%	146,985	0	0.000%
Jeff Huisman (1)	88,497	0.157%	88,497	0	0.000%
Bill Matthews (1)	72,576	0.129%	72,576	0	0.000%
Jon Zeigler (1)	57,931	0.103%	57,931	0	0.000%
Jan Fenimore (1)	34,521	0.061%	34,521	0	0.000%
Debra Moreland (1)	29,145	0.052%	29,145	0	0.000%
Antionette Terell (1)	29,116	0.052%	29,116	0	0.000%
Lisa Womack (1)	42,548	0.075%	28,762	13,786	0.024%
Joseph Marshall (1)	15,907	0.028%	15,907	0	0.000%
TOTAL	7,951,368	13.961%	5,142,548	2,808,840	4.978%

(1)  Includes shares of common stock issuable upon conversion of convertible promissory note.

(2)  Includes shares of common stock issuable upon exercise of stock purchase warrant issued in connection with subordinated promissory note.

(3)  Michael and Connie Eshelman are brother and sister-in-law of Mark Eshelman, our Director of Sales Development.

(4)  John Eshelman is the father of Mark Eshelman, our Director of Sales Development.

(5)  Includes shares of common stock issued as a placement agent fee, shares of common stock issuable upon exercise of placement agent warrants granted in connection with this offering and private placement of subordinated promissory notes.  Ian Bagnall is the President of Fifth Street Capital, LLC and has voting and investment power over these shares.  Mr. Bagnall disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising therein. Fifth Street Capital, LLC is a registered broker/dealer.  At the time this selling stockholder acquired these securities, it (i) was a broker-dealer, (ii) had no direct or indirect agreement or understanding with any person to immediately distribute the shares or warrants, or the shares issuable upon exercise or conversion thereof, and (iii) did not acquire the shares or warrants, or the shares issuable upon exercise or conversion thereof, for the purpose of reselling such securities in the ordinary course of its business.

(6) Dean Renkes is the trustee of the Mary Ann Thompson Frenk Family Trust and has voting and investment power over these shares. Dean Renkes disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(7) John Crabb is the managing member of Agincourt LLC and has voting and investment power over these shares. John Crabb disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(8) Dustin Roach is the president of Sequel Properties and has voting and investment power over these shares. Dustin Roach disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(9) David Williams is the president of Odyssey Marketing Group, Inc., and has voting and investment power over these shares. David Williams disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(10) Anthony Azar is the chief executive officer of Azar Computers, Inc., and has voting and investment power over these shares. Anthony Azar disclaims beneficial ownership of these shares except to the extent of their pecuniary interest arising therein.

(11)  Peter John Bagnall is the father of Ian Bagnall, President of Fifth Street Capital, LLC, our placement agent for this offering.  Fifth Street Capital, LLC is a registered broker/dealer.

Terms of Warrants

The warrants to purchase 2,306,156 shares of our common stock include 1,965,975 warrants issued to Fifth Street Capital, our placement agent and 340,181 warrants issued to the holders of our subordinated promissory notes.  The warrants contain the following material terms:

Exercise

The warrants entitle the holders to purchase an aggregate of 2,306,156 shares of our common stock at initial exercise prices ranging from $0.36 per share to $0.594 per share, subject to adjustment upon certain events such as a stock split or other recapitalization.

Term

The warrants are exercisable (in whole or in part) at any time on or before the expiration of 12 months from the date of the final closing of this offering for 1,409,723 of the placement agent warrants, 18 months for 556,252 of the placement agent warrants, and 12 months for the warrants issued to the holders of our subordinated promissory notes.

We have agreed to include these warrants in the registration statement of which this prospectus is a part.

Material Relationships with Selling Stockholders

Fifth Street Capital, LLC. We have entered into engagement and marketing agreements with Fifth Street Capital, LLC dated April 1, 2004, as amended on August 11, 2004 and on November 11, 2004, pursuant to which Fifth Street agreed to act as our exclusive financial advisor in this offering to raise a minimum of $3,500,000 and a maximum of $7,250,000. In addition, Fifth Street has agreed to provide investment banking and financial advisory services to us with respect to financing and/or mergers and acquisitions transactions originated by Fifth Street for a period of one year following the date our agreements with Fifth Street terminate.  As compensation for these services, we have agreed to pay Fifth Street (i) 7% of the amount raised in the offering in cash, (ii) 1% of the amount raised in the offering in Vincera Common Stock, and (iii) warrants to purchase the number of shares of our common stock equal to 7% of the amount raised in this offering at an exercise price equal to the offering price.  In addition, we have agreed to issue warrants to purchase the number of shares of our common stock equal to 4% of the shares sold in this offering at an exercise price equal to 165% of the offering price to Fifth Street.  We have agreed to reimburse Fifth Street up to $75,000 for their expenses in connection with this offering.  Either party may terminate this agreement upon giving 60 days advance written notice.

In addition, Fifth Street acted as our placement agent for our bridge loan pursuant to a engagement letter for bridge financing dated as of March 30, 2004.  In connection with this agreement we paid cash compensation of approximately $49,000 for monies raised, together with warrants to purchase 68,036 shares of our common stock at an exercise price of $0.50 per share for a period of eighteen months.

Jason Parrish. Mr. Parrish purchased 221,800 shares of common stock upon exercise of vested options at $0.05 per share in July 2004.  Mr. Parrish also purchased $250,000 in principal amount of convertible promissory notes of Vincera, which is convertible to 723,509 shares of common stock (including interest) included in this prospectus, on the same terms and conditions as other investors. Mr. Parrish received 81,722 shares of common stock of Vincera in exchange for his Old Vincera common stock, which he received in the acquisition of Old Vincera in August 2004.

Mr. Parrish served as our president from September 2003 to June 2004 and as one of our directors from June 2004 to November 2004.  In connection with his service as a director we granted Mr. Parrish options to purchase 58,334 shares of our common stock at an exercise price of $0.05 until February 16, 2005.

Michael and John Eshelman. Mr. Mark Eshelman, our director of sales development, is the brother of Michael Eshelman, and the son of John Eshelman, each of whom has invested in Vincera common stock, preferred stock, and convertible notes, on the same terms and conditions as other unaffiliated investors.

DESCRIPTION OF SECURITIES

Upon completion of this offering, our authorized capital stock will consist of 100,000,000 shares of common stock and 30,000,000 shares of preferred stock. Prior to this offering, there were 36,080,721 shares of our common stock outstanding, as adjusted to reflect the conversion of substantially all of our outstanding shares of our preferred stock into common stock and the conversion of our convertible promissory notes into common stock upon the closing of this offering, that were held of record by approximately 163 stockholders. We have also granted options to purchase 5,085,334 shares of common stock and warrants to purchase 408,217 shares of common stock, and warrants to purchase 2,154,028 shares of preferred stock (which is convertible into common stock) were outstanding. We will have a total of 56,420,999 shares of common stock outstanding immediately following this offering, assuming the maximum number of shares are sold in this offering.

The following description assumes the conversion of substantially all of our preferred stock and the conversion of our convertible promissory notes into common stock upon the closing of this offering. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both of which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a result, stockholders owning less than a majority of our stock will not be able to elect any directors on the basis of their votes alone. Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock that may be outstanding from time to time, holders of common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

As of November 22, 2004, there were 9,398,541 shares of convertible preferred stock outstanding.  Upon the closing of a public offering, each of these shares of our Series A Preferred Stock will automatically convert into one share of our common stock.  Upon the completion of the offering, our board of directors has the authority to issue up to 15,000,000 additional shares of preferred stock in one or more series and fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of any such series, without further vote or action by the stockholders but subject to stock exchange or NASDAQ listing requirements in effect from time to time. This ability provides an important level of flexibility for financing purposes as well as being the basis for the most common type of stockholder rights plan (although we have no current plans to adopt a stockholder rights plan). The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, delaying or preventing a change in control of our company without further action by the stockholders, or adversely affect the other rights of the holders of common stock. At present, we have no plans to issue any new shares of preferred stock.

As of November 22, 2004, there were 524,521 shares of Series A convertible preferred stock that we anticipate will remain outstanding after this offering.  The material terms of the Series A convertible preferred stock follows:

•

the Series A shares have a liquidation preference in an amount equal to their stated value of $0.50 per share plus declared and unpaid dividends;

•

the holders of the Series A shares shall be entitled to receive, when and as declared by our board, but only out of funds that are legally available, cash dividends at the rate of 8% per year;

•

the Series A shares are convertible at the option of the holder at any time into shares of our common stock, initially at a conversion price of $0.50 per share, subject to adjustment upon certain events.  The Series A shares automatically convert upon the closing of a firm commitment underwritten public offering; and

•

the holders of the Series A preferred shares are entitled to vote equally with the shares of our common stock, and in addition are entitled to elect one member of our board of directors.

Anti-Takeover Effects

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the stockholder became an interested stockholder unless (with a few exceptions) the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders.

Certificate of Incorporation and Bylaw Provisions

Provisions of our certificate of incorporation, our bylaws and contracts to which we are a party could have the effect of delaying or preventing a tender offer or takeover attempt of our company that a stockholder might consider favorable, including attempts that might result in a premium over the prevailing market price of our stock. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management. These provisions are summarized in the following paragraphs.

Classified Board of Directors.  Our certificate of incorporation and bylaws provide that at the first annual meeting of our stockholders held following the closing of this offering, our board of directors will be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms. As a result, approximately one-third of the members of our board of directors will be elected each year and at least two annual stockholder meetings will be required, instead of one, to replace a majority of the members of our board of directors. This provision, when coupled with the provisions of our certificate of incorporation and bylaws authorizing our board of directors to fill vacant directorships or increase the size of our board, may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors.

No Stockholder Action by Written Consent.  Our certificate of incorporation eliminates the ability of stockholders to act by written consent, thus requiring that all actions of our stockholders be taken at a duly called annual or special meeting of stockholders. This measure, together with the elimination of stockholders’ ability to call special meetings, causes stockholder action to only be possible at annual meetings or special meetings, and limits the efficacy of the proxy fight technique for hostile raiders.

Supermajority Vote Provisions.  Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation includes supermajority vote provisions that require the affirmative vote of the holders of at least eighty percent of the combined voting power of all then-outstanding shares of our voting capital stock in order to amend the provisions of our certificate of incorporation relating to the classified board of directors and the elimination of action by written consent of stockholders.

Authorized but Unissued Stock.  Our authorized but unissued common stock and preferred stock is available for our board to issue in one or more transactions without stockholder approval and our board of directors has broad power to establish the rights and preferences of authorized and unissued preferred stock. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions, equity incentive plans and a stockholder rights plan. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction.

No Stockholder Ability to Call Special Meetings.  Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors.

Advance Notice Procedures for Stockholder Proposals.  Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days before the date in the current year that is the one year anniversary of the date we released the notice of annual meeting to stockholders in connection with the previous year’s annual meeting. If, however, no meeting was held in the prior year or the date of the annual meeting has been advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from such an anniversary date, notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the earlier of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions provide our board of directors with advance notice of possible dissident stockholder proposals and director nominations, and provide our board with additional time to develop a response and to ensure that all stockholders have adequate information regarding proposals and nominations. These provisions may also preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Limitation of Director Liability.  Our certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for their breach of their fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements.  Our bylaws require us to indemnify our directors and officers to the fullest extent not prohibited by Delaware law. Prior to completion of this offering, we will enter into indemnification agreements with our directors and executive officers and purchase directors’ and executive officers’ liability insurance.

Registration Rights of Various Stockholders

The holders of 9,923,062 shares of our common stock, including the 9,398,541 shares of common stock issuable upon the automatic conversion of our preferred stock and the 524,521 shares of common stock issuable upon conversion of our Series A preferred stock that will remain outstanding following this offering, are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our investors’ rights agreement described below. The registration rights under the investors’ rights agreement will expire five years following the completion of this offering, or, with respect to an individual holder, when such holder is able to sell all of its shares pursuant to Rule 144 under the Securities Act in any three month period.

Demand Registration Rights

At any time following 180 days after the closing of this offering, the holders of shares of common stock having demand registration rights under the investors’ rights agreement have the right to require that we register their common stock, provided such registration relates to not less than 50% in the aggregate of our then outstanding shares of common stock having demand registration rights. We are only obligated to effect two registrations in response to these demand registration rights. We may postpone the filing of a registration statement for up to 180 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us or it would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction. The managing underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ fees, discounts and commissions and stock transfer taxes, incurred in connection with these demand registration rights.

Piggyback Registration Rights

If we register any securities for public sale, the stockholders with piggyback registration rights under the investors’ rights agreement have the right to include their shares in the registration, subject to specified exceptions. The managing underwriters of any underwritten offering have the right to limit the number of shares registered by these stockholders due to marketing reasons, provided that no shares requested to be included by those stockholders with piggyback registration rights shall be excluded from the registration until all shares proposed to be registered by the Company’s founders, officers, directors or employees are excluded from registration. We must pay all expenses, except for underwriters’ fees, discounts and commissions and stock transfer taxes, incurred in connection with these piggyback registration rights.

S-3 Registration Rights

If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the investors’ rights agreement can request that we register their shares, provided that the total price of the shares of common stock offered to the public is at least $1,000,000. The stockholders with S-3 registration rights under the investors’ rights agreement have the right to request an unlimited number of Form S-3 demands, however we are not obligated to file more than one (1) registration statement on Form S-3 in any given six (6) month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us or it would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction. We must pay all expenses, except for underwriters’ fees, discounts and commissions and stock transfer taxes, incurred in connection with these S-3 registration rights.

Stock Purchase Warrant Registration Rights

In connection with a best efforts commitment underwritten public offering of our common stock under the Securities Act of 1933, as amended, with a price per share of at least $0.36 (subject to adjustment for stock splits, stock dividends, reclassifications and the like) and gross proceeds to us and any selling stockholders of not less than $2,500,000 in the aggregate, we are required to take all necessary steps to include the shares of common stock issuable to holders of the Stock Purchase Warrants, upon exercise of the Stock Purchase Warrants, in the registration statement.  We have included the shares underlying these warrants in this registration statement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Atlas Stock Transfer Corporation, Salt Lake City, UT.

Over-the-Counter Bulletin Board Quotation

We intend to list our common stock on the Over-the-Counter Bulletin Board under the trading symbol “VNCR.”

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has been no public market for our common stock.  If our stockholders sell substantial amounts of our common stock in the public market following this offering, the prevailing market price of our common stock could decline.  While the holders of our currently outstanding shares are subject to contractual and legal restrictions on resale for 180 days after the date of this prospectus, as described below, sales of substantial amounts of our common stock in the public market after these restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have outstanding an aggregate of 56,420,999 shares of our common stock, based upon the number of shares outstanding at November 22, 2004 and assuming full conversion of 9,398,541 shares of our outstanding preferred stock and convertible promissory notes, no exercise of outstanding options or warrants and no grant of additional options or warrants other than the warrants to Fifth Street Capital to purchase 1,409,723 shares of our common stock at an exercise price of $0.36 per share granted in connection with this offering and 488,216 warrants issued to Fifth Street with an exercise price of $0.594 per share, assuming the maximum offering in each case.  Of these shares, all shares sold in this offering will be freely tradable without restriction or the requirement of further registration under the Securities Act unless they are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.  The remaining shares are “restricted shares,” as that term is defined in Rule 144 under the Securities Act and will be eligible for sale in the public market as follows:

Number of Shares	Date

0	Immediately.

0	After 90 days from the date of this prospectus, upon the satisfaction of the Rule 144 holding periods and volume limitation rules.

33,970,259	At various times after 180 days following the date of this prospectus, subject to compliance with securities laws and upon the lapse of any applicable vesting restrictions.

Lock-Up Agreements.  All of our directors and officers, and a substantial majority of our stockholders, option holders and warrant holders have signed lock-up or market-standoff agreements under which they have agreed not to transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for 180 days after the date of this prospectus.  In addition, the holders of 2,634,983 shares of our common stock issuable upon conversion of our convertible promissory notes have agreed to a lock-up which expires ten days after the filing of our first financial statements for a period ending in calendar year 2005 after the effective date of this prospectus.  Transfers or dispositions can be made sooner with the prior written consent of Fifth Street Capital, or if the transferee agrees to sign an identical lock-up agreement and the following conditions are met:  (a) if the transfer is a bona fide gift, (b) if the transfer is to a trust for the benefit of the stockholder or option holder or (c) if the transfer is to certain affiliates of the stockholder or option holder.  Fifth Street Capital may, in its sole discretion, at any time and without prior notice or announcement, release all or any portion of shares subject to the lock-up agreements.

Rule 144.  In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of certain prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of (a) 1% of the number of shares of our common stock then outstanding, which will equal approximately 459,000 shares immediately after the offering assuming the minimum offering, or approximately 564,000 shares assuming the maximum offering, or (b) the average weekly trading volume of our common stock on the Over-the-Counter Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.  Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 144(k).  Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.  Therefore, unless otherwise restricted, Rule 144(k) shares may be sold immediately upon the closing of this offering.

Rule 701.  In general, under Rule 701 of the Securities Act as currently in effect, each of our directors, officers, employees, consultants or advisors who purchased shares from us before the date of this prospectus in connection with a compensatory stock plan or other written compensatory agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Registration Rights. The holders of 9,923,062 shares of our common stock, including the 9,398,541 shares of common stock issuable upon the automatic conversion of our preferred stock and the 524,521 shares of common stock issuable upon conversion of our Series A preferred stock that will remain outstanding following this offering, are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our investors’ rights agreement described below. The registration rights under the investors’ rights agreement will expire five years following the completion of this offering, or, with respect to an individual holder, when such holder is able to sell all of its shares pursuant to Rule 144 under the Securities Act in any three month period. After any such registration of these shares, such shares will be freely tradable without restriction under the Securities Act.  These sales could cause the market price of our common stock to decline.

Stock Plans.  As of November 22, 2004, options to purchase 5,085,334 shares of common stock were outstanding under our prior stock option and incentive plans and stock option agreements.  After this offering, we intend to file a registration statement on Form S-8 under the Securities Act of 1933 covering shares of common stock reserved for issuance under our prior and current stock incentive plans and our stock option agreements.  Based on the number of options outstanding and shares reserved for issuance under our prior and current stock incentive plans and our stock option agreements, the Form S-8 registration statement would cover 9,757,833 shares of our common stock.  The Form S-8 registration statement will become effective immediately upon filing.  At that point, subject to the satisfaction of applicable exercise periods, Rule 144 volume limitations applicable to affiliates and the agreements with the underwriters referred to above, shares of common stock to be issued upon exercise of outstanding options granted pursuant to our stock incentive plan and shares of common stock issued pursuant to our employee stock purchase plan (to the extent that such shares are not held by affiliates) will be available for immediate resale in the public market.

PLAN OF DISTRIBUTION

Vincera Offering

Subject to the terms and conditions of a Placement Agent Agreement, we have retained the services of Fifth Street Capital, the placement agent, to offer and sell the common stock offered hereby on a “best efforts” basis at the public offering price of $0.36 per share which is contingent upon the sale of a minimum of 9,722,223 shares of our common stock.

The offering period will extend for a period of 180 days from the date of this prospectus, unless the placement agent and Vincera agree to extend the offering period for an additional period of 60 days. All proceeds from the sale of the shares of common stock will be transmitted promptly to an escrow account at Compass Bank. In the event that 9,722,223 shares of common stock are not sold within the time provided herein, all funds will be promptly returned to all subscribers together with any interest earned thereon and without any deduction for commissions or expenses. The purchasers will receive stock certificates not later than five days after the closing of the offering. There may be interim closings upon reaching the minimum offering as agreed between us and the placement agent.  No affiliate or member of management will purchase any shares of common stock in the offering in order to enable us to achieve the minimum offering.  On our behalf, Fifth Street proposes to offer the common stock, in part, directly to retail purchasers at the public offering price set forth on the cover page of this prospectus, and in part to certain dealers who are members of the National Association of Securities Dealers, Inc., at such price, less a concession not in excess of $0.0252 per share.

The placement agent may allow, and such dealers may re-allow, a concession not exceeding $0.0252 per share to other dealers. The placement agent has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.  Contingent upon the sale of 9,722,223 shares of our common stock, we will pay Fifth Street a commission of 7.0% of the public offering price of all shares sold.

Upon completion of this offering, we will issue to Fifth Street, for no additional consideration, warrants to purchase an additional 7% of the number of shares sold in this offering, or a maximum of 1,409,723 shares of common stock if we were to sell all 20,138,889 shares in the offering. The warrants will become exercisable immediately after completion of this offering at an exercise price per share equal to 100% of the offering price, or $0.36.  The warrants will expire twelve months from the date of final closing of this offering and the warrants contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise upon the occurrence with respect to the underlying shares of common stock of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.  The warrants grant to the holder certain registration rights for the common stock issuable upon exercise.  We will reimburse the placement agent’s reasonable out of pocket expenses incurred in connection with this offering.

In addition, upon completion of this offering, we will issue to Fifth Street, for no additional consideration, warrants to purchase a number of shares equal to 4% of the proceeds from the shares sold in this offering divided by $0.594, for a maximum of 488,216 shares of common stock if we were to sell all 20,138,889 shares in the offering. The warrants will become exercisable immediately after completion of this offering at an exercise price per share equal to $0.594.  The warrants will expire eighteen months from the date of final closing of this offering and the warrants contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise upon the occurrence with respect to the underlying shares of common stock of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The warrants grant to the holder certain registration rights for the common stock issuable upon exercise.

We have granted to Fifth Street an option exercisable for thirty days after completion of the offering, to purchase up to an additional 3,020,834 shares of our common stock at the public offering price listed on the cover page of this prospectus, less underwriter discounts and commissions.  Fifth Street may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering.  If this option is exercised in full, the total price to the public of all the shares of common stock sold would be $8,337,500, the total underwriting commissions would be $583,625, and the total proceeds to us would be $7,753,875.  If the over-allotment is exercised in full, we would pay to Fifth Street 1,621,181 warrants to purchase our common stock at an exercise price of $0.36 for a period of twelve months, and 561,448 warrants to purchase our common stock at an exercise price of $0.594 for a period of eighteen months, plus 231,598 shares of our common stock.

We have agreed to indemnify Fifth Street against certain liabilities, including liabilities under the Securities Act arising out of any untrue statement or alleged untrue statement or caused by any omission or alleged omission of a material fact required to be stated in this prospectus.

Fifth Street Capital, LLC was formed in June of 2004. It was formerly known as Gray Capital Partners, LLC, and conducted only institutional business under that name.  Its primary business function is a retail securities brokerage.  Its principals, Brian G. Kidder and Kyle T. Holland, have been in the securities industry since 1992 and 1993, respectively. They have been active participants in numerous public and private securities transactions, in both the primary and secondary markets, and have acted at various levels and performed numerous functions in these transactions.

From June to August 2004, Fifth Street Capital provided placement agent services to us in connection with our private placement of subordinated promissory notes. We paid commission and reimbursed expenses incurred by Fifth Street Capital in an aggregate amount of $75,197 and issued warrants to purchase 68,036 shares of our common stock.

Selling Stockholders Offering

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately-negotiated transactions;

•

short sales;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted by applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

We may suspend the use of this prospectus on a limited basis if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by David Allen Wood, P.C., Dallas, Texas. Certain legal matters will be passed upon for the placement agent by Andrews Kurth LLP, Austin, Texas.

EXPERTS

Our financial statements as of December 31, 2003 and 2002, and for the years then ended, included in this prospectus have been audited by Helin, Donovan, Trubee & Wilkinson, LLP, independent accountants, as set forth in their report therein included, and have been so included in reliance upon such report being given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 pursuant to the Securities Act with respect to the securities offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to Vincera, Inc. and the common stock offered in this offering, reference is made to such registration statement, schedules and exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the registration statement. In the event we are able to list our securities on the Over-the-Counter Bulletin Board, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, consequently, will be required to file annual and quarterly reports, proxy statements and other information with the SEC. The registration statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC's web site is http://www.sec.gov.

We intend to furnish our stockholders with annual reports containing audited financial statements and such other reports as we deem appropriate or as may be required by law.

Requests for information may be directed to Investor Relations, c/o Vincera, Inc., 611 South Congress Avenue, Suite 350, Austin, Texas 78704, and telephone number (512) 443-8749.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Vincera, Inc.:

We have reviewed the accompanying balance sheets of Vincera, Inc. as of September 30, 2004 and 2003, and the related statements of operations and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Vincera, Inc.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit in accordance the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Vincera, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, Vincera, Inc. has incurred operating losses since inception which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas

October 26, 2004

VINCERA, INC.

Balance Sheets
September 30, 2004 and 2003
(Unaudited)
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$ 1,439,289	$ 223,538
Accounts receivable, net	22,402	255,198
Accounts receivable, related party	29,653	-
Other current assets	30,430	1,292
Total current assets	1,521,774	480,028
Property and equipment:
Computer equipment and software	56,950	37,382
Furniture and fixtures	3,500	3,500
Total property and equipment	60,450	40,882
Less accumulated depreciation and amortization	(30,085)	(20,142)
Net property and equipment	30,365	20,740
Customer relationships acquired	371,748	-
Software acquired	701,268	-
Licensed technology, net	-	833,827
Total Assets	$ 2,625,155	$ 1,334,595

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 46,991	$ 239,085
Accounts payable, related party	29,653	10,090
Note payable, related party	180,876	175,000
Deferred rent payable	7,262	-
Deferred revenues	61,900	-
Accrued interest payable	126,310	341
Subordinated notes payable	2,429,850	-
Convertible promissory notes payable	907,216	5,000
Total current liabilities	3,790,058	429,517
Stockholders’ equity (deficit):
Series A Preferred stock, $.001 par value, 15,000,000 shares designated, 30,000,000 authorized, 9,923,062
shares issued and outstanding at September 30, 2004 and 2003, respectively	9,923	9,923
Additional paid-in-capital –Series A Preferred	4,951,592	4,951,592
Common stock, $.001 par value, 70,000,000 shares authorized,
24,047,197 and 5,096,098 shares issued and outstanding at
September 30, 2004 and 2003, respectively	24,047	5,097
Additional paid-in-capital - common stock	1,825,202	936,748
Note receivable from shareholders for purchase of stock	(6,250)	-
Accumulated deficit	(7,969,417)	(4,998,281)
Total stockholders’ equity (deficit)	(1,164,903)	905,079
Total liabilities and stockholders' equity	$ 2,625,155	$ 1,334,595

See accompanying notes to financial statements.

VINCERA, INC.

Statements of Operations
Nine Months Ended September 30, 2004 and 2003
(Unaudited)
	2004	2003
Revenues
Royalties	$ 34,197	$ -
Licenses	29,089	234,259
Services	4,849	93,244
Total revenue	68,135	327,503

Expenses
Research and development	344,134	264,225
General and administrative	1,295,173	1,283,156
Depreciation and amortization	7,645	131,198
Interest expense	126,609	32,926
Total operating expenses	1,776,561	1,711,505

Loss from operations	(1,705,426)	(1,384,002)

Other income, net	159	2,379

Net loss	$ (1,705,267)	$ (1,381,623)

Basic and diluted loss per share	$ (0.17)	$ (0.26)

Weighted average common share outstanding:
Basic and fully diluted	9,818,663	5,363,509

See accompanying notes to financial statements.

VINCERA, INC.

Statements of Cash Flows
Nine Months Ended September 30, 2004 and 2003
(Unaudited)
	2004	2003
Cash flows from operating activities:
Net loss	$ (1,705,267)	$ (1,381,624)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,645	131,198
Changes in operating assets and liabilities:
Accounts receivable	(15,167)	(248,460)
Accounts receivable related party	(29,653)	-
Prepaid expenses and other current assets	(15,248)	(292)
Accounts payable and accrued liabilities	(126,583)	161,474
Accounts payable related party	29,653	10,091
Deferred rent payable	(3,112)	-
Interest payable	125,862	(183,391)
Net cash used in operating activities	(1,731,870)	(1,464,995)
Cash flows from investing activities:
Purchase of intangible assets	-	(350,000)
Proceeds from exchange of common stock to acquire Vincera Software, Inc. (Note 14)	2,276	-
Purchases of property and equipment	(8,448)	(16,114)
Net cash used in investing activities	(6,172)	(366,114)
Cash flows from financing activities:
Repayment of notes receivable from shareholders for purchase of stock	3,750	-
Proceeds from issuance of subordinated notes payable	2,429,850	-
Proceeds from issuance of convertible promissory notes payable	877,216	-
Proceeds from issuance of preferred stock	-	1,581,037
Repayment of notes payable, related parties	(175,000)	-
Proceeds from issuance of common stock	32,706	19,000
Net cash provided by financing activities	3,168,522	1,600,037

Net increase (decrease) in cash and cash equivalents	1,430,480	(231,072)
Cash and cash equivalents at beginning of period	8,809	454,610
Cash and cash equivalents at end of period	$ 1,439,289	$ 223,538
Supplemental disclosure of non-cash financing activities:
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -
Exchange of common stock to acquire assets (Note 14):
Accounts receivable acquired	$ 2,087	$ -
Property and equipment acquired	11,453	-
Customer relationships acquired	371,748	-
Software acquired	701,268	-
Deferred revenues assumed	(61,900)	-
Notes payable, related parties assumed	(192,876)	-
Common stock issued	(834,056)	-
Cash proceeds	$ 2,276	$ -
Promissory notes and interest redeemed for preferred stock	$ -	$ 3,677,266
Common stock issued for reduction in notes payable, related parties	$ 12,000	$ -

See accompanying notes to financial statements.

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

 (1)

Organization

Vincera, Inc. (the Company) develops and markets software products and services that enable companies to manage the activities of their current and prospective customers. Through applications built on our User Activity Management, or UAM, platform, Vincera provides our clients with the ability to sense and respond to customer needs by tracking end user behavior, analyzing this information and allowing the client to control their end-users activities.

The Company was incorporated in Texas in March 1999 under the name MoveMoney.com, Inc.  In December 2000, MoveMoney.com, Inc. changed its name to MoveMoney, Inc. and reincorporated in Delaware.  In January 2002, MoveMoney, Inc. changed its name to Smarte Solutions, Inc.

On August 23, 2004, Smarte Solutions, Inc. acquired Vincera Software, Inc. and concurrently changed its name to Vincera, Inc. (Note 14)

(2)

Summary of Significant Accounting Policies

(a)

Basis of Accounting

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles whereby revenues are recognized in the period earned and expenses when incurred.

(b)    Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. At September 30, 2004 and 2003, the Company’s cash equivalents consisted of money market funds.

(c)

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which are generally eighteen months to five years. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

 (d)

Research and Development Costs

Financial accounting standards provide for the capitalization of certain software development costs once technological feasibility has been established and the evaluation of the recoverability of any capitalized costs on a periodic basis. The Company’s software products have historically reached technological feasibility late in the development process, and development costs incurred after technological feasibility and prior to product release have been insignificant to date.  Accordingly, no development costs have been capitalized to date, and all research and product development expenditures have been expensed as incurred.

 (e)

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

(2)

Summary of Significant Accounting Policies (continued)

(f)    Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the period that includes the enactment date.

 (g)

Stock-Based Compensation

The Company applies the intrinsic value-based method for its fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.  The Company discloses the pro forma effects on operation as if the options were issued at fair value.  If the Company elected to recognize compensation expense for options granted based on their fair values at the grant dates, consistent with Statement 123, net income and earnings per share would have changed to the pro forma amounts indicated below:

	Nine months ended September 30,
	2004	2003
Net loss, as reported	$ (1,705,267)	$ (1,381,623)
Deduct: Total stock based employee compensation expense determined under the fair value based method for all awards, net of the related tax effects	(24,982)	(16,542)
Pro forma net loss	$ (1,730,249)	$ (1,398,165)
Net loss per share
Basic and diluted – as reported	$ (0.17)	$ (0.26)
Basic and diluted - pro forma	$ (0.18)	$ (0.26)

 (h)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  At December 31, 2003, the Company’s management determined that the licensed technology was fully impaired and recorded a loss from impairment write-down on licensed technology of $792,098.

 (i)

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

(2)

Summary of Significant Accounting Policies (continued)

 (j)

Revenue Recognition

The Company derives revenue from software licenses, maintenance and services.  Software licenses for the Company’s software typically contain multiple elements, including the product license, maintenance and/or other services.  The Company allocates the total fee among each deliverable based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence.  This objective evidence of fair value is specific to the Company and consists either of prices derived from sales of elements when they sold separately, such as the renewal rate for the maintenance element, or the price established by management for sale of elements in the ordinary course of business.

License fees include the software developed and licensed by the Company.  Certain software developed by the Company is licensed under contractual arrangements that, in addition to the delivery of software, require significant modification and customization of software.

Software not requiring significant modification or customization is recognized when persuasive evidence of an arrangement exists, delivery has occurred and the fee is fixed or determinable and probable of collection.

Services include installation, basic consulting, as well as software customization and modification to meet specific customer needs.  Professional service fees that are provided under long-term contracts to install and customize software developed by the Company or third parties are recognized using the percentage of completion method.  Progress to completion is measured using costs incurred or milestones achieved compared to estimated total costs or contract milestones.  Provisions for estimated losses under the percentage of completion method are made for the entire loss in the period in which they become evident.

Maintenance fees include technical support, bug fixes and rights to upgrade on when-and-if-available basis associated with software licenses.  These fees are collected in advance and recognized ratably over the maintenance period.  Unrecognized maintenance fees are included in deferred revenue.

 (k)

Intangible Assets

Intangible assets are being amortized using the straight-line method over the contractual license period for licensed technology.  Intangible assets from the acquisition of customer relationships and software are being amortized using the straight-line method over three years (Notes 14).

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(l)

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses, approximates their fair values due to their short maturities.

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

(2)

Summary of Significant Accounting Policies (continued)

 (m)

Loss per Common Share

Basic loss per share is based on the weighted effect of common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period.  Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding.

Incremental common shares attributable to the exercise of outstanding options and warrants totaling 6,664,481 as of September 30, 2004 were excluded from the computation of diluted loss per share because the effect would be antidilutive.

(n)

Customer Concentration

During the nine months ended 2004, three customers accounted for 36%, 18% and 17% of revenues respectively and for 2003 one customer accounted for 82% of revenues.    The same customer accounted for 36% and 82% of revenues for 2003 and 2004.  The loss of these customers could materially affect financial results.

(3)

Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to market and develop its products.  The Company expects that it will achieve profitability and positive cash flows in the future.  The Company’s plans in regard to this are to increase revenues and decrease operating costs (as a percentage of revenues).  There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations.  To date, the Company has funded its activities primarily through private equity offerings, which have included sales of common and preferred stock, and the issuance of promissory notes payable.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 (4)

Commitments and Contingencies

Leases

The Company conducts its operations in various leased facilities under leases classified as operating leases.  The Company also leases certain equipment under noncancelable operating leases.  Minimum future rentals as of September 30, 2004 are as follows:

Three Months Ending December 31,
2004	$19,300
Year Ending December 31,
2005	$63,973
2006	$26,440
2007	$-
2008	$-

Rental expense under these leases amounted to approximately $63,000 and $58,000 during the nine months ended September 30, 2004 and 2003, respectively.

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

(4)

Commitments and Contingencies (Continued)

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business.  Although the resolution of these matters is not currently known, in the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

(5)

Income Taxes

As a result of accumulated net operating losses, the Company has not recorded a provision for income taxes.  The components of the deferred tax assets and related valuation allowance at September 30, 2004 and 2003, are primarily the result of net operating loss carryforwards for both GAAP and tax basis of approximately $6.3 million and $3.3 million at September 30, 2004 and 2003, respectively.

In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.  Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards, in future tax returns, the Company has provided a 100% valuation allowance on its deferred tax assets.  The valuation allowance increased by approximately $579,800 and $469,800 during the nine months ended September 30, 2004 and 2003, respectively.

The net operating loss carryforward will begin to expire in 2019, if not utilized.  The Internal Revenue Code Section 382 limits net operating loss and tax credit carryforwards when an ownership change of more than fifty percent of the value of the stock in a loss corporation occurs within a three-year period.  Accordingly, the ability to utilize remaining net operating loss and tax credit carryforwards may be significantly restricted with the Vincera Software, Inc. acquisition and subsequent equity transactions.

(6)

Notes Payable

Convertible Promissory Notes Payable

Beginning in 2000, the Company began issuing convertible notes payable designated as Series A Notes Payable.  These notes accrued interest at 6.37% and a maturity date of May 14, 2003.  Beginning in February 2003, the notes and accrued interest were converted to Series A Preferred Stock (Note 8).  A portion of the note holders were also promised additional warrants to purchase preferred stock.  These warrants were issued in 2003 (Note 10).

In December 2003, the Company began issuing a new series of convertible notes payable designated as Series B Notes Payable.  As of September 30, 2004, these notes totaled $907,216.    These notes accrue interest at 6.37% and mature May 1, 2005.  These notes are convertible to preferred stock upon the closing of an equity issuance in which proceeds exceed $500,000.  The conversion is at a rate that equals the price per share for the shares issued in such an equity issuance.  A majority of the holders of the Series B Notes Payable have agreed to the “First Amendment to Convertible Promissory Note,” amending the original notes stating that the Company may issue either preferred or common stock plus accrued interest upon a “Qualified Equity Financing” defined as an equity financing in which the Company sells equity securities and obtains net proceeds (including conversion of these notes) in an amount not less than Five Hundred Thousand Dollars ($500,000).  The Company has expressed its intention to convert these warrants to common stock.  The holders agreed to execute appropriate market standoff agreements as may be requested by the Company or Company’s underwriters in connection with the closing of the issuance and sale of shares of common stock of the Company in the Company’s first public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.  Such market standoff agreements shall provide at a minimum that the

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

 (6)

Notes Payable (continued)

holders shall be restricted from selling any shares of common stock issued upon conversion of their notes until the expiration of ten (10) days following the filing of Company’s first financial statements for a period ending in calendar year 2005 after the effective date of the first registration statement.  In the event there is not a Qualified Equity Financing, such as the contemplated public offering (Note 15) then the Company would issue preferred shares.

Subordinated Notes Payable

During 2004, the Company issued $2,429,850, in Subordinated Promissory Notes (Subordinated Notes). The Subordinated Notes carry an interest rate of 10%, are subordinate to the other credit agreements and trade payables of the Company, and have maturity dates of one year from their respective issuance dates.  The Subordinated Notes are subject to a Security Agreement whereby the Company has granted a security interest in certain collateral to secure the payment of the Subordinated Notes and other obligations.  Concurrent with the issuance of the Subordinated Notes, the Company has issued Stock Purchase Warrants equal to 7% of the principal amount of the Notes to purchase Common Stock in the Company.  Each warrant holder shall have the right to purchase Common Stock of the Company from time to time on and after the earlier of (i) immediately prior to the consummation of a best efforts commitment, underwritten public offering or (ii) until the third anniversary date following the grant date of each Stock Purchase Warrant.  Each Stock Purchase Warrant shall expire and be of no further force or effect upon the earliest of (i) the third anniversary date following the grant date of each Stock Purchase Warrant (ii) twelve (12) months following the consummation of a best efforts commitment, underwritten public offering (“Public Offering”) (iii) the sale of all or substantially all of the Company’s assets or (iv) immediately prior to any merger or consolidation of the Company in which the Company is not the surviving entity.

Each warrant granted is fully vested and is exercisable at a price per share equal to (i) the per share price of the Company’s Common Stock issued in a Public Offering or (ii) $0.50 in the event a Public Offering does not occur.  No value was assigned to the stock purchase warrants based on the estimated current value of the common stock of $0.05 per share.

 (7)

Common Stock

The Company is authorized to issue 70,000,000 shares of common stock.  Each common stockholder is entitled to one vote per share of common stock owned.  In prior periods, common stock has been issued in exchange for convertible notes payable.

(8)

Preferred Stock

During 2003, the Company converted notes payable and accrued interest totaling $3,677,266 to 7,354,562 shares of $0.001 par value, Series A Preferred Stock at $0.50 per share.  During the same period an additional 2,568,500 shares of Series A Preferred Stock was issued for $1,284,250.  Each Series A Preferred Stockholder is entitled to one vote per share of Series A Preferred Stock owned.

Each share of Series A Preferred Stock shall automatically be converted by the Corporation into shares of Common Stock at the Series A Conversion Price at the time in effect immediately upon the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended.

All but one shareholder representing 524,521 of the total outstanding shares have signed a waiver and consent agreement that specifies each share of Series A Preferred Stock will automatically be converted by the Company into shares of Common Stock at the Series A Conversion Price at the time in effect immediately

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

(8)

Preferred Stock (continued)

upon the Corporation’s sale of its Common Stock in a best efforts underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended.

Prior to 2003, the Company was authorized to issue 10,000,000 shares of preferred stock.  In April 2003, the Board of Directors voted to authorize the Company to issue up to 30,000,000 shares of preferred stock, of which 15,000,000 shares have been designated as Series A Convertible Preferred Stock.

Series B Preferred Stock may be issued in the future in the event of a conversion of the notes payable issued beginning in December 2003 (Note 6).  The terms of the Series B Preferred Stock have not yet been determined.

 (9)

Common Stock Option/Stock Incentive Plan

The Company’s 2002 Stock Incentive Plan (the “Plan”) was approved in November, 2002.  The Plan provides for a means by which individuals may be given an opportunity to benefit from increases in the value of the common stock through the granting of the following Stock Awards: Incentive Stock Options, Nonstatutory Stock Options, stock bonuses and rights to acquire restricted stock.  At September 30, 2003, a maximum of 4,000,000 shares of common stock could be issued.

During the nine months ended September 30, 2004, the Board of Directors increased the maximum shares to 9,000,000.  Incentive Stock Options issued prior to the approval of the Plan are in addition to the total allowed through the Plan.

Incentive Stock Options may be granted only to employees.  Other Stock Awards may be granted to employees, non-employee members of the Board of Directors and others.  The provisions of separate options need not be identical, but each option shall include the following provisions:

1.

Term – No Incentive Stock Option shall be exercisable after the expiration of ten years from the date it was granted.

2.

Exercise Price of an Incentive Stock Option - The exercise price shall not be less than the fair market value of the common stock on the date the option is granted.  Additional restrictions apply to certain shareholders as defined in the Plan.

3.

Exercise Price of a Nonstatutory Stock Option – The exercise price shall not be less than 20% of the fair market value of the common stock on the date the option is granted.

Under the Plan, stock bonuses and restricted stock awards in the form of shares of common stock may be issued directly to employees, members of the Board of Directors, or other individuals.  Shares of common stock issued as stock bonuses may vest immediately, or in one or more installments, at the discretion of the Board of Directors.  Recipient of stock bonuses and restricted stock awards have full stockholder rights with respect to any shares of common stock issued, regardless of whether such shares are vested.  During 2004 and 2003, no shares of common stock were issued as stock bonuses or restricted stock awards.

Unless terminated at an earlier date by action of the Board of Directors, the Plan terminates on November 4, 2012.  The Company had 5,442,417 and 6,569,480 shares of common stock available for future grants under the Plan at September 30, 2004 and 2003, respectively.

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

 (9)

Common Stock Option/Stock Incentive Plan (continued)

The weighted-average fair value of stock options granted to employees during 2004 and 2003 was $0.014 on the date of grant using the Black-Scholes option pricing model with the following assumptions:  expected dividend yield 0%, risk-free weighted average interest rate 3%, volatility 25% and an expected life of five years.

The Company applies APB No. 25 in accounting for its stock options issued to employees and, accordingly, no compensation cost has been recognized in the financial statements as the exercise prices of the options granted were deemed to equal or exceed the fair value of the underlying common stock at the date of grant.

Prior to the approval of the Plan, the Company issued stock options through the direct actions of the Board of Directors.  Options representing a total of 3,457,000 shares as of September 30, 2004 and 2003 were issued in this manner.

A summary of activity in common stock options for the nine months ended September 30, 2004 and 2003 are as follow:

	Shares	Range of Exercise Prices	Weighted-Average Exercise Price

Options outstanding, December 31, 2002	6,440,500	$0.001- $0.15	$0.04

Options granted	1,006,480	$0.05	$0.05
Options exercised	(380,000)	$0.05	$0.05
Options surrendered	(497,500)	$0.05	$0.05

Options outstanding, September 30, 2003	6,569,480	$0.001- $0.15	$0.04

Options outstanding, December 31, 2003	5,303,481	$0.001- $0.15	$0.04
Options granted	3,310,000	$0.05	$0.05
Options exercised	(1,624,167)	$.001 - $0.05	$0.028
Options surrendered	(1,546,897)	$0.001-$0.05	$0.05

Options outstanding, September 30, 2004	5,442,417	$0.001-$0.15	$0.04

The following is a summary of options outstanding and exercisable at September 30, 2004:

Outstanding			Vested and Outstanding
Number of Shares Subject to Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Vested Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
5,442,417	6.1	$0.04	3,310,544	5.53	$0.04

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

 (10)

Warrants

In 2003, the Company issued warrants to purchase 2,154,028 shares of preferred stock to the holders of the promissory notes payable that were converted to Series A Preferred Stock in 2003 (Note 8).  No value was assigned to the warrants when issued.  These warrants allow for the purchase of Series A Preferred Stock at $0.50 per share and expire in November 2011.

The terms of agreement with the holders of these warrants state that in the event of (a) the closing of the issuance and sale of shares of common stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), (b) the closing of the Company's sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, these Warrants shall, on the date of such event, no longer be exercisable and become null and void.  Upon the completion of the transaction discussed in Note 15, these warrants will become null and void. The Company has also issued warrants to holders of Subordinated Notes as discussed in Note 6.

 (11)

Note Receivable from Stockholder

In November and December 2003, individuals exercised options to purchase 200,000 shares of common stock and the Board of Directors agreed to accept notes totaling $10,000 as consideration. These notes bear interest at 4% per annum and all unpaid principal and interest is due in November 2006.  One of the notes for $3,750 was paid in January 2004. The remaining 125,000 shares of common stock collateralize the remaining note of $6,250.

(12)

Licensed Technology

In 2002, the company entered into a license agreement with Bit-Arts Limited (Bit-Arts), a British company.  This agreement provided a one year exclusive and three year non-exclusive license to integrate the technology developed by Bit-Arts into the products sold by the Company.  In conjunction with this agreement, the Company acquired a warrant to purchase 16,921 shares of the common stock of Bit-Arts at £0.001 per share under certain terms and conditions.  The license agreement and warrants have been extended since that time to a two year exclusive and a five year non-exclusive license and an additional warrant to purchase 13,536 shares of the common stock of Bit-Arts at £0.001 per share under certain terms and conditions.  Both warrant instruments have been exercised.  In 2002 and 2003, the Company executed non-binding memorandum of understanding agreements with Bit-Arts to acquire or license certain technology of Bit-Arts.  The closing of the purchase was not completed in 2002 or 2003 as was anticipated in the original documents.  At December 31, 2003, the Company’s management determined that the licensed technology was fully impaired and recorded a loss from impairment write-down on licensed technology of $792,098.

(13)

Related Party Transactions

During July 2004, the Company paid the note payable to an officer totaling $175,000 for compensation unpaid in prior years.  This does not require the payment of interest and had an original maturity date of July 1, 2003.  The note had been extended until July 1, 2004 through the mutual agreement of the officer and the Company and was paid in full at that date.

As a condition of the Vincera Software, Inc. acquisition, (Note 14), the Company assumed notes payable to certain former officers and employees of Vincera Software, Inc. for deferred compensation totaling $192,876. Subsequent to the acquisition, the same officers and employees exercised common stock options totaling $12,000 which were offset against the notes, leaving a balance due of $180,876.

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

(13)

Related Party Transactions (Continued)

During the nine months ended September 30, 2004, the Company made royalty payments to Bit-Arts totaling $4,150 and accrued an additional $19,562 in royalties payable.  The Company had advanced amounts totaling $56,573 representing the payment of salaries, rent and other operating costs of Bit-Arts in a prior period.  Payments of additional royalty amounts are being held until settlement of the outstanding receivable from Bit-Arts.  The excess of the receivable over amounts accrued as payable are fully reserved at September 30, 2004.

Short-Term Note Payable

During 2004, the company received a loan of $100,000 from a stockholder.  This loan was due on demand and required no interest payments.  The loan was paid off in July 2004.

Convertible Promissory Notes Payable

One director has participated for $250,000 in the convertible promissory notes payable transaction.  The director has agreed to the same terms and conditions as the other participants and has resigned from the board effective November 20, 2004.

(14)

Acquisition Agreement

On August 23, 2004, the Company consummated the acquisition of Vincera Software, Inc. a privately held company for approximately $1,026,932, consisting entirely of 16.7 million shares of Vincera, Inc.’s common stock valued at $0.05 per share, plus the assumption of $192,876 of notes payable to related parties.

The total purchase consideration of $1,026,932 has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition.  The purchase price was allocated to intangibles based on management’s estimate.  Management expects to finalize the purchase price allocation within the next twelve months.

The preliminary purchase price allocation is as follows:

Purchase price allocation
Cash	$ 2,276
Accounts receivable	2,087
Equipment	11,453
Deferred revenues	(61,900)
Customer relationships	371,748
Software	701,268
Net assets acquired	$ 1,026,932

The Company believes that the intangible assets acquired, consisting of the customer relationships and software, have useful lives of approximately three years.  Subsequent to the acquisition, $12,000 of the notes payable to the related parties were reduced by the issuance of 240,000 of restricted common stock.

VINCERA, INC.

Notes to Financial Statements

September 30, 2004 and 2003

(Unaudited)

(15)

Subsequent Events

Vincera, Inc. has engaged an investment banking firm to act as its exclusive advisor in the offering to sell the Company’s common stock in a public offering. The Company anticipates raising between $3,500,000 and $7,250,000. Placement agent commissions are expected to be between $245,000 to $507,500 depending on the actual number of shares sold and amount raised.  In addition, the investment banking firm has agreed to provide investment banking and financial advisory services to the Company with respect to financing and/or mergers and acquisitions transactions originated by said investment banking firm, for a period of one year following the date the agreement between the Company and said investment banking firm terminates. As compensation for these services, we have agreed to pay Fifth Street (i) 7% of the amount raised in the offering in cash, (ii) 1% of the shares sold in the offering in Vincera Common Stock, and (iii) warrants to purchase the number of shares of our common stock equal to 7% of the shares sold in this offering at an exercise price equal to the offering price.  In addition, we have agreed to issue warrants to purchase the number of shares of our common stock equal to 4% of the shares sold in this offering at an exercise price equal to 165% of the offering price, in aggregate, to the investment banking firm.  Either party may terminate this agreement upon giving 60 days advance written notice.  As a result of the acquisition discussed in Note 14 and the aforementioned potential registration of securities, the Company anticipates that the Board of Directors and management will change in design and membership.  One board member has resigned effective November 20, 2004.

Management of the Company believes the proposed public offering will be consummated on terms comparable to those described above.  However, there can be no assurance that a public offering of the Company’s common stock will be successful or, if successful, will be comparable to the terms described above.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Smarte Solutions, Inc.:

We have audited the balance sheets of Smarte Solutions, Inc. (the Company) as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

October 26, 2004

Austin, Texas

SMARTE SOLOUTIONS, INC.
Balance Sheets
December 31, 2003 and 2002
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$ 8,809	$ 454,610
Accounts receivable, net	7,235	6,737
Other current assets	15,182	1,000
Total current assets	31,226	462,347

Property and equipment:
Computer equipment and software	38,572	21,268
Furniture and fixtures	3,500	3,500
Total property and equipment	42,072	24,768
Less accumulated depreciation and amortization	(22,440)	(14,129)
Net property and equipment	19,632	10,639

Licensed technology, net	—	609,012
Total Assets	$ 50,858	$ 1,081,998

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 173,575	$ 31,602
Note payable - related party	175,000	175,000
Deferred rent payable	10,375	-
Interest payable on promissory notes	448	183,732
Promissory notes payable	30,000	3,385,478
Total current liabilities	389,398	3,775,812

Stockholders’ equity (deficit):
Series A Preferred stock, $.001 par value, 15,000,000 shares designated, 30,000,000 authorized, 9,923,062 and no shares
issued and outstanding at December 31, 2003 and 2002, respectively	9,923	—
Additional paid-in-capital -Series A Preferred	4,951,592	—
Common stock, $.001 par value, 30,000,000 shares
authorized, 5,741,908 and 4,716,908 shares issued and
outstanding at December 31, 2003 and 2002, respectively	5,742	4,717
Additional paid-in-capital - common stock	968,353	918,128
Note receivable from shareholders for purchase of stock	(10,000)	—
Accumulated deficit	(6,264,150)	(3,616,659)
Total stockholders’ equity (deficit)	(338,540)	(2,693,814)
Total liabilities and stockholders' equity	$ 50,858	$ 1,081,998

See accompanying notes to financial statements.

SMARTE SOLUTIONS, INC.
Statements of Operations
Years ended December 31, 2003 and 2002
	2003	2002
Revenues
Royalties	$ 6,227	$ 9,518
Licenses	240,442	48,468
Services	93,643	2,080
Total revenue	340,312	60,066

Expenses
Research and development	359,336	223,605
General and administrative	1,630,491	1,360,705
Depreciation and amortization	175,224	47,775
Loss on impairment write-down on licensed technology	792,098	—
Interest expense	33,033	131,501
Total operating expenses	2,990,182	1,763,586

Loss from operations	(2,649,870)	(1,703,520)

Other income, net	2,379	3,272

Net loss	$ (2,647,491)	$ (1,700,248)

Basic and diluted loss per share	$ (0.53)	$ (0.31)

Weighted average common share outstanding:
Basic and fully diluted	4,974,616	5,421,075

See accompanying notes to financial statements.

SMARTE SOLUTIONS, INC.
Statements of Stockholders’ Equity
Years ended December 31, 2003 and 2002

	Series A Preferred Stock			Common Stock			Note Receivable from
	Shares	Amount	Additional Paid In Capital	Shares	Amount	Additional Paid In Capital	Shareholders for Purchase of Stock	Accumulated Deficit	Total
Balances at December 31, 2001	-	$ -	$ -	6,916,908	$ 6,917	$ 916,418	$ -	$(1,916,411)	$ (993,076)
Stock option exercised	-	-	-	50,000	50	2,450	-	-	2,500
Stock buyback	-	-	-	(2,250,000)	(2,250)	(740)	-	-	(2,990)
Net loss	-	-	-	-	-	-	-	(1,700,248)	(1,700,248)
Balances at December 31, 2002	-	-	-	4,716,908	$4,717	$918,128	-	$(3,616,659)	$(2,693,814)
Issuance of preferred stock for notes and									-
interest payable	7,354,562	7,355	3,669,910	-	-	-	-	-	3,677,265
Sale of preferred stock	2,568,500	2,569	1,281,682	-	-	-	-	-	1,284,250
Stock issued for note receivable	-	-	-	200,000	200	9,800	(10,000)	-	-
Sale of stock	-	-	-	825,000	825	40,425	-	-	41,250
Net loss	-	-	-	-	-	-	-	(2,647,491)	(2,647,491)
Balances at December 31, 2003	9,923,062	$ 9,923	$ 4,951,592	5,741,908	$ 5,742	$ 968,353	$ (10,000)	$(6,264,150)	$ (338,540)

See accompanying notes to financial statements.

SMARTE SOLUTIONS, INC.
Statements of Cash Flows
Years ended December 31, 2003 and 2002
	2003	2002
Cash flows from operating activities:
Net loss	$ (2,647,491)	$ (1,700,248)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	175,224	47,775
Loss on impairment write-down on licensed technology	792,098	—
Changes in operating assets and liabilities:
Accounts receivable	(498)	(5,737)
Other current assets	(14,182)	(1,000)
Accounts payable and accrued liabilities	141,973	4,920
Deferred rent payable	10,375	—
Interest payable on promissory notes	31,003	126,751
Net cash used in operating activities	(1,511,498)	(1,527,539)
Cash flows from investing activities:
Return of investment in partnership	—	15,000
Acquisition of technology	(349,999)	(650,740)
Purchases of property and equipment	(17,304)	(7,512)
Net cash used in investing activities	(367,303)	(643,252)
Cash flows from financing activities:
Proceeds from issuance of promissory notes	142,500	2,625,478
Proceeds from issuance of preferred stock	1,284,250	—
Repayment of promissory notes	(35,000)	—
Proceeds from issuance of common stock	41,250	2,500
Payments for repurchase of common stock	—	(2,990)
Net cash provided by financing activities	1,433,000	2,624,988

Net increase in cash and cash equivalents	(445,801)	454,197

Cash and cash equivalents at beginning of year	454,610	413
Cash and cash equivalents at end of year	$ 8,809	$ 454,610

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 2,029	$ 3,422
Cash paid for taxes	$ —	$ —
Non-cash financing transactions:
Promissory notes and interest redeemed
for Preferred Stock	$ 3,677,265	$ —
Stock issued for notes receivable	$ 10,000	$ —

See accompanying notes to financial statements.

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

(1)

Organization

Smarte Solutions, Inc. (the Company), was incorporated in Texas in March 1999 under the name MoveMoney.com, Inc.  In December 2000, MoveMoney.com, Inc. changed its name to MoveMoney, Inc. and reincorporated in Delaware.  In January 2002, MoveMoney, Inc. changed its name to Smarte Solutions, Inc.

On August 23, 2004, the Company acquired Vincera Software, Inc. and subsequently changed its name from Smarte Solutions, Inc. to Vincera, Inc.

Prior to the acquisition of Vincera Software, Inc, (Note 14) Smarte solutions designed and delivered piracy management solutions that provided software and content vendors with the tools to secure and control the use of their products.  The Company’s portfolio of solutions enabled customers to turn piracy management into a substantial competitive advantage, increasing bottom-line profits.

The Company develops and markets software products and services that enable companies to manage the activities of their current and prospective customers. Through applications built on our User Activity Management, or UAM, platform, the Company provides our clients with the ability to sense and respond to customer needs by tracking end user behavior, analyzing this information and allowing the client to control their end-users activities.

(2)

Summary of Significant Accounting Policies

(a)

Basis of Accounting

These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles whereby revenues are recognized in the period earned and expenses when incurred.

(b)    Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2003 and 2002, the Company’s cash equivalents consisted of money market funds.

(c)

Concentration of Risk

During the nine months ended 2004, three customers accounted for 36%, 18% and 17% of revenues respectively and for 2003 one customer accounted for 82% of revenues.    The same customer accounted for 36% and 82% of revenues for 2003 and 2004.  The loss of such customer could materially affect financial results.

(d)

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which are generally eighteen months to five years. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

(2)

Summary of Significant Accounting Policies (continued)

(e)

Research and Development Costs

Financial accounting standards provide for the capitalization of certain software development costs once technological feasibility has been established and the evaluation of the recoverability of any capitalized costs on a periodic basis. The Company’s software products have historically reached technological feasibility late in the development process, and development costs incurred after technological feasibility and prior to product release have been insignificant to date.  Accordingly, no development costs have been capitalized to date, and all research and product development expenditures have been expensed as incurred.

(f)

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(g)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the period that includes the enactment date.

 (h)

Stock-Based Compensation

The Company applies the intrinsic value-based method for its fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.  The Company discloses the pro forma effects on operation as if the options were issued at fair value.  If the Company elected to recognize compensation expense for options granted based on their fair values at the grant dates, consistent with Statement 123, net income and earnings per share would have changed to the pro forma amounts indicated below:

	Year Ended December 31,
	2003	2002
Net loss, as reported	$(2,647,491)	$(1,700,248)
Deduct: Total stock based employee compensation expense determined under the fair value based method for all awards, net of the related tax effects	(22,056)	(19,237)
Pro forma net loss	$(2,669,547)	$(1,719,485)

Net loss per share
Basic and diluted – as reported	$(0.53)	$(0.31)
Basic and diluted - Pro forma	$(0.54)	$(0.32)

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

 (2)

Summary of Significant Accounting Policies (continued)

(i)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  At December 31, 2003, the Company’s management determined that the acquired technology was fully impaired and recorded a loss from impairment write-down on acquired technology of $792,098, and $0 at 2002.

(j)

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

(k)

Revenue Recognition

The Company derives revenue from software licenses, maintenance and services.  Software licenses for the Company’s software typically contain multiple elements, including the product license, maintenance and/or other services.  The Company allocates the total fee among each deliverable based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence.  This objective evidence of fair value is specific to the Company and consists either of prices derived from sales of elements when they sold separately, such as the renewal rate for the maintenance element, or the price established by management for sale of elements in the ordinary course of business.

License fees include the software developed and licensed by the Company.  Certain software developed by the Company is licensed under contractual arrangements that, in addition to the delivery of software, require significant modification and customization of software.

Software not requiring significant modification or customization is recognized when persuasive evidence of an arrangement exists, delivery has occurred and the fee is fixed or determinable and probable of collection.  Services include installation, basic consulting, as well as software customization and modification to meet specific customer needs.  Professional service fees that are provided under long-term contracts to install and customize software developed by the Company or third parties are recognized using the percentage of completion method.  Progress to completion is measured using costs incurred or milestones achieved compared to estimated total costs or contract milestones.  Provisions for estimated losses under the percentage of completion method are made for the entire loss in the period in which they become evident.

Maintenance fees include technical support, bug fixes and rights to upgrade on when-and-if-available basis associated with software licenses.  These fees are collected in advance and recognized ratably over the maintenance period.  Unrecognized maintenance fees are included in deferred revenue.

(l)

Intangible Assets

Intangible assets are being amortized using the straight-line method over the contractual license period for acquired technology.   For the years ended December 31, 2003 and 2002, amortization expense related to the intangibles was $166,914 and $41,728, respectively.

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

(2)

Summary of Significant Accounting Policies (continued)

(m)

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses, approximates their fair values due to their short maturities.

(n)

Loss per common share

Basic loss per share is based on the weighted effect of common shares issued and outstanding, and is calculated by dividing net loss by the weighted average shares outstanding during the period.  Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding.

Incremental common shares attributable to the exercise of outstanding options and warrants totaling 7,451,509 shares as of December 31, 2003 were excluded from the computation of diluted loss per share because the effect would be antidilutive.

(o)

Recently Issued Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No.13, and Technical Corrections. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of the Statement related to the rescission of Statement No. 4 is applied in fiscal years beginning after May 15, 2002. Earlier application of these provisions is encouraged. The provisions of the Statement related to Statement No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. We adopted No. 145 on January 1, 2003. The adoption of this statement did not have a material effect on our consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements. We have not elected to adopt the provisions of this Statement.

In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities.  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities".  SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not engage in hedging activities and, accordingly, the adoption of this Statement did not have an impact on our financial statements.

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

 (3)

Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to market and develop its products.  The Company expects that it will achieve profitability and positive cash flows in the future.  The Company’s plans in regard to this are to increase revenues and decrease operating costs (as a percentage of revenues).  There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations.  To date, the Company has funded its activities primarily through private equity offerings, which have included sales of common and preferred stock, and the issuance of promissory notes payable.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(4)

Commitments and Contingencies

Leases

The Company conducts its operations in various leased facilities under leases classified as operating leases.  The Company also leases certain equipment under noncancelable operating leases.  Minimum future rentals as of December 31, 2003 are as follows:

Year Ending December 31,
2004	$77,199
2005	$63,973
2006	$26,440

Annual rental expense under these leases amounted to $74,716 and $65,485 during 2003 and 2002, respectively.

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business.  Although the resolution of these matters is not currently known, in the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

(5)

Income Taxes

As a result of net operating losses, the Company has not recorded a provision for income taxes.  The components of the deferred tax assets and related valuation allowance at December 31, 2003 and 2002 are primarily the result of net operating loss carryforwards for both GAAP and tax basis of approximately $5.7 million and $2.9 million at December 31, 2003 and 2002, respectively.

In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.  Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards, in future tax returns, the Company has provided a 100% valuation allowance on its deferred tax assets.  The valuation allowance increased by approximately $1,008,000 and $473,000 during the years ended December 31, 2003 and 2002, respectively.

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

(5)

Income Taxes (Continued)

The net operating loss carryforward will begin to expire in 2019, if not utilized.  The Internal Revenue Code Section 382 limits net operating loss and tax credit carryforwards when an ownership change of more than fifty percent of the value of the stock in a loss corporation occurs within a three-year period.  Accordingly, the ability to utilize remaining net operating loss and tax credit carryforwards may be significantly restricted.

 (6)

Convertible Notes Payable

Beginning in 2000, the Company began issuing convertible notes payable designated as Series A Notes Payable.  These notes accrued interest at 6.37% and a maturity date of May 14, 2003.  The balance of these notes payable and their accrued interest totaled $3,569,210 at December 31, 2002.  In February 2003, the notes and accrued interest were converted to Series A Preferred Stock (Note 8).  A portion of the note holders were also promised additional warrants to purchase preferred stock.  These warrants were issued in 2003 (Note 10).

In December 2003, the Company began issuing a new series of convertible notes payable designated as Series B Notes Payable. These notes accrue interest at 6.37% and mature May 1, 2005.  These notes are convertible to preferred stock upon the closing of an equity issuance in which proceeds exceed $500,000.  The conversion is at a rate that equals the price per share for the shares issued in such an equity issuance.  A majority of the holders of the Series B Notes Payable have agreed to the “First Amendment to Convertible Promissory Note,” amending the original notes stating that the Company may issue either preferred or common stock plus accrued interest upon a “Qualified Equity Financing” defined as an equity financing in which the Company sells equity securities and obtains net proceeds (including conversion of these notes) in an amount not less than Five Hundred Thousand Dollars ($500,000).  The Company has expressed its intention to convert these warrants to common stock.  The holders agreed to execute appropriate market standoff agreements as may be requested by the Company or Company’s underwriters in connection with the closing of the issuance and sale of shares of common stock of the Company in the Company’s first public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.  Such market standoff agreements shall provide at a minimum that Holder shall be restricted from selling any shares of common stock issued upon conversion of this Note until the expiration of ten (10) days following the filing of Company’s first financial statements for a period ending in calendar year 2005 after the effective date of the first registration statement.  In the event there is not a Qualified Equity Financing, such as the contemplated public offering (Note 14), then the Company would issue preferred shares.  At December 31, 2003, the Company had issued $25,000 of Series B Notes Payable.  In 2004, $882,216 of additional Series B Notes Payable were issued, including $250,000 to a director of the Company.

(7)

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock.  Each common stockholder is entitled to one vote per share of common stock owned.  In prior years, common stock has been issued in exchange for convertible notes payable.  During 2004 the Board of Directors voted to increase the number of authorized shares to 70,000,000.

(8)

Preferred Stock

During 2003, the Company converted notes payable and accrued interest totaling $3,677,266 to 7,354,562 shares of $0.001 par value, Series A Preferred Stock at $0.50 per share.  During the same period an additional 2,568,500 shares of Series A Preferred Stock was issued for $1,284,250.  Each Series A Preferred Stockholder is entitled to one vote per share of Series A Preferred Stock owned.

Each share of Series A Preferred Stock shall automatically be converted by the Corporation into shares of Common Stock at the Series A Conversion Price at the time in effect immediately upon the Corporation’s

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

(8)

Preferred Stock (Continued)

sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended.

All but one shareholder representing 524,521 of the total outstanding shares have signed a waiver and consent agreement that specifies each share of Series A Preferred Stock will automatically be converted by the Company into shares of Common Stock at the Series A Conversion Price at the time in effect immediately upon the Corporation’s sale of its Common Stock in a best efforts underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended.

Prior to 2003, the Company was authorized to issue 10,000,000 shares of preferred stock.  In April 2003, the Board of Directors voted to authorize the Company to issue up to 30,000,000 shares of preferred stock, of which 15,000,000 shares have been designated as Series A Convertible Preferred Stock.

Series B Preferred Stock may be issued in the future in the event of a conversion of the notes payable issued beginning in December 2003 (Note 6).  The terms of the Series B Preferred Stock have not yet been determined, but it is expected that they will have features similar to the Series A Preferred Stock.

(9)

Common Stock Option/Stock Incentive Plan

The Company’s 2002 Stock Incentive Plan (the “Plan”) was approved in November, 2002.  The Plan provides for a means by which individuals may be given an opportunity to benefit from increases in the value of the common stock through the granting of the following Stock Awards: Incentive Stock Options, Nonstatutory Stock Options, stock bonuses and rights to acquire restricted stock.  At December 31, 2003, a maximum of 4,000,000 shares of common stock could be issued through the Plan.  In 2004, the Board of Directors increased the maximum shares to 9,000,000.  Incentive Stock Options issued prior to the approval of the Plan are in addition to the total allowed through the Plan.

Incentive Stock Options may be granted only to employees.  Other Stock Awards may be granted to employees, non-employee members of the Board of Directors and others.  The provisions of separate options need not be identical, but each option shall include the following provisions:

4.

Term – No Incentive Stock Option shall be exercisable after the expiration of ten years from the date it was granted.

5.

Exercise Price of an Incentive Stock Option - The exercise price shall not be less than the fair market value of the common stock on the date the option is granted.  Additional restrictions apply to certain shareholders as defined in the Plan.

6.

Exercise Price of a Nonstatutory Stock Option – The exercise price shall not be less than 20% of the fair market value of the common stock on the date the option is granted.

Under the Plan, stock bonuses and restricted stock awards in the form of shares of common stock may be issued directly to employees, members of the Board of Directors, or other individuals.  Shares of common stock issued as stock bonuses may vest immediately, or in one or more installments, at the discretion of the Board of Directors.  Recipient of stock bonuses and restricted stock awards have full stockholder rights with respect to any shares of common stock issued, regardless of whether such shares are vested.  During 2003 and 2002, no shares of common stock were issued as stock bonuses or restricted stock awards.

Unless terminated at an earlier date by action of the Board of Directors, the Plan terminates on November 4, 2012.  The Company had 2,153,519 and 1,016,500 shares of common stock available for future grants under the Plan at December 31, 2003 and 2002, respectively.

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

 (9)

Common Stock Option/Stock Incentive Plan (continued)

The weighted-average fair value of stock options granted to employees during 2003 and 2002 was $0.014 per share on the date of grant using the Black-Scholes option pricing model with the following assumptions:  expected dividend yield 0%, risk-free weighted average interest rate 3%, volatility 25% and an expected life of five years.

The Company applies APB No. 25 in accounting for its stock options issued to employees and, accordingly, no compensation cost has been recognized in the financial statements as the exercise prices of the options granted were deemed to equal or exceed the fair value of the underlying common stock at the date of grant.

Prior to the approval of the Plan, the Company issued stock options through the direct actions of the Board of Directors.  Options representing a total of 3,457,000 shares as of December 31, 2003 and 2002 were issued in this manner.

Options granted to non-employees were recorded at fair value in accordance with SFAS No. 123 and EITF 96-18.  These options were issued pursuant to the Plan and are reflected in the disclosures below.  Compensation expense related to these options was $10,067 and $9,375 for the years ended December 31, 2003 and 2002, respectively.

A summary of activity in common stock options and warrants for the years ended December 31, 2003 and 2002 are as follow:

	Shares	Range of Exercise Prices	Weighted-Average Exercise Price

Options outstanding, December 31, 2001	4,733,000	$0.001- $0.15	$0.04

Options granted	1,757,500	$0.05	$0.05
Options exercised	(50,000)	$0.05	$0.05
Options surrendered	-	-	-

Options outstanding, December 31, 2002	6,440,500	$0.001- $0.15	$0.04

Options granted	1,006,480	$0.05	$0.05
Options exercised	(1,025,000)	$0.05	$0.05
Options surrendered	(1,118,499)	$0.05	$0.05

Options outstanding, December 31, 2003	5,303,481	$0.001- $0.15	$0.04

Subsequent to December 31, 2003, the company issued additional options to purchase 3,310,000 shares of common at $0.05 per share and options to purchase 1,624,167 shares were exercised at between $0.0133 and $0.05 per share.

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

 (9)

Common Stock Option/Stock Incentive Plan (continued)

The following is a summary of options outstanding and exercisable at December 31, 2003:

Outstanding			Vested and Outstanding
Number of Shares Subject to Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Vested Shares	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
5,303,481	6.1	$0.04	3,851,438	5.3	$0.03

(10)

Warrants

In 2003, the Company issued warrants to purchase 2,154,028 shares of preferred stock to the holders of the promissory notes payable that were converted to Series A Preferred Stock in 2003 (Note 8).  These warrants allow for the purchase of Series A Preferred Stock at $0.50 per share and expire in November 2011.  No value was assigned to the warrants at the issue date.

The terms of the agreement with the holders of these warrants state that in the event of (a) the closing of the issuance and sale of shares of common stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), (b) the closing of the Company's sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, these Warrants shall, on the date of such event, no longer be exercisable and become null and void.  Upon the completion of the transaction discussed in Note 15, these warrants will become null and void.

(11)

Note Receivable from Stockholder

In November and December 2003, individuals exercised options to purchase 200,000 shares of common stock and the Board of Directors agreed to accept notes totaling $10,000 as consideration. These notes bear interest at 4% per annum and all unpaid principal and interest is due in November 2006.  One of the notes for $3,750 was paid in January 2004. The remaining 125,000 shares of common stock collateralize the remaining note of $6,250.

(12)

Licensed Technology

In 2002, the company entered into a license agreement with Bit-Arts Limited (Bit-Arts), a British company.  This agreement provided a one year exclusive and three year non-exclusive license to integrate the technology developed by Bit-Arts into the products sold by the Company.  In conjunction with this agreement, the Company acquired a warrant to purchase 16,921 shares of the common stock of Bit-Arts at £0.001 per share under certain terms and conditions.  The license agreement and warrants have been extended since that time to a two year exclusive and a five year non-exclusive license and an additional warrant to purchase 13,536 shares of the common stock of Bit-Arts at £0.001 per share under certain terms and conditions.  Both warrant instruments have been exercised.  In 2002 and 2003, the Company executed non-binding memorandum of understanding agreements with Bit-Arts to acquire or license certain technology of

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

 (12)

Licensed Technology (Continued)

Bit-Arts.  The closing of the purchase was not completed in 2002 or 2003 as was anticipated in the original documents. At December 31, 2003, the Company’s management determined that the licensed technology was fully impaired and recorded a loss from impairment write-down on the licensed technology of $792,098.  (Note 2i).

(13)

Related Party Transactions

At December 31, 2003 and 2002, the Company had a note payable to an officer totaling $175,000 for compensation unpaid in prior years.  This does not require the payment of interest and had an original maturity date of July 1, 2003.  The note has been extended until July 1, 2004 through the mutual agreement of the officer and the Company and was paid in full at that date.

One director has participated for $250,000 in the convertible promissory notes payable transaction.  The director has agreed to the same terms and conditions as the other participants and has resigned from the board effective November 20, 2004.  (Note 6)

During 2003 and 2002, the Company received royalty payments from Bit-Arts totaling $6,227 and $9,518, respectively.  Also, at the end of 2003, the Company advanced amounts totaling $56,573 representing the payment of salaries, rent and other operating costs of Bit-Arts.  These amounts are recorded as a receivable, but are fully reserved at December 31, 2003 offset against the notes, leaving a balance due of $180,876.

(14)

Subsequent Events

On August 23, 2004, the Company consummated the acquisition of Vincera Software, Inc. a privately held company for approximately $1,026,932, consisting entirely of 16.7 million shares of Vincera, Inc. common stock valued at $0.05 per share, plus the assumption of $192,876 of notes payable to related parties.

Vincera, Inc. has engaged an investment banking firm to act as its exclusive advisor in the offering to sell the Company’s common stock in a public offering. The Company anticipates raising between $3,500,000 and $7,250,000. Placement agent commissions are expected to be between $245,000 to $507,500 depending on the actual number of shares sold and amount raised.  In addition, the investment banking firm has agreed to provide investment banking and financial advisory services to the Company with respect to financing and/or mergers and acquisitions transactions originated by said investment banking firm, for a period of one year following the date the agreement between the Company and said investment banking firm terminates. As compensation for these services, we have agreed to pay (i) 7% of the amount raised in the offering in cash, (ii) 1% of the shares sold in the offering in Vincera Common Stock, and (iii) warrants to purchase the number of shares of our common stock equal to 7% of the shares sold in this offering at an exercise price equal to the offering price.  In addition, we have agreed to issue warrants to purchase the number of shares of our common stock equal to 4% of the shares sold in this offering at an exercise price equal to 165% of the offering price, in aggregate, to the investment banking firm.  Either party may terminate this agreement upon giving 60 days advance written notice.

As a result of the aforementioned acquisition and the potential registration of securities, the Company anticipates that the Board of Directors and management will change in design and membership.

Management of the Company believes the proposed public offering will be consummated on terms comparable to those described above.  However, there can be no assurance that a public offering of the Company’s common stock will be successful or, if successful, will be comparable to the terms described above.

SMARTE SOLUTIONS, INC.

Notes to Financial Statements

December 31, 2003 and 2002

 (14)

Subsequent Events (Continued)

Subordinated Notes Payable

During 2004, the Company issued $2,429,850, in Subordinated Promissory Notes (Subordinated Notes). The Subordinated Notes carry an interest rate of 10%, are subordinate to the other credit agreements and trade payables of the Company, and have maturity dates of one year from their respective issuance dates.  The Subordinated Notes are subject to a Security Agreement whereby the Company has granted a security interest in certain collateral to secure the payment of the Subordinated Notes and other obligations.  Concurrent with the issuance of the Subordinated Notes, the Company has issued Stock Purchase Warrants equal to 7% of the principal amount of the Notes to purchase Common Stock in the Company.  Each warrant holder shall have the right to purchase Common Stock of the Company from time to time on and after the earlier of (i) immediately prior to the consummation of a best efforts commitment, underwritten public offering or (ii) until the third anniversary date following the grant date of each Stock Purchase Warrant.  Each Stock Purchase Warrant shall expire and be of no further force or effect upon the earliest of (i) the third anniversary date following the grant date of each Stock Purchase Warrant (ii) the consummation of a best efforts commitment, underwritten public offering (“Public Offering”) (iii) the sale of all or substantially all of the Company’s assets or (iv) immediately prior to any merger or consolidation of the Company in which the Company is not the surviving entity.

Each warrant granted is fully vested and is exercisable at a price per share equal to (i) the per share price of the Company’s Common Stock issued in a Public Offering or in the event a Public Offering does not occur (ii) $0.50.  No value was assigned to the stock purchase warrants based on the estimated current value of the common stock of $0.05 per share.  In 2004, the company amended the agreement with the holders of these warrants so that in the event of (a) the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), (b) the closing of the Company's sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders’ of

Vincera Software, Inc.:

We have reviewed the accompanying balance sheets of Vincera Software, Inc. (a Texas corporation) as of June 30, 2004 and 2003 and the related statements of operations and cash flows for the six months ended June 30, 2004 and 2003. All information included in these financial statements is the representation of the management of Vincera Software, Inc.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Helin, Donovan, Trubee & Wilkinson, LLP

/s/ Helin, Donovan, Trubee & Wilkinson

July 27, 2004

Austin, Texas

VINCERA SOFTWARE, INC.

Balance Sheets
June 30, 2004 and 2003
Assets	2004	2003
Current assets:
Cash and cash equivalents	$54,403	$3,551
Accounts receivable	487	17,999
Prepaid expenses and other current assets	28,841	44,150
Total current assets	83,731	65,700
Property and equipment:
Computer equipment	51,952	98,580
Software	75,949	106,663
Furniture and fixtures	—	1,256
Leasehold improvements	—	20,341
Total property and equipment	127,901	226,840
Less accumulated depreciation and amortization	(116,448)	(145,072)
Net property and equipment	11,453	81,768
	$95,184	$147,468
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$172,908	$27,919
Deferred revenue	78,667	12,000
Current portion of capital lease obligations	—	1,673
Total current liabilities	251,575	41,592
Capital lease obligations, less current portion	—	—
Total liabilities	251,575	41,592

Series A redeemable convertible preferred stock,
$.001 par value, 18,764,885 shares authorized, 0 and
18,159,978 shares issued and outstanding, respectively;
liquidation preference of $0 and $7,072,000, respectively	—	7,572,412
Stockholders’ deficit:
Common stock, $.001 par value, 60,000,000 shares
authorized, 56,284,695 and 6,493,468 shares issued and
outstanding, respectively	56,285	6,494
Additional paid-in capital	7,668,553	114,301
Accumulated deficit	(7,881,229)	(7,587,331)
Total stockholders’ deficit	(156,391)	(7,466,536)
	$95,184	$147,468
See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.

Statements of Operations
Six Months Ended June 30, 2004 and 2003
	2004	2003
Revenues	$123,787	$13,333

Operating expenses:
Cost of revenue	1,500	137,926
Research and development	163,164	531,645
Sales and marketing	23,433	16,269
General and administrative	172,914	206,830
Total operating expenses	361,011	892,670

Loss from operations	(237,224)	(879,337)

Other income (expense)
Gain on extinguishment of debt	—	—
Loss on sale of fixed assets	(7,289)	(42,609)
Interest expense, net	—	2,575
Net loss	$(244,513)	$(919,371)

Loss per share	$(0.036)	$(0.143)

Weighted average basic and fully diluted shares outstanding	6,770,086	6,425,577
See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.

Statements of Cash Flows
Six Months Ended June 30, 2004 and 2003
	2004	2003
Cash flows from operating activities:
Net loss	$(244,513)	$(919,371)
Adjustments to reconcile net loss to net cash used in
operating activities:
Gain/loss on sale of equipment	7,289	42,609
Gain on extinguishment of debt	—	—
Depreciation and amortization	30,159	40,722

Changes in operating assets and liabilities:
Accounts receivable	98,703	(17,999)
Prepaid expenses and other current assets	(576)	22,705
Accounts payable and accrued liabilities	134,088	(22,119)
Deferred revenue	18,375	4,667
Net cash provided by (used in) operating activities	43,525	(848,786)
Cash flows from investing activities:
Proceeds from sale of assets	—	6,878
Purchases of property and equipment	(61)	—
Net cash provided by (used in) investing activities	(61)	6,878
Cash flows from financing activities:
Net proceeds from issuance of common stock	—	—
Net proceeds from promissory notes payable	—	—
Proceeds from exercise of stock options	—	—
Payments on capital lease obligations	—	(7,434)
Net cash used in financing activities	—	(7,434)
Net increase (decrease) in cash and cash equivalents	43,464	(849,342)
Cash and cash equivalents at beginning of year	10,939	852,893
Cash and cash equivalents at end of year	$54,403	$3,551

Supplemental disclosure of cash flow information:
Cash paid for interest	$154	$—

See accompanying notes to financial statements.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(1)

Incorporation and Nature of Business

Vincera Software, Inc. (“Vincera” or the “Company”) was founded as a Delaware corporation on November 24, 1999 as Elegiant.com, Inc.  The Company changed its name from Elegiant.com, Inc. to Elegiant, Inc. in May 2001. In November 2001, the Company changed its name from Elegiant, Inc. to Vincera Software, Inc.  The Company provides enterprise software solutions that enable companies to move towards the real-time enterprise.  Vincera’s solution provides a competitive advantage and ensures the bottom line by automating business processes and providing an actionable understanding of real-time and market events through business activity monitoring.  The Company also provides consulting, training and support relating to its products.  Based in Austin, Texas, the Company provides software and services to customers throughout the United States.

(2)

Summary of Significant Accounting Policies

(a)

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. At June 30, 2004 and 2003, the Company’s cash equivalents principally consisted of money market funds.

(b)

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which are generally three years for computer and computer-related equipment and five years for non-computer equipment and furniture. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

The Company leases certain equipment under capital lease agreements. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under lease. Assets under capital lease are depreciated over their estimated useful lives, generally three years.

(c)

Research and Development Costs

Financial accounting standards provide for the capitalization of certain software development costs once technological feasibility has been established and the evaluation of the recoverability of any capitalized costs on a periodic basis. The Company’s software products have historically reached technological feasibility late in the development process, and development costs incurred after technological feasibility and prior to product release have been insignificant to date.  Accordingly, no development costs have been capitalized to date, and all research and product development expenditures have been expensed as incurred.

(d)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the period that includes the enactment date.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(2)

Summary of Significant Accounting Policies (continued)

(e)

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(f)

Stock-Based Compensation

The Company applies the intrinsic value-based method for its fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company discloses the pro forma effects on operations as if the options were issued at fair value.

(g)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(h)

Revenue Recognition

Revenue from software licenses is generally recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectibility is probable. Service revenue includes training, consulting and maintenance. Training and consulting revenues are recognized as the services are performed. Maintenance revenue is recognized ratably over the term of the agreement and commences once implementation of the product has occurred. For arrangements where consulting services are determined to be essential to the functionality of the software, revenue from software licenses is recognized as the services are performed and the criteria above have been met.

The Company recognizes revenues from fixed-priced consulting projects using the percentage of completion method, which requires revenues to be recognized over the term of the contract based on the percentage of work completed.  Progress toward completion is determined based upon the consulting hours incurred as a percentage of total estimated hours to complete the engagement. Recoverable costs and accrued profits not yet billed on contracts in process are recorded as unbilled revenue and billings on uncompleted contracts in excess of incurred costs are recorded as deferred revenue. The cumulative impact of any revision in estimates of the percentage complete is reflected in the period in which the changes become known. Provisions for estimated losses on uncompleted contracts are made on a contract-by-contract basis and are recognized in the period in which management concludes that a loss is likely to be incurred.

(i)

Earnings per Share

Basic earnings per share are computed based upon the weighted-average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities.

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(3)

Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to market and develop its products. The Company expects that it will continue to incur net losses as it continues to expend significant resources, especially on research and development and sales and marketing activities. There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations.

To date, the Company has funded its activities primarily through private equity offerings, including sales of preferred stock; however, there can be no assurance that such financing will be available in the future or that positive operating cash flows will ever be achieved.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(4)

Leases

The Company subleases office space under an operating lease whose initial term expired January 2004.  The lease continues in effect on a monthly basis at a rate of $1,590, not to exceed January 31, 2005. The lease may be terminated by either party upon sixty days written notice. Total rent expense for all operating leases approximated $10,000 and $28,000 for the years ended June 30, 2004 and 2003, respectively.

The Company acquired computer and network equipment under three capital leases that expired at various dates during 2003.

(5)

Notes Payable

In July 2003, the Company obtained an aggregate of $414,757 from outside investors on promissory notes that carried an interest rate of 9% per year and were due July 2004.  On December 29, 2003, the preferred note holders forgave the principal and unpaid interest on these notes resulting in a gain on extinguishment of debt of $417,631.

(6)

Income Taxes

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at June 30, 2004 and 2003 are as follows:

	2003	2002

Deferred tax assets (liabilities)

Net operating loss carryforwards	$2,444,000	2,214,000
Research credits	146,000	146,000
Other, net	-	-

Total deferred tax assets	2,590,000	2,360,000
Less: valuation allowance	(2,590,000)	(2,360,000)

Net deferred tax assets	$—	—

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(6)

Income Taxes (continued)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards, in future tax returns, the Company has provided a 100% valuation allowance on its deferred tax assets.

At June 30, 2004, the Company had net operating loss carryforwards for federal income tax purposes of approximately $7.2 million and research credits of approximately $146,000.  The net operating loss carryforward will begin to expire in 2020, if not utilized.   The Internal Revenue Code Section 382 limits net operating loss and tax credit carryforwards when an ownership change of more than fifty percent of the value of the stock in a loss corporation occurs within a three-year period.  Accordingly, the ability to utilize remaining net operating loss and tax credit carryforwards may be significantly restricted.

(7)

Common Stock

As required by the Company’s 2000 Stock Plan, the Company shall at all times reserve and keep available such number of shares of common stock as shall be sufficient to satisfy the requirements of the Plan.  The common stock is not redeemable, and the holder of each share of common stock shall have the right to one vote.

(8)

Redeemable Convertible Preferred Stock

As of December 31, 2002 the Company had issued 18,159,978 shares of Series A (“Series A”) redeemable convertible preferred stock. Certain officers and directors are affiliated with entities that have purchased shares of Series A preferred stock.

Conversion

On December 29, 2003, the Company and its investors entered into a cancellation of indebtedness, conversion of outstanding preferred stock, and right of first refusal agreement which resulted in the conversion of the Series A redeemable convertible preferred stock into common stock at a 1 to 1 ratio, the cancellation of related warrants, the cancellation of indebtedness, and the issuance of 31,631,249 new shares of common stock for $0.001 per share.

Dividend Rights

The holders of Series A were entitled to receive cumulative dividends prior and in preference to the payment of any dividends on the common stock at an annual rate of $.0333 per share of Series A. Such dividends on each share of Series A were to accrue and be cumulative until paid, whether or not earned or declared, and whether or not there are profits, surplus or other funds legally available for the payment of dividends. No dividends had been declared by the Board as of December 31, 2002; however, due to their cumulative nature, as of December 31, 2002, the Company had accreted $950,000 of such dividends.  No dividends were accreted in 2003 as a result of the conversion.

(9)

Stock Options and Warrants

Stock Options Issued to Employees

The Company has adopted a stock option plan (the “2000 Plan”) under which a maximum of 7,084,521 shares of common stock have been reserved for grant to employees, consultants and members of the board of directors. Under the 2000 Plan, the option price of incentive stock options may not be less than the fair value of the stock at the time the options are granted. The 2000 Plan stock options can be granted for no more than ten years and no option shall be exercisable after the expiration of ten years from the date such option is granted. The stock options granted under the 2000 Plan generally are exercisable immediately but subsequent to exercise the stock is restricted subject to repurchase over the vesting period. The vesting period is typically

Vincera Software, Inc.

Notes to the Financial Statements

June 30, 2004 and 2003 (Unaudited)

(9)

Stock Options and Warrants (continued)

25% after a period of one year of employment with the Company and the remainder is vested ratably each month for 48 months or ratably each month for 48 months from the start of the vesting period.

The weighted-average fair value of stock options granted to employees during 2003 and 2002 was $0.01, on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0%, risk-free weighted average interest rate of 6%, volatility 0%, and an expected life of 5 years.

The Company applies APB No. 25 in accounting for its stock options issued to employees and, accordingly, no compensation cost has been recognized in the financial statements as the exercise prices of the options granted were deemed to equal the fair value of the underlying common stock at the date of grant.

The Company has stock options totaling 117,500 shares outstanding and exercisable at June 30, 2004 with an exercise price of $0.04 per share.

Stock Purchase Warrants

In connection with certain convertible promissory notes subsequently converted into Series A, the Company issued warrants to purchase 594,907 shares of Series A, at an exercise price of $.37 per share. At June 30, 2003 warrants were outstanding to purchase 554,907 shares of Series A, have an expiration date of June 1, 2006, are and are exercisable immediately.  As part of the Company’s reorganization and conversion of preferred stock to common stock, the warrants were cancelled in 2003.

(10)

Employee Benefits

The Company sponsors an employee savings and retirement plan intended to qualify under section 401(k) of the Internal Revenue Code. All eligible employees may contribute up to 20% of compensation, subject to annual limitations, which are fully vested at all times. The Company retains the option of matching the employees’ contribution with a discretionary employer contribution. To date, no employer contributions have been made.

(11)

Royalties Agreement

The Company entered into a Software Assignment Agreement, effective November 25, 2002, with a Corporation (the Assignor) to acquire the rights to a software platform and online tools used to enable the creation of full featured content and application portals.  This software will be incorporated into the Company’s own software applications to enhance its features.  As a part of this agreement, the Company has paid the Assignor $25,000, which is included in prepaid expenses and other current assets in the accompanying balance sheet.  Also as part of this agreement, the Company has agreed to pay the Assignor a Royalty (to be paid on a quarterly basis) of two percent (2%) of all License Revenue, that contains this assigned technology, for a period of five (5) years ending on November 30, 2007.  The amount of this license is recorded on the Company’s balance sheets as other current assets.

(12)

Subsequent Event- Acquisition by Smarte Solutions, Inc.

In July 2004, the Company entered into a purchase and sale agreement with Smarte Solutions, Inc. (“Smarte”) whereas Smarte will exchange shares of common stock of Smarte for 100% of the outstanding shares of common stock of the Company.  The sale is expected to be consummated in August 2004.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders’ of

Vincera Software, Inc.:

We have audited the accompanying balance sheets of Vincera Software, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vincera Software, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Helin, Donovan, Trubee & Wilkinson, LLP

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

July 27, 2004

Austin, Texas

VINCERA SOFTWARE, INC.
Balance Sheets
December 31, 2003 and 2002

	2003	2002
Current assets:
Cash and cash equivalents	$10,939	$852,893
Accounts receivable	99,190	—
Prepaid expenses and other current assets	28,265	66,855
Total current assets	138,394	919,748
Property and equipment:
Computer equipment	72,452	153,367
Software	107,745	106,663
Furniture and fixtures	1,256	50,239
Leasehold improvements	20,341	20,341
Total property and equipment	201,794	330,610
Less accumulated depreciation and amortization	(152,954)	(158,633)
Net property and equipment	48,840	171,977
	$187,234	$1,091,725
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$38,820	$50,038
Deferred revenue	60,292	7,333
Current portion of capital lease obligations	—	9,107
Total current liabilities	99,112	66,478
Capital lease obligations, less current portion	—	—
Total liabilities	99,112	66,478

Series A redeemable convertible preferred stock,
$.001 par value, 18,764,885 shares authorized, 0 and
18,159,798 issued and outstanding at December 31, 2003
And 2002, respectively; liquidation preference of $0 and
$7,072,000, respectively	—	7,572,412
Stockholders’ equity (deficit):
Common stock, $.001 par value, 60,000,000 shares
authorized, 56,284,695 and 6,493,468 issued and
Outstanding at December 31, 2003 and 2002, respectively	56,285	6,494
Additional paid-in capital	7,668,553	114,301
Accumulated deficit	(7,636,716)	(6,667,960)
Total stockholders’ equity (deficit)	88,122	(6,547,165)
	$187,234	$1,091,725

See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.
Statements of Operations
Years ended December 31, 2003 and 2002
	2003	2002
Revenues	$59,692	$159,251

Operating expenses:
Cost of revenue	189,640	343,305
Research and development	752,528	1,563,025
Sales and marketing	18,482	704,096
General and administrative	432,534	677,754
Total operating expenses	1,393,184	3,288,180

Loss from operations	(1,333,492)	(3,128,929)

Other income (expense)
Gain on extinguishment of debt	417,631	—
Loss on sale of fixed assets	(42,863)	—
Interest expense, net	(10,032)	35,520
Total other income, net	364,736	35,520

Net loss	$(968,756)	$(3,093,409)

Loss per share	$(0.143)	$(0.481)

Weighted average basic and fully diluted shares outstanding	6,770,086	6,425,577

See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.
Statements of Stockholders’ Deficit
Years ended December 31, 2003 and 2002

	Common stock		Additional paid-	Accumulated
	Shares	Amount	in capital	deficit	Total
Balances at December 31, 2001	6,183,781	$6,184	$107,563	$(2,974,551)	$(2,860,804)
Exercise of common stock options	309,687	310	6,738	—	7,048
Accretion of preferred stock dividends	—	—	—	(600,000)	(600,000)
Net loss	—	—	—	(3,093,409)	(3,093,409)
Balances at December 31, 2002	6,493,468	$6,494	$114,301	$(6,667,960)	$(6,547,165)

Conversion of preferred stock to common stock	18,159,978	18,160	7,554,252	—	7,572,412
New common stock issued	31,631,249	31,631	—	—	31,631
Net loss	—	—	—	(968,756)	(968,756)
Balances at December 31, 2003	56,284,695	$56,285	$7,668,553	$(7,636,716)	$88,122

See accompanying notes to financial statements.

VINCERA SOFTWARE, INC.
Statements of Cash Flows
Years ended December 31, 2003 and 2002
	2003	2002
Cash flows from operating activities:
Net loss	$(968,756)	$(3,093,409)
Adjustments to reconcile net loss to net cash used in
operating activities:
(Gain)/loss on sale of equipment	42,863	(3,147)
Gain on extinguishment of debt	(417,631)
Depreciation and amortization	75,091	109,533

Changes in operating assets and liabilities:
Accounts receivable	(99,190)	129,062
Prepaid expenses and other current assets	38,590	(20,280)
Accounts payable and accrued liabilities	(8,344)	(44,022)
Deferred revenue	52,959	(37,584)
Net cash used in operating activities	(1,284,418)	2,959,847)
Cash flows from investing activities:
Proceeds from sale of assets	6,265	6,878
Purchases of property and equipment	(1,082)	(54,396)
Net cash used in investing activities	5,183	(47,518)
Cash flows from financing activities:
Net proceeds from issuance of common stock	31,631	—
Net proceeds from promissory notes payable	414,757	—
Proceeds from exercise of stock options	—	7,048
Payments on capital lease obligations	(9,107)	(17,456)
Net cash provided by financing activities	437,281	(10,408)
Net increase in cash and cash equivalents	(841,954)	3,017,773)

Cash and cash equivalents at beginning of year	852,893	3,870,666
Cash and cash equivalents at end of year	$10,939	$852,893

Supplemental disclosure of noncash investing and financing activities:
Promissory notes payable and accrued interest forgiven	$417,631	$—
Conversion of preferred stock to common stock	$7,572,412	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$3,941

See accompanying notes to financial statements.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(1)

Incorporation and Nature of Business

Vincera Software, Inc. (“Vincera” or the “Company”) was founded as a Delaware corporation on November 24, 1999 as Elegiant.com, Inc.  The Company changed its name from Elegiant.com, Inc. to Elegiant, Inc. in May 2001. In November 2001, the Company changed its name from Elegiant, Inc. to Vincera Software, Inc.  The Company provides enterprise software solutions that enable companies to move towards the real-time enterprise.  Vincera’s solution provides a competitive advantage and ensures the bottom line by automating business processes and providing an actionable understanding of real-time and market events through business activity monitoring.  The Company also provides consulting, training and support relating to its products.  Based in Austin, Texas, the Company provides software and services to customers throughout the United States.

(2)

Summary of Significant Accounting Policies

(a)

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2003 and 2002, the Company’s cash equivalents principally consisted of money market funds.

(b)

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which are generally three years for computer and computer-related equipment and five years for non-computer equipment and furniture. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

The Company leases certain equipment under capital lease agreements. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under lease. Assets under capital lease are depreciated over their estimated useful lives, generally three years.

(c)

Research and Development Costs

Financial accounting standards provide for the capitalization of certain software development costs once technological feasibility has been established and the evaluation of the recoverability of any capitalized costs on a periodic basis. The Company’s software products have historically reached technological feasibility late in the development process, and development costs incurred after technological feasibility and prior to product release have been insignificant to date.  Accordingly, no development costs have been capitalized to date, and all research and product development expenditures have been expensed as incurred.

(d)    Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in the period that includes the enactment date.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(2)

Summary of Significant Accounting Policies (continued)

(e)

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(f)

Stock-Based Compensation

The Company applies the intrinsic value-based method for its fixed plan stock options. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company discloses the pro forma effects on operations as if the options were issued at fair value.

(g)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(h)

Revenue Recognition

Revenue from software licenses is generally recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectibility is probable. Service revenue includes training, consulting and maintenance. Training and consulting revenues are recognized as the services are performed. Maintenance revenue is recognized ratably over the term of the agreement and commences once implementation of the product has occurred. For arrangements where consulting services are determined to be essential to the functionality of the software, revenue from software licenses is recognized as the services are performed and the criteria above have been met.

The Company recognizes revenues from fixed-priced consulting projects using the percentage of completion method, which requires revenues to be recognized over the term of the contract based on the percentage of work completed.  Progress toward completion is determined based upon the consulting hours incurred as a percentage of total estimated hours to complete the engagement. Recoverable costs and accrued profits not yet billed on contracts in process are recorded as unbilled revenue and billings on uncompleted contracts in excess of incurred costs are recorded as deferred revenue. The cumulative impact of any revision in estimates of the percentage complete is reflected in the period in which the changes become known. Provisions for estimated losses on uncompleted contracts are made on a contract-by-contract basis and are recognized in the period in which management concludes that a loss is likely to be incurred.

(i)

Earnings per Share

Basic earnings per share are computed based upon the weighted-average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(3)

Liquidity and Capital Resources

The Company has experienced operating losses since inception as a result of efforts to market and develop its products. The Company expects that it will continue to incur net losses as it continues to expend significant resources, especially on research and development and sales and marketing activities. There can be no assurance that the Company will ever achieve or sustain profitability or positive cash flow from its operations.

To date, the Company has funded its activities primarily through private equity offerings, including sales of preferred stock; however, there can be no assurance that such financing will be available in the future or that positive operating cash flows will ever be achieved.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(4)

Leases

The Company subleases office space under an operating lease whose initial term expired January 2004.  The lease continues in effect on a monthly basis at a rate of $1,590, not to exceed January 31, 2005. The lease may be terminated by either party upon sixty days written notice. Total rent expense for all operating leases approximated $37,000 and $166,000 for the years ended December 31, 2003 and 2002, respectively.

The Company acquired computer and network equipment under three capital leases that expired at various dates during 2003.

(5)

Notes Payable

The Company obtained an aggregate of $414,757 from outside investors on promissory notes that carried an interest rate of 9% per year and were due July 2004.  On December 29, 2003, the preferred note holders forgave the principal and unpaid interest on these notes resulting in a gain on extinguishment of debt of $417,631.

(6)

Income Taxes

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at December 31, 2003 and 2002 are as follows:

	2003	2002

Deferred tax assets (liabilities)

Net operating loss carryforwards	$2,360,000	1,900,000
Research credits	146,000	146,000
Differences in book and tax depreciation	-	(4,000)
Other, net	-	1,000

Total deferred tax assets	2,506,000	2,043,000
Less: valuation allowance	(2,506,000)	(2,043,000)

Net deferred tax assets	$—	—

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(6)

Income Taxes (continued)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards, in future tax returns, the Company has provided a 100% valuation allowance on its deferred tax assets.  The valuation allowance increased by approximately $463,000 and $1,126,000 during the years ended December 31, 2003 and 2002, respectively.

At December 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of approximately $6.9 million and research credits of approximately $146,000.  The net operating loss carryforward will begin to expire in 2020, if not utilized.   The Internal Revenue Code Section 382 limits net operating loss and tax credit carryforwards when an ownership change of more than fifty percent of the value of the stock in a loss corporation occurs within a three-year period.  Accordingly, the ability to utilize remaining net operating loss and tax credit carryforwards may be significantly restricted.

(7)

Common Stock

As required by the Company’s 2000 Stock Plan, the Company shall at all times reserve and keep available such number of shares of common stock as shall be sufficient to satisfy the requirements of the Plan.  The common stock is not redeemable, and the holder of each share of common stock shall have the right to one vote.

(8)

Redeemable Convertible Preferred Stock

As of December 31, 2002 the Company had issued 18,159,978 shares of Series A (“Series A”) redeemable convertible preferred stock. Certain officers and directors are affiliated with entities that have purchased shares of Series A preferred stock.

Conversion

On December 29, 2003, the Company and its investors entered into a cancellation of indebtedness, conversion of outstanding preferred stock, and right of first refusal agreement which resulted in the conversion of the Series A redeemable convertible preferred stock into common stock at a 1 to 1 ratio, the cancellation of related warrants, the cancellation of indebtedness, and the issuance of 31,631,249 new shares of common stock for $0.001 per share.

Dividend Rights

The holders of Series A were entitled to receive cumulative dividends prior and in preference to the payment of any dividends on the common stock at an annual rate of $.0333 per share of Series A. Such dividends on each share of Series A were to accrue and be cumulative until paid, whether or not earned or declared, and whether or not there are profits, surplus or other funds legally available for the payment of dividends. No dividends had been declared by the Board as of December 31, 2002; however, due to their cumulative nature, as of December 31, 2002, the Company had accreted $950,000 of such dividends.  No dividends were accreted in 2003 as a result of the conversion.

(9)

Stock Options and Warrants

Stock Options Issued to Employees

The Company has adopted a stock option plan (the “2000 Plan”) under which a maximum of 7,084,521 shares of common stock have been reserved for grant to employees, consultants and members of the board of directors. Under the 2000 Plan, the option price of incentive stock options may not be less than the fair value of the stock at the time the options are granted. The 2000 Plan stock options can be granted for no more than ten years and no option shall be exercisable after the expiration of ten years from the date such option is granted. The stock options granted under the 2000 Plan generally are exercisable immediately but subsequent

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(9)

Stock Options and Warrants (Continued)

to exercise the stock is restricted subject to repurchase over the vesting period. The vesting period is typically 25% after a period of one year of employment with the Company and the remainder is vested ratably each month for 48 months or ratably each month for 48 months from the start of the vesting period.

The weighted-average fair value of stock options granted to employees during 2003 and 2002 was $0.01, on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0%, risk-free weighted average interest rate of 6%, volatility 0%, and an expected life of 5 years.

The Company applies APB No. 25 in accounting for its stock options issued to employees and, accordingly, no compensation cost has been recognized in the financial statements as the exercise prices of the options granted were deemed to equal the fair value of the underlying common stock at the date of grant.

Information with respect to stock options outstanding and stock options exercisable is as follows:

	Shares	Weighted average exercise price

Outstanding at December 31, 2001	3,570,000	$.04
Granted	4,217,500.04
Terminated	(3,233,313)	.04
Exercised	(309,687)	.03

Outstanding at December 31, 2002	4,244,500.04

Terminated	(4,127,500)	.04
Outstanding at December 31, 2003	117,500	$.04

Exercisable at end of year	117,500	$.04

The following table summarizes information about options outstanding at December 31, 2003:

Exercise price	Shares outstanding	Weighted average remaining contractual life	Options exercisable

$.04	117,500	8.00	117,500

Stock Purchase Warrants

In connection with certain convertible promissory notes subsequently converted into Series A, the Company issued warrants to purchase 594,907 shares of Series A, at an exercise price of $.37 per share. At December 31, 2002 warrants were outstanding to purchase 554,907 shares of Series A, have an expiration date of June 1, 2006, are and are exercisable immediately.  As part of the Company’s reorganization and conversion of preferred stock to common stock, the warrants were cancelled in 2003.

Vincera Software, Inc.

Notes to the Financial Statements

December 31, 2003 and 2002

(10)

Employee Benefits

The Company sponsors an employee savings and retirement plan intended to qualify under section 401(k) of the Internal Revenue Code. All eligible employees may contribute up to 20% of compensation, subject to annual limitations, which are fully vested at all times. The Company retains the option of matching the employees’ contribution with a discretionary employer contribution. To date, no employer contributions have been made.

(11)

Royalties Agreement

The Company entered into a Software Assignment Agreement, effective November 25, 2002, with a Corporation (the Assignor) to acquire the rights to a software platform and online tools used to enable the creation of full featured content and application portals.  This software will be incorporated into the Company’s own software applications to enhance its features.  As a part of this agreement, the Company paid the Assignor $8,333 in 2002, which is included in prepaid expenses and other current assets in the accompanying balance sheet.  The Company paid the Assignor an additional $16,667, in 2003, upon completion of internal testing and integration and filing a patent application.  Also as part of this agreement, the Company has agreed to pay the Assignor a Royalty (to be paid on a quarterly basis) of two percent (2%) of all License Revenue, that contains this assigned technology, for a period of five (5) years ending on November 30, 2007.  The amount of this license is recorded on the Company’s balance sheets as other current assets.

(12)

Subsequent Event- Acquisition by Smarte Solutions, Inc.

In July 2004, the Company entered into a purchase and sale agreement with Smarte Solutions, Inc. (“Smarte”) whereas Smarte will exchange shares of common stock of Smarte for substantially all of the outstanding shares of common stock of the Company.  The sale is expected to be consummated in August 2004.

PROSPECTUS ___________, 2004 Fifth Street Capital, LLC

PART II

INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under Delaware law.

Insofar as indemnification may be available for liabilities arising under the U.S. Securities Act of 1933, Vincera has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

We intend to purchase insurance on behalf of our respective directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as our directors or officers, or that may arise out of their status as our directors or officers, including liabilities under the federal and state securities laws.

Our employment agreements with each of Messrs. Malmstedt, Vishwanath, and Agrawal provide that during the term of his employment and so long as each of them has not breached any of his contractual obligations relating to non-competition, non-solicitation, nondisclosure of proprietary information and non-disparagement, we will indemnify him to the fullest extent permitted by the laws of the State of Delaware, and will advance to him reasonable attorneys’ fees and expenses as such fees and expenses are incurred (subject to an undertaking from the officer to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that he was not entitled to the reimbursement of such fees and expenses). During the term of employment of Messrs. Malmstedt, Vishwanath and Agrawal, he will be entitled to the protection of any insurance policies we and our affiliates that employ him shall elect to maintain generally for the benefit of our directors and officers, which we refer to as “Directors and Officers Insurance,” against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee or his serving or having served any other enterprise as a director, officer or employee at our request (other than any dispute, claim or controversy arising under or relating to his employment agreement).

Item 25. Other Expenses of Issuance and Distribution

The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

SEC Filing Fee	1,329
Printing Expenses	1,500
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	40,000
Blue Sky Fees and Expenses	10,000
Placement Agent Counsel Fees	25,000
Placement Agent Expenses	10,000
Total	$ 162,829

Item 26. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities in the transactions described below. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering, and Rule 701 of the Securities Act relating to a compensatory benefit plan. The sales were made without the use of an underwriter and the certificates representing the securities sold contain a restrictive legend that prohibits transfer without registration or an applicable exemption.

Sales of Common Stock

Date	Number of Common Shares	Offering Price
November 2001 (1)	500,000	$0.05
December 2002 (2)	50,000	$0.05
June 2003 (3)	117,500	$0.05
July 2003 (4)	137,500	$0.05
August 2003 (5)	95,000	$0.05
September 2003 (6)	30,000	$0.05
October 2003 (7)	40,000	$0.05
November 2003 (8)	530,000	$0.05
December 2003 (9)	75,000	$0.05
February 2004 (10)	200	$0.05
May 2004 (11)	35,000	$0.05
June 2004 (12)	50,000	$0.05
July 2004 (13)	304,800	$0.05
August 2004 (14)	786,042	$0.00133-$0.05
September 2004 (15)	448,125	$0.05

(1)

In November 2001, we issued 500,000 shares in exchange for $25,000 in outstanding Promissory Notes at $0.05 per share to one party

(2)

In December 2002, we issued 50,000 shares of our common stock to one party for an aggregate purchase price of $2,500 upon the exercise of incentive stock options at an exercise price of $0.05 per share

(3)

In June 2003, we issued 117,500 shares of our common stock to two parties for an aggregate purchase price of $5,875 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(4)

In July 2003, we issued 137,500 shares of our common stock to two parties for an aggregate purchase price of $6,875 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(5)

In August 2003, we issued 95,000 shares of our common stock to two parties for an aggregate purchase price of $4,750 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(6)

In September 2003, we issued 30,00 shares of our common stock to two parties for an aggregate purchase price of $1,500 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(7)

In October 2003, we issued 40,000 shares of our common stock to one party for an aggregate purchase price of $2,000 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(8)

In November 2003, we issued 530,000 shares of our common stock to three parties for an aggregate purchase price of $20,250 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share and to one party for an aggregate purchase price of $6,250 in promissory notes upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(9)

In December 2003, we issued 75,000 shares of our common stock to one party for an aggregate purchase price of $3,750 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(10) In February 2004, we issued 200 shares of our common stock to one party for an aggregate purchase price of $10 upon the exercise of incentive stock options at an exercise price of $0.05 per share

(11)

In May 2004, we issued 35,000 shares of our common stock to one party for an aggregate purchase price of $1,750 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(12)

In June 2004, we issued 50,000 shares of our common stock to one party for an aggregate purchase price of $2,500 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(13)

In July 2004, we issued 304,800 shares of our common stock to two parties for an aggregate purchase price of $13,600 upon the exercise of incentive stock options at an exercise price of $0.05 per share and to one party for an aggregate purchase price of $1,650 upon the exercise of non-statutory stock options at an exercise price of $0.05 per share

(14) In August 2004, we issued 36,042 shares of our common stock to two parties for an aggregate purchase price of $1,802 upon the exercise of incentive stock options at an exercise price of $0.05 per share, 750,000 shares of our common stock to one party for an aggregate purchase price of $997.50 upon the exercise of non-statutory stock options at an exercise price of $0.00133 per share

(15)

In September 2004, we issued 448,125 shares of our common stock to three parties for an aggregate purchase price of $10,375 upon the exercise of incentive stock options at an exercise price of $0.05 per share and to four parties for an aggregate purchase price of $12,000 via promissory note payment deduction upon the exercise of incentive stock options at an exercise price of $0.05 per share

Issuance of Common Shares for Acquisition of Old Vincera

In August of 2004, we issued 16,681,122 shares of our common stock to 32 parties in connection with our acquisition of Old Vincera.  These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering.

Sales of Preferred Stock

From February 2003 to September 2003, we sold approximately 9,923,062 shares of our Series A Convertible Preferred Stock (convertible into 9,923,062 shares of our common stock) to approximately 110 (approximately 78 separate) accredited investors. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering, and Rule 506 of the Securities Act relating to sales to accredited investors.

Date	Number of Preferred Shares	Offering Price
February 2003 (1)	7,354,562	$0.50
March 2003(2)	172,150	$0.50
April 2003 (3)	444,850	$0.50
May 2003 (4)	1,050,000	$0.50
July 2003 (5)	170,000	$0.50
August 2003 (6)	210,000	$0.50
September 2003 (7)	521,500	$0.50

(1)

Conversion of sixty-six Promissory Notes plus interest issued to approximately 66 accredited investors in the amount of $3,677,265.50 September 2000 through January 2003

(2)

Investment by approximately 3 accredited investors  in the amount of $86,075

(3)

Investment by approximately 8 accredited investors in the amount of $222,425

(4)

Investment by approximately 22 accredited investors in the amount of $525,000

(5)

Investment by approximately 2 accredited investors in the amount of $85,000

(6)

Investment by approximately 3 accredited investors in the amount of $105,000

(7)

Investment by approximately 6 accredited investors in the amount of $260,750

Sales of Convertible Promissory Notes

From December 2003 to September 2004, we sold $907,845.29 in Convertible Promissory Notes (convertible into 2,634,983 shares of our common stock) to approximately 28 (approximately 21 separate) accredited investors. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering and Rule 506 of the Securities Act relating to sales to accredited investors.

Date	Amount of Convertible Note
December 2003 (1)	$25,000.00
January 2004 (2)	$55,000.00
February 2004 (3)	$165,000.00
March 2004 (4)	$130,000.00
April 2004 (5)	$145,000.00
May 2004 (6)	$65,000.00
June 2004 (7)	$267,216.14
July 2004 (8)	$50,000.00
September 2004 (9)	$5,629.15

(1)

Investment by one accredited investor

(2)

Investment by approximately two accredited investors

(3)

Investment by approximately five accredited investors

(4)

Investment by approximately five accredited investors

(5)

Investment by approximately six accredited investors

(6)

Investment by approximately two accredited investor

(7)

Investment by approximately six accredited investors

(8)

Investment by one accredited investor

(9)

Investment by one accredited investor

Sales of Subordinated Promissory Notes

From June 2004 to August 2004, we sold approximately $2,429,850.14 in Subordinated Promissory Notes to approximately 44 accredited investors. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering and Rule 506 of the Securities Act relating to sales to accredited investors. Fifth Street Capital, LLC, served as our placement agent and received compensation in the amount of $49,000 in cash and 68,036 warrants to purchase shares of our common stock at an exercise price of $0.50 per share for a period of 12 months.

Date	Amount of Bridge Loan
June 2004 (1)	$352,000.00
July 2004 (2)	$1,525,000.00
August 2004 (3)	$552,850.14

(1)

Investment by approximately six accredited investors

(2)

Investment by approximately twenty three accredited investors

(3)

Investment by approximately fifteen accredited investors

Item 27. Exhibits

Exhibit No.	Description
1.1*	Form of Placement Agent Agreement between Fifth Street Capital, LLC and the Registrant
1.2*	Form of Selling Agreement between Fifth Street Capital, LLC and the Registrant
1.3*	Form of Escrow Agreement between Compass Bank and the Registrant
3.1	Amended and Restated Certificate of Incorporation of Registrant
3.2	Amendment No. 1 to Amended and Restated Certificate of Incorporation of Registrant
3.3	Amendment No. 2 to Amended and Restated Certificate of Incorporation of Registrant
3.4	Form of Amendment No. 3 to Amended and Restated Certificate of Incorporation of Registrant
3.5	Bylaws of Registrant
4.1	Specimen certificate for shares of Common Stock
4.2	Specimen certificate for shares of Series A Preferred Stock
4.3	Form of Convertible Promissory Note issued by Registrant
4.4	Form of Amendment No. 1 to Convertible Promissory Notes dated as of October 14, 2004
4.5	Form of Stock Purchase Warrant issued by Registrant to holders of Subordinated Notes
4.6	Form of Bridge Loan Agreement issued by Registrant to holders of Subordinated Notes
4.7	Form of Subordinated Note Purchase Agreement issued by Registrant
4.8	Form of First Amendment to Subordinated Promissory Note and Stock Purchase Warrant
4.9	Form of Preferred Warrants issued by Registrant to some of its Series A Preferred Stock holders
4.10	Form of Waiver and Consent Agreement dated as of August 2, 2002 by and between Registrant and certain purchasers of it Series A Preferred Stock
4.11	Amended and Restated Non-Negotiable Promissory Note dated as of August 23, 2004 by and between Registrant and David Malmstedt
4.12	Amended and Restated Non-Negotiable Promissory Note dated as of August 23, 2004 by and between Registrant and Puru Agrawal
4.13	Amended and Restated Non-Negotiable Promissory Note dated as of August 23, 2004 by and between Registrant and Wes Gere
4.14	Amended and Restated Non-Negotiable Promissory Note dated as of August 23, 2004 by and between Registrant and Trieu Pham
5.1*	Opinion of David Allen Wood, P.C., regarding legality of shares sold
10.1	Asset Purchase Agreement among Registrant, Ron Federico and Brian Mantz dated December 31, 1999
10.2	Non-Qualified Stock Option Agreement dated December 31, 1999 by and between Registrant and Brian Mantz
10.3	Non-Qualified Stock Option Agreement dated April 4, 2000 by and between Registrant and Robert Adrian
10.4	Lease Agreement dated July 1, 2000 by and between Registrant and Monterey & Great Pacific Corporation
10.5	Amendment to Lease Agreement dated July 1, 2000 by and between Registrant and Monterey & Great Pacific Corporation
10.6	Form of Subscription Agreement by and among Registrant and certain purchasers of Registrant’s common stock
10.7	Form of Shareholders’ Agreement by and among Registrant and certain of its common stockholders
10.8	Employment Agreement dated March 1, 2002 by and between Registrant and Mark Eshelman
10.9	Letter Agreement dated March 1, 2002 by and between Registrant and Mark Eshelman
10.10	First Amendment to Employment Agreement dated October 2, 2002 by and between Registrant and Mark Eshelman
10.11	Non-Qualified Stock Option Agreement dated June 1, 1999 by and between Registrant and Mark Eshelman

Exhibit No.	Description
10.12	Stock Option Repurchase Agreement dated July 7, 2001 by and between Registrant and Mark Eshelman
10.13	Amendment No. 1 to Non-Qualified Stock Option Agreement dated November 19, 2002 by and between Registrant and Mark Eshelman
10.14	Stock Repurchase Agreement dated July 7, 2001 by and between Registrant and Sanjay Lall
10.15	Stock Repurchase Agreement dated July 7, 2001 by and between Registrant and Bala Vishwanath
10.16	Employment Agreement dated March 1, 2002 by and between Registrant and Bala Vishwanath
10.17	Letter Agreement dated March 1, 2002 by and between Registrant and Bala Vishwanath
10.18	First Amendment to Employment Agreement dated July 1, 2002 by and between Registrant and Bala Vishwanath
10.19	Non-Qualified Stock Option Agreement dated March 11, 1999 by and between Registrant and Bala Vishwanath
10.20	Amendment No. 1 to Non-Qualified Stock Option Agreement dated November 19, 2002 by and between Registrant and Bala Vishwanath
10.21	Employment Agreement dated as of August 23, 2004 by and between Registrant and David Malmstedt
10.22	Employment Agreement dated as of August 23, 2004 by and between Registrant and Puru Agrawal
10.23	Form of Indemnification Agreement
10.24	Stock for Stock Exchange Agreement dated as of August 23, 2004, by and among Registrant and Vincera Software, Inc.
10.25	Vincera, Inc. 2002 Stock Incentive Plan
10.26	Reverse Vesting Stock Option Agreement Pursuant to 2002 Stock Incentive Plan
10.27	Stock Option Exercise Agreement Pursuant to 2002 Stock Incentive Plan
10.28	Co-Sale and First Refusal Agreement dated as of February 21, 2003 by and among the Registrant and Series A stockholders
10.29	Investors’ Rights Agreement dated as of February 21, 2003 by and among the Registrant and Series A stockholders
10.30	Series A Preferred Stock Purchase Agreement dated as of February 21, 2003 by and among the Registrant and Series A Preferred stockholders
10.31	Voting Agreement dated as of February 21, 2003 by and among the Registrant and Series A stockholders
10.32	Bridge Financing Agreement dated March 31, 2004 by and between Registrant and Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC)
10.33	Engagement Agreement dated April 1, 2004 by and between Registrant and Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC)
10.34	Marketing Agreement dated April 1, 2004 by and between Registrant and Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC)
10.35

Letter Agreement dated August 11, 2004 by and between Registrant and Fifth Street Capital, LLC regarding Amendments to Engagement Agreement dated April 1, 2004, Engagement Letter for Bridge Financing dated March 30, 2004, and Marketing Agent Agreement dated April 1, 2004, all by and between Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC) and Registrant

10.36

Letter Agreement dated November 10, 2004 by and between Registrant and Fifth Street Capital, LLC regarding Amendments to Engagement Agreement dated April 1, 2004, and Marketing Agent Agreement dated April 1, 2004, all by and between Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC) and Registrant

10.37	Expense Agreement dated August 24, 2004 by and between Registrant and Fifth Street Capital, LLC (f/k/a Gray Capital Partners, LLC)
10.38	Form of Security Agreement by and between Registrant and holders of Registrant’s subordinated promissory notes
10.39**	Development, License and Equipment Purchase Agreement dated December 17, 2002 by and between Registrant and Microsoft Corporation

Exhibit No.	Description
10.40	Amendment No. 1 to Development, License and Equipment Purchase Agreement dated November 6, 2003 by and between Registrant and Microsoft Corporation
10.41**	Independent Contractor Agreement dated August 11, 2003 by and between Registrant and Microsoft Corporation
10.42**	Software License Agreement dated August 21, 2002 by and between Registrant and Bit-Arts Limited
10.43**	Addendum to Software License Agreement by and between Registrant and Bit-Arts Limited
10.44	Stock Purchase Agreement dated November 28, 2001 by and between Registrant and Mark Eshelman
21.1	Subsidiaries of the Registrant
23.1	Consent of the Independent Auditors
23.2*	Consent of David Allen Wood, P.C. (contained in Exhibit 5.1)
24.1***	Power of Attorney

* To be filed by amendment
** Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission

*** Filed on page II-8 of this Registration Statement

Item 28. Undertakings

The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas, on November 22, 2004.

VINCERA, INC. By: /s/ David R. Malmstedt David R. Malmstedt, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Malmstedt and Bala Vishwanath, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ David R. Malmstedt	Chief Executive Officer, President and	November 22, 2004
David R. Malmstedt	Director (Principal Executive, Financial and Accounting Officer)

/s/ Bala Vishwanath Bala Vishwanath	Chairman of the Board and Chief Strategy Officer	November 22, 2004

/s/ Ken Murphy Ken Murphy	Director	November 22, 2004